Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

DATED AS OF AUGUST 3, 2017

BY AND AMONG

J. ALEXANDER’S HOLDINGS, INC.,

J. ALEXANDER’S HOLDINGS, LLC,

NITRO MERGER SUB, INC.,

FIDELITY NATIONAL FINANCIAL VENTURES, LLC,

FIDELITY NEWPORT HOLDINGS, LLC

AND

99 RESTAURANTS, LLC

i

ii

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is made by and among J. ALEXANDER’S HOLDINGS, INC., a Tennessee corporation (“Parent”), J. ALEXANDER’S HOLDINGS, LLC, a Delaware limited liability company and a direct, majority-owned Subsidiary of Parent (the “Purchaser”), NITRO MERGER SUB, INC., a Tennessee corporation and a direct, wholly-owned Subsidiary of Purchaser (“Merger Sub”), FIDELITY NATIONAL FINANCIAL VENTURES, LLC, a Delaware limited liability company (“FNFV”), FIDELITY NEWPORT HOLDINGS, LLC, a Delaware limited liability company (“FNH”, and, together with FNFV, the “Sellers” and each, individually, a “Seller”) and 99 RESTAURANTS, LLC, a Delaware limited liability company (the “Company”), as of August 3, 2017 (this “Agreement”). Certain capitalized terms are defined in Section 11.12.

RECITALS

WHEREAS, following the execution and delivery of this Agreement, and prior to the consummation of the Merger, FNH shall, and shall cause its Subsidiaries to, effect the Reorganization and FNFV shall effect the Contribution;

WHEREAS, concurrently with the Reorganization and the Contribution, FNH shall cause, and the Company shall effectuate, the Company Debt Assumption;

WHEREAS, each of the boards of directors of Parent and Merger Sub, and the managing member of Purchaser, have (i) declared it advisable to enter into this Agreement and transactions contemplated by this Agreement, including the Merger (the “Transactions”) and (ii) subject to receipt of the Parent Shareholder Approvals, approved this Agreement, the execution, delivery and performance of this Agreement by Parent, Purchaser and Merger Sub, as applicable, and the consummation of the Transactions;

WHEREAS, the board of directors of Parent has (i) directed that this Agreement and the Transactions be submitted for consideration and approval of and adoption by the Parent Shareholders and (ii) resolved to recommend the adoption of the Transactions and this Agreement by the Parent Shareholders;

WHEREAS, the sole member of the Company as of the date hereof has (i) declared it advisable to enter into this Agreement and (ii) approved this Agreement, the execution, delivery and performance of this Agreement by the Company, and the consummation of the Transactions;

WHEREAS, for U.S. federal and applicable state and local income tax purposes, the sale and contribution of the Company Membership Interests to Purchaser contemplated under this Agreement will be consistently treated by the parties as a contribution of such Company Membership Interests to Purchaser in exchange for the Purchaser Units under Section 721 of the Code;

WHEREAS, the Purchaser Entities, the Company and the Sellers desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Transactions and to prescribe certain conditions to the Transactions; and

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE PRE-CLOSING TRANSACTIONS; THE MERGER; CERTAIN RELATED MATTERS

Section 1.1 The Pre-Closing Transactions. Immediately prior to the Closing, (a) FNH shall cause its Subsidiaries to distribute the Company Membership Interest as of the date hereof to each such Subsidiary’s sole member, as a result of which the Company shall become a direct, wholly-owned Subsidiary of FNH (the “Reorganization”), (b) immediately following the Reorganization, FNFV shall contribute to the Company $40,000,000.00 in exchange for membership interest in the Company and FNFV shall be admitted as a member of the Company, in accordance with the terms of the Company LLC Agreement (the “Contribution”) and (c) FNH shall, and shall cause its Subsidiaries to, assign to the Company, and the Company shall assume, $60,000,000.00 in principal amount outstanding under the Seller Credit Agreement (the “Company Debt Assumption” and, together with the Reorganization and the Contribution, the “Pre-Closing Transactions”).

Section 1.2 The Merger. Following the completion of the Pre-Closing Transactions, and upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Tennessee Business Corporation Act (the “TBCA”) and the Delaware Limited Liability Company Act (the “DLLCA”), at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving company (the “Surviving Company”) and a direct, wholly-owned Subsidiary of Purchaser.

Section 1.3 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., local time, on (a) a date to be specified by Purchaser and the Company, such date to be no later than the second Business Day after the satisfaction or waiver of all of the conditions set forth in Article VIII capable of satisfaction prior to the Closing (provided that all of the other conditions set forth in Article VIII will be satisfied at the Closing), at the offices of Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201 or (b) such other date, time and/or place as is agreed to in writing by Purchaser and the Company. The date upon which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 1.4 Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the Closing on the Closing Date, the parties shall cause the Merger to be consummated by filing articles of merger relating to the Merger (the “Articles of Merger”) with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware, in such form as required by, and executed and acknowledged in accordance with, the applicable provisions of the TBCA and the DLLCA, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the TBCA, the DLLCA, or by the Secretary of State of the State of Tennessee or the Secretary of State of the State of Delaware in connection with the Merger. The Merger shall become effective at the time that the Articles of Merger have been duly filed with the Secretary of State of the State of Tennessee, or at such later time as Parent and the Company shall agree and specify in the Articles of Merger (the time at which the Merger becomes effective is referred to herein as the “Effective Time”).

Section 1.5 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Articles of Merger and the applicable provisions of the TBCA and the DLLCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company, all as provided under the TBCA, the DLLCA and other applicable Law.

Section 1.6 Articles of Organization and Operating Agreement. The certificate of formation of the Company in effect immediately prior to the Effective Time will be the certificate of formation of the Surviving Company, until duly amended in accordance with applicable law. The limited liability company agreement of the Company in effect immediately prior to the Effective Time will be the limited liability company agreement of the Surviving Company, until duly amended in accordance with applicable law.

Section 1.7 Managers and Officers. The parties hereto shall take all actions necessary so that, from and after the Effective Time, the managers and officers of the Surviving Company immediately after the Effective Time shall be as designated by the Purchaser, to serve, in both cases, until their successors shall have been elected or appointed and qualified or until otherwise provided by law and the certificate of formation and limited liability company agreement of the Surviving Company.

Section 1.8 Closing Deliveries. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a) The Company or the Sellers, as applicable, shall deliver, or cause to be delivered, to the Purchaser Entities:

(i) the Articles of Merger, executed by the Company;

(ii) a subscription agreement in substantially the form attached hereto as Exhibit A (the “Subscription Agreement”), executed by each Seller;

(iii) a signature page to the Restated Purchaser LLC Agreement, executed by each Seller;

(iv) the Transition Services Agreement, executed by FNH;

(v) a registration rights agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”), executed by each Seller;

(vi) a duly executed non-foreign affidavit dated as of the Closing Date from each Seller in form and substance required under Treasury Regulations issued pursuant to Section 1445 of the Code, certifying that such Seller is not a “foreign person” as defined in Section 1445 of the Code;

(vii) (A) the articles of organization (or similar Governing Document) of the Company and each of its Subsidiaries, each certified by the Secretary of State (or similar authority) of the applicable jurisdiction of organization of each such entity as of a date within ten (10) Business Days prior to the Closing Date, and (B) a certificate of good standing (or similar certification) for the Company and each of its Subsidiaries, from the applicable jurisdiction of organization of each such entity, each dated within ten (10) Business Days prior to the Closing Date;

(viii) consents with respect to the Company Contracts listed on Section 1.8(a)(viii) of the Company Disclosure Schedule attached hereto;

(ix) resignations effective as of the Effective Time of those officers, managers and members of the board of managers and/or board of directors, if and as applicable, of the Company and its Subsidiaries as designated by the Purchaser prior to the Closing, executed by such individuals;

(x) an assignment agreement executed by Wells Fargo Bank, National Association, FNH and other parties named therein, and the Company providing for the Company Debt Assumption and, upon repayment of such amount by the Company or its successor, the termination of all security interests under the Seller Credit Agreement with respect to the assets of the Company and its Subsidiaries (including the authorization of the filing of all necessary UCC-1 termination statements and other necessary documentation in connection with the termination of such security interests) and any other obligations of the Company or its Subsidiaries with respect to the Seller Credit Agreement;

(xi) a funds flow statement in form reasonably acceptable to the Purchaser Entities and the Company (the “Funds Flow Statement”), executed by the Company; and

(xii) such other documents and instruments as may be reasonably requested by the Purchaser Entities.

(b) The Purchaser Entities shall deliver, or caused to be delivered, to the Company or the Sellers, as applicable:

(i) the Articles of Merger, executed by Merger Sub;

(ii) the Subscription Agreements, executed by Parent and Purchaser, as applicable;

(iii) a signature page to the Restated Purchaser LLC Agreement, executed by Purchaser, Parent, and each other member of Purchaser;

(iv) the Transition Services Agreement, executed by Purchaser;

(v) the Registration Rights Agreement, executed by Purchaser and Parent;

(vi) (A) the certificate of formation of Purchaser and the charter of Merger Sub, each certified by the Secretary of State (or similar authority) of the applicable jurisdiction of organization of each such Purchaser Entity as of a date within ten (10) Business Days of the Closing Date, and (B) certificates of good standing (or similar certification) of each Purchaser Entity from the jurisdiction of organization of each such Purchaser Entity, each dated within ten (10) Business Days prior to the Closing Date;

(vii) the Funds Flow Statement, executed by the Purchaser Entities;

(viii) a duly executed non-foreign affidavit dated as of the Closing Date from Purchaser and each member of Purchaser in form and substance required under Treasury Regulations issued pursuant to Section 1445 of the Code, certifying that Purchaser and each such member is not a “foreign person” as defined in Section 1445 of the Code; and

(ix) such other documents and instruments as may be reasonably requested by the Company.

Section 1.9 Conversion of Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Purchaser Entity or the Sellers, each such share of capital stock, and any issued and outstanding shares of Merger Sub representing such capital stock, immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable unit of membership interest of the Surviving Company.

Section 1.10 Conversion of Company Membership Interest.

(a) Cancellation of Company Membership Interest. As of the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser Entities or the Sellers, all Company Membership Interest issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist, and shall be automatically converted into and thereafter represent solely the right to receive the Merger Consideration, and any certificates for such Company Membership Interest shall be canceled and no units or other equity interest of the Surviving Company shall be exchanged therefor.

(b) Aggregate Merger Consideration. Prior to adjustment pursuant to Section 1.11, the aggregate merger consideration payable for the Company Membership Interest (the “Merger Consideration”) shall be 16,272,727 units of Class B limited liability company interest in Purchaser pursuant to the Restated Purchaser LLC Agreement (the “Purchaser Units”). The Merger Consideration will be payable to the Sellers in the manner provided in Section 1.10(c) below.

(c) Payment of Merger Consideration. At the Closing, Purchaser shall issue to the Sellers, in accordance with the Funds Flow Statement, the Purchaser Units issuable pursuant to the terms set forth herein by delivering to the Sellers the Restated Purchaser LLC Agreement with an updated Schedule I reflecting each Seller’s ownership of such Purchaser Units.

(d) Issuance of Parent Class B Common Stock. In connection with the payment of the Merger Consideration, and pursuant to the terms of the Restated Purchaser LLC Agreement, at the Closing, as reflected in the Funds Flow Statement, Parent shall issue to each Seller one share of Parent Class B Common Stock for each Purchaser Unit issued to such Seller.

(e) Certain Adjustments. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the outstanding shares of Pre-Closing Parent Common Stock, units of membership interest of Purchaser or Company Membership Interest shall have been changed into a different number of shares, units or a different class of equity by reason of any reclassification, share or unit split (including a reverse stock or unit split), recapitalization, split-up, combination, exchange of shares or units, readjustment or other similar transaction, or an equity dividend or equity distribution thereon shall be declared with a record date within that period, other than as expressly contemplated by this Agreement, then the applicable Merger Consideration and/or the applicable Purchaser Unit Price shall be equitably adjusted to provide the Sellers the same economic effect as contemplated by this Agreement prior to that event (but no change will be made because of the vesting of any Old LLC Units or New LLC Units of Purchaser or exchange of such units for Parent Common Stock). For the avoidance of doubt, nothing in this Section 1.10(e) shall be deemed to modify the Purchaser Entities’ obligations under Section 5.2.

Section 1.11 Adjustment to Merger Consideration.

(a) Closing Date Net Working Capital Calculation.

(i) Within ninety (90) days following the Closing Date, Purchaser shall prepare and deliver to the Sellers a written statement (the “Closing Statement”) setting forth (A) a combined balance sheet of the Company and its Subsidiaries as of the Closing (the “Closing Date Balance Sheet”), and (B) a calculation of the Net Working Capital Amount as of 11:59 p.m. on the day immediately prior to the Closing Date (the “Closing Date Net Working Capital Amount”). The Closing Date Balance Sheet shall be prepared in accordance with GAAP and in a manner consistent with the calculation of the Reference Net Working Capital Amount as set forth on Annex A. The Sellers and their accountants shall be entitled to review the Closing Statement, and any working papers, trial balances and similar materials relating to the Closing Statement and the calculation of the Closing Date Net Working Capital Amount prepared by Purchaser or its accountants. Purchaser shall also provide the Sellers and their accountants with reasonable access, during normal business hours, to Purchaser’s relevant employees and outside accountants, properties, books and records to the extent involved with or related to the preparation of the Closing Statement.

(ii) If, within thirty (30) days following delivery of the Closing Statement, the Sellers have not given Purchaser written notice of their objection to the Closing Date Net Working Capital Amount (which notice shall state in reasonable detail the basis of the Sellers’ objection), then Purchaser’s calculation of the Closing Date Net Working Capital Amount shall be binding and conclusive on the parties for all purposes hereunder.

(iii) If the Sellers give Purchaser such notice of objection within the thirty (30)-day period, and if the Sellers and Purchaser fail to resolve the issues outstanding with respect to Purchaser’s calculation of the Closing Date Net Working Capital Amount within thirty (30) days of Purchaser’s receipt of an objection notice, the Sellers and Purchaser shall submit the issues remaining in dispute to a nationally recognized certified public accounting firm mutually selected by the Sellers and Purchaser (the “Independent Accountant”), for resolution in accordance with the terms of this Agreement. The review of the Independent Accountant shall be limited solely to the issues remaining in dispute and not resolved by the Sellers and Purchaser pursuant to the preceding sentence. If issues remaining in dispute are submitted to the Independent Accountant for resolution, (A) the Sellers and Purchaser shall furnish or cause to be furnished to the Independent Accountant such work papers and other documents and information relating to the disputed issues as the Independent Accountant may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountant any material relating to the disputed issues and to discuss issues with the Independent Accountant; (B) the determination by the Independent Accountant, as set forth in a notice to be delivered to both Purchaser and the Sellers within 30 days of the submission to the Independent Accountant of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in calculation of the Closing Date Net Working Capital Amount; and (C) the Sellers, on a several basis, and Purchaser will each bear fifty percent (50%) of the fees and costs of the Independent Accountant for such determination.

(iv) If the Closing Date Net Working Capital Amount as finally determined pursuant to this Section 1.11 exceeds the Reference Net Working Capital Amount, Purchaser shall, issue to the Sellers (x) an amount of additional Purchaser Units equal to the amount of such excess, divided by the Purchaser Unit Price, with such additional Purchaser Units to be allocated among the Sellers pro rata in accordance with the Funds Flow Statement and (y) an equivalent number of shares of Parent Class B Common Stock as Purchaser Units received by each Seller. If the Closing Date Net Working Capital Amount as finally determined pursuant to this Section 1.11 is less than the Reference Net Working Capital Amount, each Seller shall instruct Purchaser to transfer to Parent such number of Purchaser Units received by such Seller pursuant to Section 1.10 above that is equal to such Seller’s pro rata portion of the total amount of such shortfall amount, divided by the Purchaser Unit Price, and Purchaser shall thereafter reflect such transfer on its books and records in accordance with the Restated Purchaser LLC Agreement. All Purchaser Units owed pursuant to this Section 1.11(iv) by Purchaser to the Sellers, on the one hand, or by the Sellers to Purchaser, on the other hand, are referred to as the “Final Adjustment Amount.” Any fractional Purchaser Unit that would otherwise be owed as payment of the Final Adjustment Amount shall be paid in cash by the party obligated to make the payment and shall be paid by delivery of immediately available funds to the Purchaser, or to the Sellers, as applicable, within five (5) Business Days after the date of final determination. If any Purchaser Units are transferred to Parent pursuant to this paragraph, in accordance with the Restated Purchaser LLC Agreement, Parent shall cancel an equal number of shares of Parent Class B Common Stock, with any such cancellation reducing equally each Seller’s ownership of Parent Class B Common Stock.

(b) Treatment for Tax Purposes. Any payments made under this Section 1.11 shall be treated by the Purchaser Entities and the Sellers as an adjustment to the Merger Consideration for tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to such payment causes any such payment not to be treated as an adjustment to the Merger Consideration for tax purposes.

Section 1.12 Dissenters’ Rights. Dissenters’ rights under Chapter 23 of the TBCA are not available to the Parent Shareholders for the Transactions.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter delivered by the Company to the Purchaser Entities immediately prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the Company Disclosure Schedule to which the relevance of such disclosure is reasonably apparent on its face and that the mere inclusion of an item in such Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Company Material Adverse Effect), the Company represents and warrants to the Purchaser Entities as of the date of this Agreement and as of the Closing, as follows:

Section 2.1 Corporate Organization.

(a) Each of the Company and its Subsidiaries is a limited liability company, a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own, lease and operate all of its properties and assets and to carry on the Business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business, and is in good standing, in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. The copies of the certificate of formation of the Company (the “Company Certificate”) and the limited liability company agreement of the Company (the “Company LLC Agreement”) as delivered or made available to Purchaser, are true, complete and correct copies of such documents as in effect and as amended as of the date of this Agreement. The Company Certificate and the Company LLC Agreement are in full force and effect and the Company is not in violation of any of the provisions of the Company Certificate or the Company LLC Agreement. The Company has made available to Purchaser true, complete and correct copies of the certificates of formation and limited liability company agreements (or comparable Governing Documents) of each of the Company’s Subsidiaries, in each case as amended as of the date of this Agreement. Such Governing Documents are in full force and effect and none of the Company’s Subsidiaries is in violation in any material respect of any of the terms of its Governing Documents. The Company has made available to Purchaser the true, complete and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the members of the Company since June 1, 2014.

(b) Section 2.1(b) of the Company Disclosure Schedule lists the Company and all of the Subsidiaries of the Company and, for each such entity, the state of formation or incorporation and each jurisdiction in which such Subsidiary is qualified or licensed to do business. The Company does not own, directly or indirectly, any capital stock of, or voting securities or equity interests in, any Person other than its Subsidiaries identified in Section  2.1(b) of the Company Disclosure Schedule.

Section 2.2 Capitalization.

(a) Section 2.2(a) of the Company Disclosure Schedule sets forth the total number of issued and outstanding Company Membership Interests as of the date of this Agreement, all of which are held by O’Charley’s Management Company LLC. The Company Membership Interests have not been issued in violation of, and are not subject to, any preemptive or subscription rights or rights of first refusal. The Company has not violated the Company LLC Agreement, any other Contract, the Securities Act or other applicable Laws in connection with the offer, sale or issuance of its units or any other ownership interest or equity securities. All of the issued and outstanding Company Membership Interests are validly issued, fully paid and nonassessable. Immediately prior to the Effective Time, and following consummation of the Reorganization and the Contribution, all issued and outstanding Company Membership Interests will be held directly by FNH and FNFV.

(b) Section 2.2(b) of the Company Disclosure Schedule sets forth the total number of issued and outstanding units of membership interest of FNH, and with respect to each such class of membership interests, the name and address of each record holder of such membership interest, and the number and class of membership interest held by each such record holder, in each case, as of the date of this Agreement.

(c) Section 2.2(c) of the Company Disclosure Schedule sets forth a true and complete list of (i) each Subsidiary of the Company, listing for each Subsidiary its name, the name of the Company or Subsidiary of the

Company holding an ownership interest in such Subsidiary, the percentage of equity or ownership interest of such Subsidiary owned by the Company or a Subsidiary of the Company (and, with respect to any such Subsidiary in which the Company or any Subsidiary of the Company hold less than one hundred percent (100%) of the outstanding ownership interests, the Persons holding the remaining ownership interest and the percentage of equity or ownership interest held by such Persons) and, for each Subsidiary that is a corporation, the number of authorized and issued and outstanding shares of each class of capital stock of such Subsidiary, and (ii) all other Persons in which the Company or any Subsidiary of the Company owns, of record or beneficially, any direct or indirect equity or ownership or other similar interest or any right (contingent or otherwise) to acquire the same, listing for each Person its name, the name of the Company or Subsidiary of the Company holding an ownership interest in such Person, the percentage of stock or other equity or ownership interest of such Person owned by the Company or a Subsidiary of the Company and, for each such Person that is a corporation, the authorized and outstanding capital stock of each such Person. The units or capital stock or other equity or ownership interests of each Subsidiary of the Company has not been issued in violation of, and is not subject to, any preemptive or subscription rights or rights of first refusal. No Subsidiary of the Company has violated its Governing Documents, any other Contract, the Securities Act or other applicable Legal Requirements in connection with the offer, sale or issuance of its equity securities or any ownership interests.

(d) Except as set forth above or in Section 2.2(d) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, equity interests or other voting securities of the Company or of any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating the Company or any Subsidiary to make any payment based on or resulting from the value or price of the equity interests of the Company or any Subsidiary or of any such subscription, security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the capital stock or other equity interests of the Company or any of its Subsidiaries. There are no outstanding or authorized stock appreciation rights, phantom stock awards or other rights that are linked in any way to the price of the equity interests of the Company or any Subsidiary or the value of the Company, any Subsidiary, or any part thereof. Except as set forth in Section 2.2(d) of the Company Disclosure Schedule, there are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiary of the Company. There are no bonds, debentures, notes or other indebtedness or other securities of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Neither the Company nor any Subsidiary of the Company is party to any voting agreement with respect to any securities of the Company or any Subsidiary of the Company.

(e) Except as set forth above or in Section 2.2(e) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of its Subsidiaries, free and clear of any and all liens, pledges, mortgages, charges, encumbrances, adverse rights, restrictions or claims and security interests of any kind whatsoever (including any restriction on the right to vote or transfer the same), excluding restrictions imposed by securities laws (“Liens”), and all of such shares and equity interests are duly authorized, validly issued and free of preemptive rights and all such shares are fully paid and nonassessable.

Section 2.3 Corporate Power and Authorization. The Company has all necessary limited liability company power and authority to execute and deliver this Agreement and all other Transaction Agreements to which it is a party, to carry out its obligations under the Transaction Agreements and to consummate the Transactions. The execution, delivery and performance by the Company of the Transaction Agreements and the consummation by the Company of the Transactions have been duly and validly authorized by the Company’s sole member, and no other corporate or limited liability company proceedings on the part of the Company, or any Subsidiary of the Company, are necessary to authorize the Transaction Agreements or to consummate the Transactions, subject to the filing of the Articles of Merger with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware in accordance with the TBCA and the DLLCA, respectively. Each of the Transaction Agreements has been or will be duly executed and delivered by the Company or an applicable Affiliate thereof and, assuming due power and authority of, and due execution and delivery by the Purchaser Entities, constitutes a valid and binding obligation of the Company or Affiliate thereof, enforceable against the Company or such Affiliate in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a Proceeding in equity or at Law) (together, the “Bankruptcy and Equity Exception”).

Section 2.4 No Conflicts. The execution and delivery of the Transaction Agreements by the Company do not, and the consummation by the Company of the Merger and the other transactions to be consummated at or immediately prior to or after the Effective Time and the compliance by the Company with any of the terms or provisions of the Transaction Agreements will not, (i) conflict with or violate any provision of the Company Certificate or Company LLC Agreement or any of the similar Governing Documents of any of its Subsidiaries or, (ii) assuming that the authorizations, consents and approvals referred to in Section 2.5 are obtained, (x) except as set forth in Section 2.4 of the Company Disclosure Schedule, violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, give rise to the termination of or a right of termination or cancellation under, require consent or notice under, accelerate the performance required by, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets owned or operated by the Company or any of its Subsidiaries under, any note, bond, debenture, mortgage, indenture, deed of trust, license, lease, agreement or other contract, agreement, instrument or obligation (each, a “Contract”) to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets are bound or affected or (y) conflict with or violate any Laws applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii)(x), any such violation, conflict, loss, default, termination, cancellation, acceleration, right or Lien that is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business or materially impair the ability of the Company and the Sellers to perform their respective obligations hereunder or prevent or materially impede or delay the consummation of the Transactions by the Company and the Sellers.

Section 2.5 Governmental Approvals. Other than in connection with or in compliance with (i) the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the TBCA and the DLLCA or (iii) as otherwise set forth in Section 2.5 of the Company Disclosure Schedule, no consent, approval, waiver, license, permit, franchise, authorization or Order (“Consents”) of, or registration, declaration, notice, report, submission or other filing (“Filings”) with, any Governmental Entity are necessary in connection with the execution, delivery and performance of the Transaction Agreements by the Company or the consummation of the Transactions by the Company.

Section 2.6 Financial Statements; Controls.

(a) Section 2.6 of the Company Disclosure Schedule sets forth true and complete copies of the following financial statements: (i) the unaudited combined balance sheet of the Business as of June 11, 2017 (the “Interim Balance Sheet”) and the related unaudited combined statement of earnings for the twenty-four (24) weeks then ended (collectively, the “Interim Financial Statements”), and (ii) the unaudited combined balance sheet of the Business as of December 25, 2016, December 27, 2015, and December 28, 2014, and the related unaudited combined statement of earnings, comprehensive income, changes in equity, and cash flows for the fiscal years ended December 25, 2016, December 27, 2015, and December 28, 2014 (together with the Interim Financial Statements, the “Financial Statements”). The Financial Statements (i) were prepared from and based on the financial records of the Company and its Subsidiaries, (ii) were prepared in accordance with GAAP, consistently applied (except for the absence of footnotes and other presentation items), and (iii) fairly present, on such basis, in all material respects the financial position of the Business as of the date thereof and the combined results of operations of the Business for the time periods indicated, subject, with respect to the Interim Financial Statements, to normal recurring year-end adjustments (none of which, individually or in the aggregate, has been or will be material to the Business).

(b) The Audited Financial Statements, when delivered in accordance with Section 8.2(f), (i) shall have been prepared from and based on the financial records of the Company and its Subsidiaries, (ii) shall have been prepared in accordance with GAAP, consistently applied, and (iii) shall fairly present, on such basis, in all material respects the financial position of the Business as of the date thereof and the combined results of operations of the Business for the time periods indicated.

(c) The books of account and other financial records of FNH and the Company related to the Business have been kept accurately in the Ordinary Course of Business consistent with past practice and consistent with applicable Law, and the revenues, expenses, assets and liabilities of FNH and its Subsidiaries related to the Business have been properly recorded therein in all material respects. The Company has established and maintains a system of internal control over financial reporting related to the Business sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and FNH’s board of managers and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets.

(d) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand, including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC).

(e) Since February 5, 2012, the Company has existed as an indirect, majority owned Subsidiary of FNF, a United States publicly traded company that has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated by the SEC under the Exchange Act). Since February 5, 2012, neither FNF nor any member of management of the Company has, in the course of completing such Person’s assessment of the effectiveness of FNF’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX, identified any significant deficiency or material weakness that related to the Company or its Subsidiaries, or the Business.

Section 2.7 No Undisclosed Liabilities. Except as disclosed in Section 2.7 of the Company Disclosure Schedule, there are no liabilities or obligations of the Company or any of its Subsidiaries, or otherwise related to the Business, of any nature, whether accrued, contingent, absolute, known or otherwise, in each case, whether or not required by GAAP to be reflected or reserved against on a balance sheet of the Company and its Subsidiaries, or of the Business, prepared in accordance with GAAP or the notes thereto, other than: (a) liabilities or obligations as and to the extent reflected or reserved against in the Company’s unaudited combined balance sheet as of December 25, 2016, (b) liabilities or obligations that were incurred since December 25, 2016 in the Ordinary Course of Business, (c) liabilities or obligations that, individually or in the aggregate, are not and would not reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole, or (d) liabilities or obligations disclosed in the Company Disclosure Schedule.

Section 2.8 Information Supplied. The information supplied (or to be supplied) in writing by the Company or any Seller specifically for inclusion or incorporation by reference in (a) the Proxy Statement to be filed with the SEC by Parent in connection with the Transactions will not, at the time the Proxy Statement and any amendments or supplements thereto are filed with the SEC, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and (b) the Proxy Statement will not, on the date it is first mailed to the Parent Shareholders and at the time of the Parent Shareholders Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information in the Proxy Statement relating to the Purchaser Entities supplied by the Purchaser Entities or any of their directors, officers, employees, Affiliates, agents or other Representatives (other than the Company or any Seller) for inclusion or incorporation by reference in any of the foregoing documents.

Section 2.9 Labor Matters.

(a) Since June 1, 2014, (i) neither the Company nor any of its Subsidiaries or its Affiliates that employ Business Employees is or has been a party or has any material Liability with respect to any collective bargaining agreement, labor union contract, trade union agreement, or any other labor-related agreements with any labor union, labor organization or works council (each a “Collective Bargaining Agreement”), (ii) no Business Employees are or have been represented by any labor union, labor organization or works council in connection with their employment with the Company or any Subsidiary or Affiliate of the Company, (iii) to the Company’s Knowledge, there currently are no, and there have not been any, activities or proceedings of any labor or trade union to organize any Business Employees, (iv) no Collective Bargaining Agreement is being or has been negotiated by the Company or any of its Subsidiaries or its Affiliates that employ Business Employees, and (v) there currently is no, and there has not been any, picketing, strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries or its Affiliates that employ Business Employees pending or, to the Company’s Knowledge, threatened that may materially interfere with the Business.

(b) Except as set forth in Section 2.9(b) of the Company Disclosure Schedule, the Company and its Subsidiaries and its Affiliates that employ Business Employees are in compliance with applicable Laws or Orders with respect to hiring, employment, and termination of employment related to the Business (including but not limited to applicable Laws regarding wage and hour requirements, tips, correct classification of independent contractors and of employees as exempt and non-exempt, unfair labor practices, work authorization status, immigration, discrimination in employment, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, employee health and safety, collective bargaining and the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar state or local “mass layoff” or “plant closing” law), except where the failure to comply is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Business since June 1, 2014. Except as is not, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business, (i) there is no complaint, charge, claim, demand letter or Proceeding based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries or its Affiliates that employ Business Employees, of any individual now pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or its Affiliates that employ Business Employees, before any Governmental Entity or regulatory authority that relates to the Business, and (ii) there is no complaint, charge, claim or Proceeding before any Governmental Entity or regulatory authority with respect to a violation of any occupational safety or health standards that is now pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or its Affiliates that employ Business Employees that relates to the Business.

(c) Except as set forth in Section 2.9(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries or its Affiliates that employ Business Employees is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for Business Employees (other than routine payments to be made in the Ordinary Course of Business).

Section 2.10 Absence of Certain Changes or Events. Since December 25, 2016, except (a) as set forth in Section 2.10 of the Company Disclosure Schedule and (b) for liabilities or obligations incurred in connection with the Transactions, (i) there has not been any event, change, development, occurrence or state of facts that, individually or in the aggregate, is or would reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole, or the Business, (ii) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the Ordinary Course of Business and (iii) none of the Company nor any of its Subsidiaries has taken any action described in Section 5.1(b) hereof that, if taken after the date hereof and prior to the Effective Time without the prior written consent of Purchaser, would violate such provision.

Section 2.11 Compliance with Laws. Other than those violations or allegations that, individually or in the aggregate, are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business or as set forth in Section 2.11 of the Company Disclosure Schedule, (a) the Company and its Subsidiaries are not in violation of, and since June 1, 2014 have not violated, any Laws or Orders applicable to the Business and (b) neither the Company nor any of its Subsidiaries has received any written communication since June 1, 2014 from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any Law applicable to the Business (except for violations that have been resolved).

Section 2.12 Permits.

(a) The Company and each of its Subsidiaries have all required governmental licenses, franchises, permits, certificates, Consents, Orders, approvals and authorizations necessary for the conduct of the Business and the use of their properties and assets, as presently conducted and used (the “Permits”), and each of the Permits is valid, subsisting and in full force and effect, except where the failure to have or maintain any such Permit, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. All Permits are registered in the name of the Company or one of its Subsidiaries. The Company and its Subsidiaries are (and since June 1, 2014 have been) in compliance with the terms of all Permits, except where non-compliance is not or would not reasonably be expected to be material to the Business. Since June 1, 2014, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Entity was considering the amendment, termination, revocation or cancellation of any Permit, except any such amendments, terminations, revocations or cancellations that, individually or in the aggregate, are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. The consummation of the Transactions by the Company, in and of themselves, will not cause the revocation or cancellation of any Permit that is not a Liquor License, except any such revocations and cancellations that, individually or in the aggregate, are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business.

(b) Section 2.12(b) of the Company Disclosure Schedule sets forth a list as of the date hereof of all liquor licenses (including beer and wine licenses) (collectively, the “Liquor Licenses”) held or used by the Company and its Subsidiaries in connection with the operation of each Restaurant operated by the Company or any of its Subsidiaries, along with the name and street, city and state address of each such Restaurant, the holder of record or other responsible person identified on the Liquor License, and the expiration date of each such Liquor License.

(c) As of the date hereof, except as has not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business:

(i) to the extent required by applicable Law, each Restaurant possesses a Liquor License;

(ii) each Liquor License is in full force and effect and is adequate for the current conduct of the operations at the Restaurant for which it is issued;

(iii) neither the Company nor any of its Subsidiaries has received any written notice of any pending or threatened modification, suspension, or cancellation of a Liquor License or any Proceeding related thereto;

(iv) since June 1, 2014, there have been no Proceedings relating to any of the Liquor Licenses; and

(v) there are no pending disciplinary actions, unresolved citations, unsatisfied penalties, or past disciplinary actions relating to Liquor Licenses that would reasonably be expected to have any impact on any Restaurant or the ability to maintain or renew any Liquor License.

Section 2.13 Litigation. Except as set forth in Section 2.13 of the Company Disclosure Schedule, there are no Proceedings pending, or threatened in writing and received by the Company or any of its Subsidiaries, against the Company or any of its Subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors of the Company or any of its Subsidiaries) before any Governmental Entity (other than insurance claims litigation or arbitration arising in the Ordinary Course of Business), which, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, individually or in the aggregate, is or would reasonably be expected to be material and adverse to the Business or the Company and its Subsidiaries, taken as a whole. As of the date of this Agreement, there is no material Order outstanding against the Company or any of its Subsidiaries.

Section 2.14 Taxes. Except as set forth in Section 2.14 of the Company Disclosure Schedule and as has not had and would not reasonably be expected to have a Company Material Adverse Effect:

(a) All Tax Returns required by applicable Law to be filed with any Taxing Authority by the Company or any of its Subsidiaries, or on which the operations of the Company or any of its Subsidiaries are properly reported, have been duly and timely filed (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true, complete and accurate.

(b) The Company and each of its Subsidiaries have duly and timely paid or have duly and timely withheld and remitted to the appropriate Taxing Authority all Taxes due and payable. All required estimated tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company and each of its Subsidiaries.

(c) There is no Proceeding in progress, or threatened in writing and received by the Company or its Subsidiaries, against or with respect to the Company or any of its Subsidiaries in respect of any Tax.

(d) The federal income Tax Returns of the Company and its Subsidiaries for the Tax year ended December 31, 2012 have been examined and the examinations have been closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.

(e) Neither the Company nor any of its Subsidiaries nor any other Person on their behalf has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law, or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to the Company or any of its Subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company or any of its Subsidiaries or (iii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid.

(f) There are no Liens on any of the assets, rights or properties of the Company or any of its Subsidiaries with respect to Taxes, other than Permitted Liens.

(g) Since January 1, 2015, neither the Company nor any of its Subsidiaries (i) has been a party to a tax sharing, tax indemnity or tax allocation agreement (other than (A) an agreement exclusively between or among the Company and its Subsidiaries or (B) customary provisions included in credit agreements, leases, commercial agreements and agreements entered into with employees, in each case, not primarily related to Taxes and entered into in the Ordinary Course of Business), or (ii) otherwise has any Liability for the Taxes of any other Person as a transferee or successor, by Contract (not described in subparagraph (i)(A) or (B) above), or otherwise.

(h) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” as defined in Treasury Regulation §1.6011-4(b)(2).

(i) At all times since its formation and up until the effective time of the Contribution, the Company and each of its Subsidiaries has been classified as a disregarded entity for U.S. federal income Tax purposes.

Section 2.15 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 2.15 of the Company Disclosure Schedule sets forth a true and complete list of each Company Benefit Plan. With respect to each Company Benefit Plan, the Company has made available to Purchaser a true and complete copy of such written Company Benefit Plans, and, to the extent applicable, (i) all trust agreements, insurance contracts or policies or other funding arrangements, (ii) the most recent trust reports for both ERISA funding and financial statement purposes, (iii) the most recent Form 5500 with all attachments filed with the Internal Revenue Service (“IRS”) or the Department of Labor, (iv) the most recent IRS determination letter (or opinion letter upon which the Company is entitled to rely) and (v) the most recent nondiscrimination testing results with regard to applicable Company Benefit Plans, (vi) all material correspondence with the Internal Revenue Service, Department of Labor or any other Governmental Entity regarding any Company Benefit Plan, and (vii) all summary plan descriptions and summary of material modifications. “Company Benefit Plan” means any employee benefit plan, program, policy or contract (including any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and each other pension, profit-sharing or other retirement, bonus, deferred compensation, incentive compensation, stock bonus, stock appreciation, stock purchase, stock ownership, restricted stock, restricted stock unit, stock option or other equity-based (whether real or phantom), employment, vacation, holiday, sick leave, welfare benefit, paid time off, leave of absence, tax gross up, disability, death benefit, cafeteria, hospitalization, material fringe benefit, medical, dental, vision, life or other insurance, termination, retention, change in control or severance plan, program, policy or contract) with respect to which the Company or any of its Subsidiaries has any obligation or material Liability, contingent or otherwise or in which any Business Employee (and/or their spouse or dependents) participates.

(b) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS (or opinion letter upon which the Company is entitled to rely) that the Company Benefit Plan is so qualified, and, to the Company’s Knowledge, there are no existing circumstances or any events that, individually or in the aggregate, adversely affect or would reasonably be expected to adversely affect the qualified status of any such plan. Each Company Benefit Plan has been administered and operated in accordance with its terms and with applicable Law, except as has not had or would not reasonably be expected to result in a material Liability to the Company and its Subsidiaries, taken as a whole. All contributions or other amounts which the Company was required to make to Company Benefit Plans on or prior to the Closing Date have been timely paid or accrued, except where any failure to do so would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c) No material Liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and, to the Company’s Knowledge, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such material Liability (exclusive of the Liability to pay insurance premiums to the Pension Benefit Guaranty Corporation (“PBGC”) under Title IV of ERISA).

(d) There are no pending actions or claims with respect to any of the Company Benefit Plans by any employee or otherwise involving any such plan or the assets of any such plan (other than routine claims for benefits), except as, individually or in the aggregate, does not have and would not reasonably be expected to have a Company Material Adverse Effect.

(e) No Company Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or 3(37) of ERISA or is a “multiple employer plan” within the meaning of Section 413 of the Code or

Section 4063 or 4064 of ERISA or a “multiple employer welfare benefit plan” within the meaning of Section 3(30) of ERISA. No Company Benefit Plan is an employee pension benefit plan that is subject to Title IV of ERISA, Section 302 or 303 of ERISA or Section 412 or 436 of the Code.

(f) Except as set forth in Section 2.15(f) of the Company Disclosure Schedule, no Company Benefit Plan provides for or promises medical, surgical, hospitalization, death, disability, life insurance or similar benefits coverage (whether or not insured) for current or former employees, officers, service providers or directors of the Company for periods extending beyond their retirement, other than coverage mandated by applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the regulations issued thereunder.

(g) Except as provided in this Agreement, as set forth in Section 2.15(g) of the Company Disclosure Schedule or as required by applicable Law, the consummation of the Merger and the other transactions to be consummated at or immediately before the Effective Time will not, either alone or in combination with another event, (i) entitle any Business Employee or any current or former director, officer or employee of the Company or of any of its Subsidiaries to severance pay or any similar payment or (ii) result in any payment becoming due, accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such Business Employee, director, officer or employee. Except as set forth in Section 2.15(g) of the Company Disclosure Schedule, the Company is not a party to any contract or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, and the consummation of the Transactions will not be a factor causing payments to be made by the Company to be non-deductible (in whole or in part) under Section 280G of the Code.

(h) This Section 2.15 contains the sole and exclusive representations and warranties of the Company regarding Company Benefit Plans or ERISA matters, or liabilities or obligations, or compliance of Laws, relating thereto.

Section 2.16 Material Contracts.

(a) For purposes of this Agreement, a “Company Material Contract” shall mean any Contract to which the Company or any of its Subsidiaries is a party, or otherwise to which any other Affiliate of the Company is a party and that is material to the Business:

(i) that contains (A) any exclusivity provision, (B) any right to develop or operate a business under any of the Company’s or any of its Subsidiaries’ brands, (C) any covenant that limits, curtails or restricts (1) in any material respect the ability of the Company or any of its Subsidiaries or in any way any of their respective Affiliates to compete in any line of business, in any geographic location or with any Person, (2) the Persons to whom the Company or any of its Subsidiaries may sell products or deliver services or (3) the types of products or services that the Company or any of its Subsidiaries may sell or deliver or (D) any “non-solicitation,” “no hire” or similar provision which restricts the Company or any of its Subsidiaries from soliciting, hiring, engaging, retaining or employing such Person’s current or former employees in a manner or to an extent that would interfere with the Ordinary Course of Business, in each case other than any such Contracts (1) to purchase inventory and other products for immediate consumption to be used in the Ordinary Course of Business (unless such Contract is material to the business or the financial condition of the Company and its Subsidiaries, taken as a whole), (2) that may be cancelled without material Liability to the Company or its Subsidiaries upon notice of thirty (30) days or less, (3) for leased real property entered into in the Ordinary Course of Business that contains customary covenants that prohibit: (x) the Company or any of its Subsidiaries from using any trade names other than a trade name of the Company or its Subsidiaries, (y) the Company or any of its Subsidiaries from using any leased real property to operate a different restaurant concept than the restaurant concept currently operated on such leased real property by the Company or its Subsidiary, or (z) the Company or any of its Subsidiaries from operating other restaurant concepts of the Company or its Subsidiaries within a specified geographic area in relation to an existing Restaurant of the Company or its Subsidiaries, or (4) that are not material to the Company and its Subsidiaries, taken as a whole;

(ii) entered into after February 5, 2012 (A) relating to the disposition, acquisition (directly or indirectly) by the Company or any of its Subsidiaries of properties, assets or businesses (whether by merger, purchase or sale of stock or assets or otherwise) with a fair market value in excess of $1,000,000, or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material interest in any other Person or other business enterprise for an amount in excess, in the aggregate, of $1,000,000, other than the Subsidiaries of the Company;

(iii) relate to an acquisition, divestiture, merger, license or similar transaction and contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations), that are still in effect and, individually or in the aggregate, would reasonably be expected to result in payments by the Company or any of its Subsidiaries in excess of $500,000;

(iv) that relates to the formation, creation, operation, management or control of any legal partnership, strategic alliance or joint venture entity pursuant to which the Company has an obligation (contingent or otherwise) to make a material investment in or material extension of credit to any Person involving annual payments of at least $500,000;

(v) that involves or relates to indebtedness (including any guarantee thereto) for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) outside the Ordinary Course of Business or in a principal amount in excess of $2,500,000;

(vi) that is a mortgage, pledge, security agreement, deed of trust, capital lease or similar agreement (other than any lease of real property) that creates or grants a Lien on any material property or asset of the Company or any of its Subsidiaries, in each case involving annual payments of more than $500,000;

(vii) that is a settlement, conciliation or similar agreement (x) with any Governmental Entity that imposes on the Company any material obligations after the date of this Agreement, or (y) which would require the Company or any of its Subsidiaries to pay consideration of more than $500,000 after the date of this Agreement;

(viii) with any of the Company’s directors or executive officers (including employment agreements), five percent or greater equity holders of the Company or any of their respective Affiliates (other than the Company or any of its Subsidiaries) or immediate family members of such persons;

(ix) with any labor union, including any Collective Bargaining Agreement;

(x) that (A) contains a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire (or agreed to cause any other Person not to acquire) assets or securities of a Person or (B) grants to any Person any right of first offer or right of first refusal to purchase, lease, sublease, use, possess or occupy all or a substantial part of the material assets of the Company or any of its Subsidiaries, taken as a whole;

(xi) that is a voting or registration rights agreement;

(xii) that is a financial derivatives master agreement or confirmation, or futures account opening agreement and/or brokerage statement, evidencing financial hedging or similar trading activities;

(xiii) that is a Contract that expressly restricts or limits the payment of dividends or other distributions on equity securities;

(xiv) to the extent material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, that is a (A) consulting Contract, (B) Contract that contains requirements of minimum purchases by the Company or its Subsidiaries, (C) Contract that provides for the indemnification of any indemnitee outside the Ordinary Course of Business or (D) Contract granting a right of first refusal or first negotiation to any third party;

(xv) any Contract that relates to the employment of any individual on a full-time or part-time, consulting or other basis providing annual compensation in excess of $250,000;

(xvi) that by its terms calls for aggregate payments by or to the Company or any of its Subsidiaries, of more than $500,000 in any 12-month period, except for any such Contract (A) that is a lease of real property, (B) that is an insurance policy of the Company entered into in the Ordinary Course of Business or (C) to purchase inventory and other products for immediate consumption to be used in the Ordinary Course of Business;

(xvii) that contains a license or other right granted to the Company or any of its Subsidiaries of any material Intellectual Property (other than in-bound licenses of commercially available, off-the-shelf or “click wrap” Software that by their terms call for aggregate one time or annual payments by the Company and its Subsidiaries of less than $250,000 per year);

(xviii) that contains a license or other right granted by the Company or any of its Subsidiaries to a third Person outside the Ordinary Course of Business, pursuant to which such third Person is authorized to use any Company or Subsidiary-owned, proprietary Intellectual Property;

(xix) any Contract, or group of Contracts with a Person (or group of Affiliated Persons), the termination or breach of which would have a Company Material Adverse Effect, and is not disclosed pursuant to clauses (i) through (xviii) above; or

(xx) that contains a commitment or agreement to enter into any of the foregoing.

(b) Section 2.16 of the Company Disclosure Schedule contains a complete and accurate list of all Company Material Contracts to or by which the Company or any of its Subsidiaries is a party as of the date of this Agreement. As of the date hereof, true and complete copies of all Company Material Contracts have been made available to Purchaser, together with any and all amendments and supplements thereto and material “side letters” and similar documentation relating thereto.

(c) Each Company Material Contract listed in Section 2.16 of the Company Disclosure Schedule is (i) a valid and binding obligation of the Company or its Subsidiary party thereto and enforceable against the Company or its Subsidiary party thereto in accordance with its terms (except that (A) such enforcement may be subject to a Bankruptcy and Equity Exception and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought) and, to the Company’s Knowledge, except as set forth in Section 2.16 of the Company Disclosure Schedule, each other party thereto and (ii) in full force and effect, except in the case of clauses (i) and (ii) above, as are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. The Company and each of its Subsidiaries has performed its obligations required to be performed by it prior to the date of this Agreement under each Company Material Contract to which it is a party in all material respects, and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto, except in each case as are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. To the Company’s Knowledge, each other party to each Company Material Contract has performed its obligations required to be performed by it under such Company Material Contract in all material respects, and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder by any such other party thereto, except in each case as are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. To the Company’s

Knowledge, since December 27, 2015 none of the Company or any of its Subsidiaries has received written notice of any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. No party to any Company Material Contract has given the Company or any of its Subsidiaries written notice of its intention to terminate or cancel any Company Material Contract.

Section 2.17 Intellectual Property; Software.

(a) Section 2.17(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all (A) patents and patent applications, (B) trademark or service mark applications and registrations, (C) domain name registrations, and (D) copyright registrations and applications, in each case, owned or filed by the Company or any of its Subsidiaries. The Company or a Subsidiary of the Company owns, free and clear of all Liens (other than Permitted Liens), or has a valid and continuing license or a valid right to use, all Intellectual Property and Software used in connection with the Business as currently conducted.

(b) Except as is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business, (i) the conduct of the Business as currently conducted by the Company and its Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any Person’s Intellectual Property, (ii) as of the date of this Agreement, there is no such claim pending or, to the Company’s Knowledge, threatened against the Company or its Subsidiaries, (iii) to the Company’s Knowledge as of the date of this Agreement, except as set forth in Section 2.17(b) of the Company Disclosure Schedule, no Person has or is infringing, misappropriating or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries, and (iv) no such claims are pending or threatened in writing against any Person by the Company or its Subsidiaries.

(c) The Company and its Subsidiaries have taken reasonably necessary steps to protect and preserve the confidentiality of all material trade secrets and other material confidential information owned or held by the Company and/or its Subsidiaries.

(d) The Company maintains control of copies of the Software included in the Intellectual Property which the Company or its Subsidiaries license from third Persons or otherwise use and documentation (including user guides) reasonably necessary to use such Software, and the Company maintains control over the use of source code and/or such other documentation (including user guides and specifications) for all material proprietary Software developed or created by or on behalf of the Company and/or owned by the Company or any of its Subsidiaries (“Company Proprietary Software”) and/or such documentation (including user guides and specifications) reasonably necessary to use, maintain and modify the Company Proprietary Software. The Company Proprietary Software and, to the Company’s Knowledge, the material Software included in the Intellectual Property which the Company or its Subsidiaries license from third Persons or otherwise use functions substantially in compliance with applicable written, published documentation and specifications. As used in this Agreement, “Software” means all computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, software databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing. The Company and its Subsidiaries own, lease or license all material Software, hardware, databases, computer equipment and other information technology necessary for the operations of the Business as currently conducted.

Section 2.18 Real Properties; Personal Properties.

(a) Section 2.18(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of (i) all real property owned by the Company or any of its Subsidiaries, and (ii) any real property owned by any other Affiliates of the Company that is primarily used or held for use in the operation of the Business (the “Owned Real Property”).

(b) Section 2.18(b) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of (i) all leases of real property under which the Company or any of its Subsidiaries is a tenant or a subtenant and (ii) all leases of real property under which any other Affiliate of the Company is a tenant and that is primarily used or held for use in the operation of the Business (the “Real Property Leases”).

(c) As of the date of this Agreement, except as set forth in Section 2.18(c) of the Company Disclosure Schedule and except for those matters that, individually or in the aggregate, do not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business: (i) the Company and each of its Subsidiaries, or an Affiliate of the Company, as applicable, has good, marketable and valid title to, or good and valid leasehold or sublease interests or other comparable contract rights in or relating to all real property of the Company and its Subsidiaries or otherwise primarily used in the Business free and clear of all Liens, except for Permitted Liens and minor defects in title, recorded easements, restrictive covenants and similar encumbrances of record that, individually or in the aggregate, do not and would not reasonably be expected to detract from the value of such property, (ii) the Company and each of its Subsidiaries, or an Affiliate of the Company, as applicable, has complied with the terms of all Real Property Leases and all such leases are in full force and effect, enforceable in accordance with their terms against the Company or any of its Subsidiaries or Affiliates party thereto and, to the Company’s Knowledge, the counterparties thereto and (iii) neither the Company nor any of its Subsidiaries or Affiliates has received or provided any written notice of any event or occurrence that has resulted or would reasonably be expected to result (with or without the giving of notice, the lapse of time or both) in a default with respect to any such lease.

(d) Except for those matters that do not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business, the Restaurants owned or leased by the Company or any of its Subsidiaries or otherwise used by the Company or any of its Subsidiaries in connection with the operation of the Business are (as to physical plant and structure) structurally sound, in good operating condition and repair (ordinary wear and tear excepted), and are adequate for the uses to which they are being put.

(e) Except as does not and would not reasonably be expected to materially interfere with the ability of the Company or any of its Subsidiaries to conduct the Business, the machinery, equipment, furniture, fixtures, trade fixtures, improvements and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries (the “Company Assets”) are in good operating condition and repair (ordinary wear and tear excepted) and, in the aggregate, sufficient and adequate to carry on the Business, and, except as set forth in Section 2.18(e) of the Company Disclosure Schedule, the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such Company Assets that are material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens.

(f) Section 2.18(f) of the Company Disclosure Schedule sets forth all leases of personal property (“Personal Property Leases”) involving annual payments in excess of $500,000 relating to personal property used in the Business as currently conducted or to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound.

(g) Each of the Personal Property Leases is in full force and effect and neither the Company nor any Subsidiary has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any Subsidiary under any of the Personal Property Leases and, to the Company’s Knowledge, no other party is in default thereof.

(h) Except as set forth above or in Section 2.18(h) of the Company Disclosure Schedule, there are no material assets, tangible or intangible, required to operate the Business in substantially the manner conducted on the date hereof by the Company and its Subsidiaries that are not owned of record by the Company and its Subsidiaries, or with respect to which the Company or its Subsidiaries have a good and valid leasehold or sublease interests or other comparable contract rights.

Section 2.19 Environmental Matters. Except as do not and would not reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate:

(a) Since June 1, 2014, the Company and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, including, but not limited to, obtaining, possessing and complying with all Permits required for its operations under applicable Environmental Laws (“Environmental Permits”);

(b) There is no pending or, to the Company’s Knowledge, threatened claim, investigation, legal or administrative proceeding against the Company or any of its Subsidiaries under or pursuant to any Environmental Law. Neither the Company nor any of its Subsidiaries has received written notice from any Person, including but not limited to any Governmental Entity, alleging any current or past violation of any applicable Environmental Law or Environmental Permit or otherwise may be liable under any applicable Environmental Law or Environmental Permit, which violation or material Liability is unresolved. Neither the Company nor any Subsidiary is a party or subject to any administrative or judicial order or decree pursuant to any Environmental Law;

(c) Neither the Company nor any of its Subsidiaries has caused the release, spill or discharge of any Hazardous Substances, and with respect to real property that is currently, or, to the Company’s Knowledge, formerly owned, leased or operated by the Company or any of its Subsidiaries, there have been no releases, spills or discharges of Hazardous Substances on or underneath any of such real property that would be reasonably likely to result in a Liability on the part of the Company or any of its Subsidiaries; and

(d) The Company and each of its Subsidiaries have provided Parent with access to all material environmental assessments, audits, reports and similar material documentation related to environmental matters or potentially material liabilities under any Environmental Law or Environmental Permit, including any related correspondence with Governmental Entities, that are in the possession, custody or reasonable control of the Company or any of its Subsidiaries.

Section 2.20 Brokers and Finders’ Fees. There is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee, commission or reimbursement of Expenses from the Company or any of its Subsidiaries in connection with the Transactions.

Section 2.21 Suppliers. Section 2.21 of the Company Disclosure Schedule sets forth the ten (10) largest suppliers of the Company for the twelve (12) month period ending on December 25, 2016. To the Company’s Knowledge, since December 25, 2016, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any such material supplier, and neither the Company nor any of its Subsidiaries has received any written communication or notice from any such material supplier to the effect that any such supplier (a) has changed, modified, amended or reduced, or intends to change, modify, amend or reduce, its business relationship with the Company or any of its Subsidiaries in a manner inconsistent with the Ordinary Course of Business, or (b) will fail to perform in any respect, or intends to fail to perform in any respect, its obligations under any of its Contracts with the Company or any of its Subsidiaries, except in each case of (a) and (b), as would not reasonably be expected to interfere materially with the ability of the Company or its Subsidiaries to conduct the Business as presently conducted.

Section 2.22 Insurance. Section 2.22 of the Company Disclosure Schedule sets forth a true, complete and correct list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) (the “Policies”) maintained by the Company or any of its Subsidiaries. Taken as a whole and in all material respects, the Policies of the Company and its Subsidiaries (a) provide coverage for the operations conducted by the Company and its Subsidiaries as of the date of this Agreement of a scope and coverage consistent with customary practice in the industries in which the Company and its Subsidiaries operate and (b) as of the date of this Agreement are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, of any of the Policies. No written notice of cancellation or termination has been received by the Company with respect to any of the Policies.

Section 2.23 Quality and Safety of Food and Beverage Products. Since June 1, 2014, (a) there have been no recalls of any food or beverage product served by the Business, whether ordered by a Governmental Entity or undertaken voluntarily by the Company or any of its Subsidiaries and (b) to the Knowledge of the Company, none of the food or beverage products of the Company or any of its Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, or pose an inappropriate threat to the health or safety of a consumer when consumed in the intended manner, except in each case of (a) and (b), as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business.

Section 2.24 No Other Representations and Warranties; Disclaimers.

(a) Except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes or has made any representation or warranty to any Purchaser Entity or any of their Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to any Purchaser Entity or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of the Transaction Agreements or the consummation of the Transactions.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of the Purchaser Entities or any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Purchaser Entities in Article IV hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Purchaser Entities and any of their respective Subsidiaries furnished or made available to the Company, or any of its Affiliates or Representatives. Without limiting the generality of the foregoing, the Company acknowledges and agrees that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its Affiliates or Representatives.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the Company Disclosure Schedule, each Seller, on a several basis, and not on a joint and several basis, represents and warrants to the Purchaser Entities as of the date of this Agreement and as of the Closing, as follows:

Section 3.1 Organization. Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, formation or organization (as applicable).

Section 3.2 Title to Units. As of the date of this Agreement, FNH owns beneficially all of the issued and outstanding Company Membership Interests through an indirect, wholly-owned Subsidiary, and such Subsidiary has good and marketable title to such units, free and clear of all Liens. Immediately prior to the Closing, pursuant to the Reorganization and the Contribution, the Sellers, collectively, shall directly own all issued and outstanding Company Membership Interests. No Person has any agreement, option, right or privilege (whether preemptive or contractual) for the purchase from FNH or any of its Subsidiaries of all or any part of the Company Membership Interests. Except as set forth in Section 3.2 of the Company Disclosure Schedule, neither FNH nor any of its Subsidiaries is, nor will FNFV be, as of the Closing, a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Company Membership Interests.

Section 3.3 Power and Authorization.

(a) Seller has full power and authority to execute, deliver and perform this Agreement and all the other Transaction Agreements to be executed or delivered by such Seller in connection with the Transactions. The execution and delivery of this Agreement and the other Transaction Agreements by Seller and the performance by it of all of its obligations under this Agreement and the other Transaction Agreements have been duly authorized prior to the date of this Agreement by all requisite action of its board of managers, members or the like (as the case may be). No other approvals or actions are necessary on the part of Seller to authorize the execution, delivery and performance of this Agreement and the other Transaction Agreements by Seller and the consummation by Seller of the Transactions herein and therein.

(b) This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent enforcement may be affected by the Bankruptcy and Equity Exceptions. The Transaction Agreements to be executed and delivered by Seller will be duly executed and delivered by Seller and will constitute valid and binding obligations of Seller, enforceable in accordance with their terms, except to the extent enforcement may be affected by the Bankruptcy and Equity Exceptions.

Section 3.4 No Conflicts. Seller does not need to give any notice to, make any filing with or obtain any authorization, consent, Order or approval of any Governmental Entity in connection with the execution and delivery of this Agreement and the other Transaction Agreements or the consummation of the Transactions contemplated herein and therein. Neither the execution, delivery and performance of this Agreement and the other Transaction Agreements, nor the consummation of the Transactions contemplated herein and therein: (a) will conflict with or violate any provision of the Governing Documents of Seller; (b) will conflict with, result in a breach of, or constitute a default under (whether with or without the passage of time, the giving of notice or both), or create or increase any Liability under, any Contract, Permit, or other instrument to which Seller is a party or otherwise bound; (c) will violate any Law to which Seller is subject; (d) result in the creation of any Lien upon the Company Membership Interest; (e) give any third party the right to terminate, modify or to accelerate any obligation of Seller; or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Entity.

Section 3.5 Litigation. There is no Proceeding pending or, to Seller’s knowledge, threatened by or against Seller before any Governmental Entity which would reasonably be expected to affect Seller’s ownership of

Company Membership Interests, or otherwise could prevent, alter or materially delay any of the Transactions and, to Seller’s knowledge, there is no basis for any such Proceeding. Seller is not subject to any outstanding Order that could affect Seller’s ownership of the Company Membership Interests, or otherwise prevent, alter or materially delay any of the Transactions.

Section 3.6 Brokers and Finders’ Fees. There is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller who is entitled to any fee, commission or reimbursement of Expenses from Seller or any of its Affiliates in connection with the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ENTITIES

Except as (x) disclosed in any Parent SEC Documents publicly filed with or furnished to the SEC by Parent on or after September 16, 2015 but prior to the date hereof (but excluding any disclosures set forth under the headings “Risk Factors,” “Forward-looking Statements” and any other disclosures in any section contained or referenced in any such Parent SEC Documents relating to any information, forward-looking statements or factors or risks that are predictive, cautionary or forward-looking in nature in any such Parent SEC Documents) or (y) as set forth in the disclosure letter delivered by Purchaser to the Company immediately prior to the execution and delivery of this Agreement (the “Purchaser Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Purchaser Disclosure Schedule shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the Purchaser Disclosure Schedule to which the relevance of such disclosure is reasonably apparent on its face and that the mere inclusion of an item in such Purchaser Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Purchaser Material Adverse Effect), Parent, Purchaser, and Merger Sub represent and warrant to the Company as of the date of this Agreement and as of the Closing, as follows:

Section 4.1 Corporate Organization.

(a) Each of Parent and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by management to be conducted. Each of Parent and its Subsidiaries is duly licensed or qualified to do business, and is in good standing, in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing do not and would not reasonably be expected to be material to the business of Parent and its Subsidiaries, taken as a whole. Purchaser has delivered or made available to the Company true, complete and correct copies of the Governing Documents of Purchaser, Parent and Merger Sub, as amended as of the date of this Agreement. The Parent Charter, which shall amend and restate the current charter of Parent, shall have been adopted at and as of the Closing. The Restated Purchaser LLC Agreement, which shall amend and restate the limited liability company agreement of the Purchaser in effect as of the date of this Agreement, shall have been adopted at and as of the Closing.

(b) Section 4.1(b) of the Purchaser Disclosure Schedule lists the Parent, Purchaser, Merger Sub and all of the Subsidiaries of the Parent and, for each such entity, the state of formation or incorporation and each jurisdiction in which such Subsidiary is qualified or licensed to do business. The Parent does not own, directly or indirectly, any capital stock of, or voting securities or equity interests in, any Person other than its Subsidiaries identified in Section 4.1(b) of the Purchaser Disclosure Schedule.

Section 4.2 Capitalization.

(a) As of the Closing Date, the authorized capital stock of Parent will consist of 100,000,000 shares of capital stock, of which (i) 70,000,000 shares shall be designated Class A Common Stock, par value $0.001 per share (“Parent Class A Common Stock”), (ii) 20,000,000 shares shall be designated Class B Common Stock, $0.001 par value per share (“Parent Class B Common Stock”), and 10,000,000 shares of undesignated preferred stock, $0.001 par value per share, of Parent (“Parent Preferred Stock”). Each share of Parent Class A Common Stock, Parent Class B Common Stock and Parent Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Parent Charter.

(b) Section 4.2(b)(i) of the Purchaser Disclosure Schedule sets forth as of market close on the last trading day preceding date of this Agreement, the total number of issued and outstanding shares of capital stock of Parent. Section 4.2(b)(ii) of the Purchaser Disclosure Schedule sets forth as of the date of this Agreement, the total authorized, issued and outstanding Old LLC Units and the name of each record holder of such Old LLC Units. Purchaser directly owns all of the issued and outstanding shares of capital stock of Merger Sub, free and clear of any and all Liens.

(c) Immediately following the Effective Time, (i) no more than 14,695,176 shares of Parent Class A Common Stock will be outstanding, provided that the foregoing does not include any shares of Parent Class A Common Stock that may be issued between the date hereof and the Effective Time in respect of any security described on Section 4.2(e)(i) of the Purchaser Disclosure Schedule that is or will become exercisable or exchangeable for, or convertible into, shares of Pre-Closing Parent Common Stock or Parent Class A Common Stock, (ii) 16,272,727 shares of Parent Class B Common Stock will be outstanding, and (iii) no shares of Parent Preferred Stock will be outstanding. All shares of capital stock of Parent outstanding as of the Closing Date will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights.

(d) Immediately following the Effective Time, 16,272,727 New LLC Units will be outstanding. All membership interests of Purchaser outstanding as of such time will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights. Each New LLC Unit will have the rights, preferences, privileges and restrictions set forth in the Restated Purchaser LLC Agreement.

(e) Immediately following the Effective Time (i) except as set forth in Section 4.2(e)(i) of the Purchaser Disclosure Schedule, there will be no outstanding subscriptions, securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which Parent or any of its Subsidiaries will be a party, or by which Parent or any of its Subsidiaries will be bound, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, equity interests or other voting securities of Parent or of any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating Parent or any of its Subsidiaries to make any payment based on or resulting from the value or price of Parent Common Stock, New LLC Units or other equity interests of any Subsidiaries of Parent or of any such subscription, security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking and (ii) there will be no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock, New LLC Units or other equity interest of any Subsidiary of Parent. There are no agreements requiring Parent any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiary of Parent. There are no bonds, debentures, notes or other indebtedness or other securities of Parent or any of their Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Neither Parent, nor any Subsidiary of Parent is party to any voting agreement with respect to any securities of Parent or any Subsidiary of Parent.

(f) Section 4.2(f) of the Purchaser Disclosure Schedule sets forth a true and complete list of (i) each Subsidiary of Parent, listing for each Subsidiary its name, the name of Parent or Subsidiary of Parent holding an ownership interest in such Subsidiary, the percentage of equity or ownership interest of such Subsidiary owned by Parent or a Subsidiary of Parent (and, with respect to any such Subsidiary in which Parent or any Subsidiary of Parent holds less than one hundred percent (100%) of the outstanding ownership interests, the Persons holding the remaining ownership interest and the percentage of equity or ownership interest held by such Persons) and, for each Subsidiary that is a corporation, the number of authorized and issued and outstanding shares of each class of capital stock of such Subsidiary, and (ii) all other Persons in which Parent or any Subsidiary of Parent owns, of record or beneficially, any direct or indirect equity or ownership or other similar interest or any right (contingent or otherwise) to acquire the same, listing for each Person its name, the name of Parent or Subsidiary of Parent holding an ownership interest in such Person, the percentage of stock or other equity or ownership interest of such Person owned by Parent or a Subsidiary of Parent and, for each such Person that is a corporation, the authorized and outstanding capital stock of each such Person. The shares, units or capital stock or other equity or ownership interests of each Subsidiary of Parent has not been issued in violation of, and is not subject to, any preemptive or subscription rights or rights of first refusal. No Subsidiary of Parent has violated its Governing Documents, any other Contract, the Securities Act or other applicable Legal Requirements in connection with the offer, sale or issuance of its equity securities or any ownership interests.

Section 4.3 Corporate Power and Authorization.

(a) Each of the Purchaser Entities has all necessary corporate or limited liability power and authority to execute and deliver each of the Transaction Agreements and, subject only to the Parent Shareholder Approvals, to consummate the Transactions. The execution, delivery and performance by each of the Purchaser Entities of the Transaction Agreements, and the consummation of the Transactions by each of the Purchaser Entities, have been duly and validly authorized and no other corporate or limited liability company proceedings on the part of any Purchaser Entity are necessary to authorize the Transaction Agreements or to consummate the Transactions, subject to obtaining the Parent Shareholder Approvals and, in the case of the Merger, to the filing of the Articles of Merger with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware in accordance with the TBCA and the DLLCA, respectively. Each of the Transaction Agreements has been or will be duly executed and delivered by those Purchaser Entities party thereto and, assuming due power and authority of, and due execution and delivery by, the other parties thereto, constitutes a valid and binding obligation of such Purchaser Entity, enforceable against such Purchaser Entity in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Parent’s board of directors, at a meeting duly called and held or in a written consent in lieu thereof (as applicable), has unanimously adopted resolutions (i) declaring that the Transaction Agreements and the Transactions are advisable, fair to and in the best interest of Parent, Purchaser and its Subsidiaries and the Parent Shareholders, (ii) adopting this Agreement and approving the other Transaction Agreements, the execution, delivery and performance of the Transaction Agreements by the Purchaser Entities and the consummation of the Transactions, (iii) directing that the approval of this Agreement be submitted to the Parent Shareholders and (iv) recommending, subject to the ability of Parent to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.3(c), that the Parent Shareholders approve the Agreement (such recommendation, the “Parent Board Recommendation”). Subject to the ability of Parent to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.3(c), such resolutions remain in effect and have not been rescinded, modified or withdrawn.

(c) The board of directors of Merger Sub, at a meeting duly called and held or in a written consent in lieu thereof (as applicable), has adopted resolutions declaring it advisable for Merger Sub to enter into the Transaction Agreements and approving the Transaction Agreements, the execution, delivery and performance of the Transaction Agreements and the consummation by Merger Sub of the Transactions. Purchaser, in its capacity as the sole shareholder of Merger Sub, has adopted resolutions approving the execution, delivery and performance of this Agreement by Merger Sub and the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement. Subject to changes made in connection with Parent’s, Purchaser’s and Merger Sub’s exercise of their rights to terminate this Agreement in accordance with its terms, such resolutions have not been subsequently rescinded, modified or withdrawn.

Section 4.4 No Conflicts. The execution and delivery of the Transaction Agreements by the Purchaser Entities do not, the consummation of the Transactions by the Purchaser Entities will not, and the compliance by the Purchaser Entities with any of the terms or provisions of the Transaction Agreements will not, (i) conflict with or violate any provision of the Governing Documents of Parent or its Subsidiaries or, (ii) assuming that the authorizations, consents and approvals referred to in Section 4.5 and the Parent Shareholder Approvals are duly obtained, (x) except as set forth in Section 4.4 of the Purchaser Disclosure Schedule, violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, give rise to the termination of or a right of termination or cancellation under, require consent or notice under, accelerate the performance required by, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets of Parent or its Subsidiaries under, any Contract to which any of the Purchaser Entities or any of their respective Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their respective properties or assets is bound or affected or (y) conflict with or violate any Laws applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii)(x), any such violation, conflict, loss, default, right or Lien that is not and would not reasonably be expected to be material to the business of Parent and its Subsidiaries or materially impair the ability of the Purchaser Entities to perform their respective obligations hereunder or prevent or materially impede or delay the consummation of the Transactions by the Purchaser Entities.

Section 4.5 Governmental Approvals. Except as set forth in Section 4.5 the Purchaser Disclosure Schedule, other than in connection with or in compliance with (i) the TBCA and the DLLCA, (ii) the Exchange Act, (iii) the Securities Act and any other applicable federal or state securities Laws or “blue sky” Laws, (iv) the HSR Act or (v) the rules and regulations of the NYSE, no Consents of, or Filings with, any Governmental Entity are necessary in connection with the execution, delivery and performance of the Transaction Agreements by the Purchaser Entities or the consummation of the Transactions by the Purchaser Entities.

Section 4.6 Parent SEC Filings; Financial Statements; Controls.

(a) Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent with the SEC pursuant to the Exchange Act and the Securities Act since September 28, 2015 (collectively, and together with all documents filed on a voluntary basis on Form 8-K and all documents filed with the SEC after the date hereof, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). None of Parent’s Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act. The Parent SEC Documents, as amended, complied as of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents) will comply in all material respects with the requirements of applicable Law, including the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (including its rules and regulations, “SOX”), as the case may be, applicable to such Parent SEC Document, and none of the Parent SEC Documents as of such respective dates or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Parent SEC Documents. To the Purchaser Entities’ Knowledge, as of the date of this Agreement, none of the Parent SEC Documents is the subject of ongoing SEC review or investigation.

(b) The consolidated financial statements (including all related notes and schedules thereto) of Parent (the “Parent SEC Financial Statements”) included in the Parent SEC Documents (if amended, as of the date of the last such amendment) comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Parent SEC Financial Statements fairly present, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments, none of which, individually or in the aggregate, has been or will be material to Parent and its Subsidiaries taken as a whole, and to the absence of information or notes not required by GAAP to be included in interim financial statements) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes and schedules thereto).

(c) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, including any contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand, including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in Parent’s or any of its Subsidiaries’ published financial statements or any Parent SEC Documents.

(d) Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, in each case, with respect to the Parent SEC Documents, and the statements contained in such certifications were complete, correct and accurate in all material respects on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(e) Parent has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) promulgated by the SEC under the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management or Parent’s board of directors and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s assets.

(f) Parent has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated by the SEC under the Exchange Act); such disclosure controls and procedures are reasonably designed to ensure that information (both financial and non-financial) relating to Parent and the Subsidiaries of Parent required to be disclosed in Parent’s periodic reports filed or submitted under the Exchange Act is made known to Parent’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. The management of Parent has completed its assessment of the effectiveness of Parent’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX for the fiscal year ended January 1, 2017, and no significant deficiency or material weakness was identified. To Parent’s Knowledge, there are no facts or circumstances that would prevent its principal executive officer and principal financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(g) Parent is in compliance in all material respects with (i) all applicable rules and all current listing and corporate governance requirements of NASDAQ, and (ii) all applicable rules, regulations and requirements of SOX and the SEC.

Section 4.7 No Undisclosed Liabilities. Except as disclosed on Section 4.7 of the Purchaser Disclosure Schedules, there are no liabilities or obligations of Parent or any of its Subsidiaries of any nature, whether accrued, contingent, absolute, known or otherwise, in each case, whether or not required by GAAP to be reflected or reserved against on a consolidated balance sheet of Parent and its Subsidiaries prepared in accordance with GAAP or the notes thereto, other than: (a) liabilities or obligations as and to the extent reflected or reserved against in Parent’s audited consolidated balance sheet as of January 1, 2017 included in the Parent SEC Documents or in the notes thereto, (b) liabilities or obligations that were incurred since January 1, 2017 in the Ordinary Course of Business, (c) liabilities or obligations that, individually or in the aggregate, are not and would not reasonably be expected to be material and adverse to Parent and its Subsidiaries, taken as a whole, or (d) liabilities or obligations disclosed in the Parent Disclosure Schedule.

Section 4.8 Information Supplied. The information supplied (or to be supplied) in writing by the Purchaser Entities specifically for inclusion or incorporation by reference in the Proxy Statement will not, on the date it is first mailed to the Parent Shareholders and at the time of the Parent Shareholders Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by the Purchaser Entities with respect to information in the Proxy Statement with respect to the Company, the Sellers or the Business supplied in writing by the Company or any of their directors, officers, employees, Affiliates, agents or other Representatives for inclusion or incorporation by reference in any of the foregoing documents.

Section 4.9 Labor Matters.

(a) Since June 1, 2014, (i) neither Parent, nor any of its Subsidiaries or Affiliates is or has been a party or has any material Liability with respect to any Collective Bargaining Agreement, (ii) no employees of Parent or any of its Subsidiaries are or have been represented by any labor union, labor organization or works council in connection with their employment with Parent or any Subsidiary or any Affiliate of Parent, (iii) to the Purchaser Entities’ Knowledge, there currently are no, and there have not been any, activities or proceedings of any labor or trade union to organize any employees of Parent or any of its Subsidiaries, (iv) no Collective Bargaining Agreement is being or has been negotiated by Parent or any of its Subsidiaries or Affiliates, and (v) there currently is no, and there has not been any, picketing, strike, lockout, slowdown, or work stoppage against Parent or any of its Subsidiaries or Affiliates pending or, to the Purchaser Entities’ Knowledge, threatened that may materially interfere with the respective business activities of Parent or any of its Subsidiaries or Affiliates.

(b) Except as set forth in Section 4.9(b) of the Purchaser Disclosure Schedule, Parent and its Subsidiaries are in compliance with applicable Laws and Orders with respect to hiring, employment, and termination of employment (including but not limited to applicable Laws regarding wage and hour requirements, tips, correct classification of independent contractors and of employees as exempt and non-exempt, unfair labor practices, work authorization status, immigration, discrimination in employment, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, employee health and safety, collective bargaining and WARN and any similar state or local “mass layoff” or “plant closing” law), except where the failure to comply is not and would not reasonably be expected be material to Parent and its Subsidiaries, taken as a whole. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to Parent or any of its Subsidiaries since June 1, 2014. Except as is not, and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, (i) there is no complaint, charge, claim or Proceeding based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by Parent or any of its Subsidiaries, of any individual now pending or, to the Purchaser Entities’ Knowledge, threatened against Parent or any of its Subsidiaries, before any Governmental Entity or regulatory authority, and (ii) there is no complaint, charge, claim or Proceeding before any Governmental Entity or regulatory authority with respect to a violation of any occupational safety or health standards that is now pending or, to the Purchaser Entities’ Knowledge, threatened against Parent or any of its Subsidiaries.

(c) Neither Parent nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the Ordinary Course of Business).

Section 4.10 Absence of Certain Changes or Events. Since January 1, 2017 and except (a) as disclosed in the Parent SEC Documents filed with or furnished to the SEC prior to the date of this Agreement or as set forth in Section 4.10 of the Purchaser Disclosure Schedule and (b) for liabilities or obligations incurred in connection with the Transactions, (i) there has not been any event, change, development, occurrence or state of facts that, individually or in the aggregate, is or would reasonably be expected to be material and adverse to Parent and its Subsidiaries, taken as a whole, (ii) Parent and its Subsidiaries have carried on and operated their respective businesses in all material respects in the Ordinary Course of Business and (iii) neither Parent nor any of its Subsidiaries has taken any action described in Section 5.2(b) hereof that, if taken after the date hereof and prior to the Effective Time without the prior written consent of the Company, would violate such provision.

Section 4.11 Compliance with Laws. Other than those violations or allegations that, individually or in the aggregate, are not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, (a) Parent and its Subsidiaries are not in violation of, and since June 1, 2014 have not violated, any Laws and Orders applicable to Parent, any of its Subsidiaries or any assets owned or used by any of them and (b) neither Parent nor any of its Subsidiaries has received any written communication since June 1, 2014 from a Governmental Entity that alleges that Parent or any of its Subsidiaries is not in compliance with any Law (except for violations that have been resolved).

Section 4.12 Permits.

(a) Parent and each of its Subsidiaries have all required Permits necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is valid, subsisting and in full force and effect, except where the failure to have or maintain any such Permit, individually or in the aggregate, is not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. Parent and its Subsidiaries are (and since June 1, 2014 have been) in compliance with the terms of all Permits, except where non-compliance is not or would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. Since June 1, 2014, neither Parent nor any of its Subsidiaries has received written notice to the effect that a Governmental Entity was considering the amendment, termination, revocation or cancellation of any Permit, except any such amendments, terminations, revocations or cancellations that, individually or in the aggregate, is not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. The consummation of the Transactions by the Purchaser Entities, in and of themselves, will not cause the revocation or cancellation of any Permit that is not a Liquor License, except any such revocations and cancellations that, individually or in the aggregate, are not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

(b) Section 4.12(b) of the Purchaser Disclosure Schedule sets forth a list as of the date hereof of all Liquor Licenses held or used by Parent and its Subsidiaries in connection with the operation of each restaurant operated by Parent or any of its Subsidiaries, along with the name and street, city and state address of each such restaurant, and the expiration date of each such Liquor License.

(c) As of the date hereof, except as has not been and would not reasonably be expected be material to Parent and its Subsidiaries, taken as a whole:

(i) to the extent required by applicable Law, each restaurant currently operated by Parent or any of its Subsidiaries possesses a Liquor License;

(ii) each Liquor License is in full force and effect and is adequate for the current conduct of the operations at the restaurant for which it is issued;

(iii) neither Parent nor any of its Subsidiaries has received any written notice of any pending or threatened modification, suspension, or cancellation of a Liquor License or any Proceeding related thereto;

(iv) since June 1, 2014, there have been no Proceedings relating to any of the Liquor Licenses; and

(v) except as set forth on Section 4.12(c)(v) of the Purchaser Disclosure Schedule, there are no pending disciplinary actions, unresolved citations, unsatisfied penalties, or past disciplinary actions relating to Liquor Licenses that would reasonably be expected to have any impact on any restaurant or the ability to maintain or renew any Liquor License.

Section 4.13 Litigation. Except as set forth on Section 4.13 of the Purchaser Disclosure Schedule, there are no Proceedings pending, or threatened in writing and received by Parent or any of its Subsidiaries, against Parent or any of its Subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors of Parent or any of its Subsidiaries) before any Governmental Entity (other than insurance claims litigation or arbitration arising in the Ordinary Course of Business), which, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, individually or in the aggregate, is or would reasonably be expected to be material and adverse to Parent and its Subsidiaries, taken as a whole. As of the date of this Agreement, there is no material Order outstanding against Parent or any of its Subsidiaries.

Section 4.14 Taxes. Except as has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect:

(a) All Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, Parent or any of its Subsidiaries have been duly and timely filed (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true, complete and accurate.

(b) Parent and each of its Subsidiaries have duly and timely paid or have duly and timely withheld and remitted to the appropriate Taxing Authority all Taxes due and payable. All required estimated tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Parent and each of its Subsidiaries.

(c) The U.S. federal income Tax Returns of Parent and its Subsidiaries through the Tax year ended January 2, 2011 have been examined and the examinations have been closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.

(d) There is no Proceeding in progress, or threatened in writing and received by Parent or its Subsidiaries, against or with respect to Parent or any of its Subsidiaries in respect of any Tax.

(e) Since January 1, 2017, neither Parent nor any of its Subsidiaries has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law, or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to the Company or any of its Subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company or any of its Subsidiaries or (iii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid.

(f) There are no Liens on any of the assets, rights or properties of Parent or any of its Subsidiaries with respect to Taxes, other than Permitted Liens.

(g) Since January 1, 2015, neither the Parent nor any of its Subsidiaries (i) has been a party to a tax sharing, tax indemnity or tax allocation agreement (other than (A) an agreement exclusively between or among the Parent and its Subsidiaries or (B) customary provisions included in credit agreements, leases, commercial agreements and agreements entered into with employees, in each case, not primarily related to Taxes and entered into in the Ordinary Course of Business), or (ii) otherwise has any Liability for the Taxes of any other Person as a transferee or successor, by Contract (not described in subparagraph (i)(A) or (B) above), or otherwise.

(h) Neither Parent nor any of its Subsidiaries has participated in a “listed transaction” as defined in Treasury Regulation §1.6011-4(b)(2).

(i) At all times since February 25, 2013, Purchaser has been classified as a partnership for U.S. federal income Tax purposes.

Section 4.15 Employee Benefit Plans and Related Matters; ERISA.

(a) Each Purchaser Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS (or opinion letter upon which Parent and Subsidiaries are entitled to rely) that the Purchaser Benefit Plan is so qualified, and, to the Purchaser Entities’ Knowledge, there are no existing circumstances or any events that, individually or in the aggregate, adversely affect or would reasonably be expected to adversely affect the qualified status of any such plan. Each Purchaser Benefit Plan has been administered and operated in accordance with its terms and with applicable Law, except as has not had or would not reasonably be expected to result in a material Liability to the Parent and its Subsidiaries, taken as a whole. All contributions or other amounts which Parent or its Subsidiaries were required to make to Purchaser Benefit Plans on or prior to the Closing Date have been paid or accrued, except where any failure to do so would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

(b) No material Liability under Title IV or Section 302 of ERISA has been incurred by the Purchaser Entities or any of their ERISA Affiliates that has not been satisfied in full, and, to the Purchaser Entities’ Knowledge, no condition exists that presents a material risk to the Purchaser Entities or any of their ERISA Affiliates of incurring any such material Liability (exclusive of the liability to pay insurance premiums to the PBGC) under Title IV of ERISA.

(c) There are no pending actions or claims with respect to any of the Purchaser Benefit Plans by any employee or otherwise involving any such plan or the assets of any such plan (other than routine claims for benefits), except as, individually or in the aggregate, do not have and would not reasonably be expected to have a Purchaser Material Adverse Effect.

(d) No Purchaser Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or 3(37) of ERISA or is a “multiple employer plan” within the meaning of Section 413 of the Code or Section 4063 or 4064 of ERISA or a “multiple employer welfare benefit plan” within the meaning of Section 3(30) of ERISA. No Purchaser Benefit Plan is an employee pension benefit plan that is subject to Title IV of ERISA, Section 302 or 303 of ERISA or Section 412 or 436 of the Code.

(e) Except as set forth in Section 4.15(e) of the Purchaser Disclosure Schedule, no Purchaser Benefit Plan provides for or promises medical, surgical, hospitalization, death, disability, life insurance or similar benefits coverage (whether or not insured) for current or former employees, officers, service providers or directors of the Purchaser Entities or any of their Subsidiaries for periods extending beyond their retirement, other than coverage mandated by applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the regulations issued thereunder.

(f) Except as provided in this Agreement, as set forth in Section 4.15(f) of the Purchaser Disclosure Schedule or as required by applicable Law, the consummation of the Transactions at the Effective Time will not, either alone or in combination with another event, (i) entitle any current or former director, officer or employee of the Purchaser Entities or of any of their Subsidiaries to severance pay or any similar payment of (ii) result in any payment becoming due, accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such director, officer or employee. Except as set forth in Section 4.15(f) of the Purchaser Disclosure Schedule, neither Parent nor Purchaser is a party to any contract or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, and the consummation of the Transactions will not be a factor causing payments to be made by the Purchaser Entities to be non-deductible (in whole or in part) under Section 280G of the Code.

(g) This Section 4.15 contains the sole and exclusive representations and warranties of the Purchaser Entities regarding Purchaser Benefits Plans or ERISA matters, or liabilities or obligations, or compliance with Laws, relating thereto.

Section 4.16 Material Contracts.

(a) For purposes of this Agreement, a “Purchaser Material Contract” shall mean any Contract to which Parent or any of its Subsidiaries is a party:

(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) that contains (A) any exclusivity provision, (B) any right to develop or operate a business under any of the Company’s or any of its Subsidiaries’ brands, (C) any covenant that limits, curtails or restricts (x) in any material respect the ability of Parent or any of its Subsidiaries or in any way any of their respective Affiliates to compete in any line of business, in any geographic location or with any Person, (y) the Persons to whom Parent or any of its Subsidiaries may sell products or deliver services or (z) the types of products or services that Parent or any of its Subsidiaries may sell or deliver or (D) any “non-solicitation,” “no hire” or similar provision which restricts Parent or any of its Subsidiaries from soliciting, hiring, engaging, retaining or employing such Person’s current or former employees in a manner or to an extent that would interfere with the Ordinary Course of Business, in each case other than any such Contracts (1) to purchase inventory and other products for immediate consumption to be used in the Ordinary Course of Business (unless such Contract is material to the business or the financial condition of Parent and its Subsidiaries, taken as a whole), (2) that may be cancelled without material Liability to Parent or its Subsidiaries upon notice of thirty (30) days or less, (3) any such Contract for leased real property entered into in the Ordinary Course of Business that contains customary covenants that prohibit: (i) Parent or any of its Subsidiaries from using any trade names other than a trade name of Parent or its Subsidiaries, (ii) Parent or any of its Subsidiaries from using any leased real property to operate a different restaurant concept than the restaurant concept currently operated on such leased real property by Parent or its Subsidiary, or (iii) Parent or any of its Subsidiaries from operating other restaurant concepts of Parent or its Subsidiaries within a specified geographic area in relation to an existing restaurant of Parent or its Subsidiaries, or (4) that are not material to Parent and its Subsidiaries, taken as a whole;

(iii) entered into after June 1, 2014 (A) relating to the disposition, acquisition (directly or indirectly) by Parent or any of its Subsidiaries of properties, assets or businesses (whether by merger, purchase or sale of stock or assets or otherwise) with a fair market value in excess of $1,000,000, or (B) pursuant to which Parent or any of its Subsidiaries will acquire any material interest in any other Person or other business enterprise for an amount in excess, in the aggregate, of $1,000,000, other than the Subsidiaries of Parent, other than, in either case of clause (A) or (B), related to the construction, acquisition or development of new restaurant locations, or improvements or upgrades related to existing restaurant locations;

(iv) relate to a prior acquisition, divestiture, merger, license or similar transaction and contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations), that are still in effect and, individually or in the aggregate, could reasonably be expected to result in payments by Parent or any of its Subsidiaries in excess of $500,000;

(v) that relates to the formation, creation, operation, management or control of any legal partnership, strategic alliance or joint venture entity pursuant to which the Company has an obligation (contingent or otherwise) to make a material investment in or material extension of credit to any Person involving annual payments of at least $500,000;

(vi) that involves or relates to indebtedness (including any guarantee thereto) for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) outside the Ordinary Course of Business or in a principal amount in excess of $2,500,000;

(vii) that is a mortgage, pledge, security agreement, deed of trust, capital lease or similar agreement (other than any lease of real property) that creates or grants a Lien on any material property or asset of Parent or any of its Subsidiaries, in each case involving annual payments of more than $500,000;

(viii) that is a settlement, conciliation or similar agreement (x) with any Governmental Entity that imposes on Parent any material obligations after the date of this Agreement, or (y) which would require Parent or any of its Subsidiaries to pay consideration of more than $500,000 after the date of this Agreement;

(ix) with any of Parent or Purchaser’s directors or executive officers (including employment agreements), five percent or greater shareholders of Parent or Purchaser or any of their respective Affiliates (other than Parent or any of its Subsidiaries) or immediate family members;

(x) with any labor union, including any Collective Bargaining Agreement;

(xi) that (A) contains a standstill or similar agreement pursuant to which Parent or any of its Subsidiaries has agreed not to acquire (or agreed to cause any other Person not to acquire) assets or securities of a Person or (B) grants to any Person any right of first offer or right of first refusal to purchase, lease, sublease, use, possess or occupy all or a substantial part of the material assets of Parent or any of its Subsidiaries, taken as a whole;

(xii) that is a voting or registration rights agreement;

(xiii) that is a financial derivatives master agreement or confirmation, or futures account opening agreement and/or brokerage statement, evidencing financial hedging or similar trading activities;

(xiv) that is a Contract that expressly restricts or limits the payment of dividends or other distributions on equity securities;

(xv) to the extent material to the business or financial condition of Parent and its Subsidiaries, taken as a whole, that is a (w) consulting Contract, (x) Contract that contains requirements of minimum purchases by Parent or its Subsidiaries, (y) Contract that provides for the indemnification of any indemnitee outside the Ordinary Course of Business or (z) Contract granting a right of first refusal or first negotiation to any third party;

(xvi) any Contract that relates to the employment of any individual on a full-time or part-time, consulting or other basis providing annual compensation in excess of $250,000;

(xvii) that by its terms calls for aggregate payments by or to Parent or any of its Subsidiaries, of more than $500,000 in any 12-month period, except for any such Contract (x) that is a lease of real property, (y) that is an insurance policy of Parent or any of its Subsidiaries entered into in the Ordinary Course of Business or (z) to purchase inventory and other products for immediate consumption to be used in the Ordinary Course of Business;

(xviii) that contains a license or other right granted to Parent or any of its Subsidiaries of any material Intellectual Property (other than in-bound licenses of commercially available, off-the-shelf or “click wrap” Software that by their terms call for aggregate, one time or annual payments by Parent and its Subsidiaries of less than $150,000 per year);

(xix) that contains a license or other right granted by Parent or any of its Subsidiaries to a third Person outside the Ordinary Course of Business, pursuant to which such third Person is authorized to use any Parent or Subsidiary-owned, proprietary Intellectual Property;

(xx) any Contract, or group of Contracts with a Person (or group of Affiliated Persons), the termination or breach of which would have a Purchaser Material Adverse Effect, and is not disclosed pursuant to clauses (i) through (xix) above; or

(xxi) that contains a commitment or agreement to enter into any of the foregoing.

(b) Section 4.16 of the Purchaser Disclosure Schedule contains a complete and accurate list of all Purchaser Material Contracts to or by which Parent or any of its Subsidiaries is a party as of the date of this Agreement. As of the date hereof, true and complete copies of all Purchaser Material Contracts have been (i) publicly filed with the SEC or (ii) made available to the Company, together with any and all amendments and supplements thereto and material “side letters” and similar documentation relating thereto.

(c) Each Purchaser Material Contract listed on Section 4.16 of the Purchaser Disclosure Schedule is (i) a valid and binding obligation of Parent or its Subsidiary party thereto and enforceable against Parent or its Subsidiary party thereto in accordance with its terms (except that (x) such enforcement may be subject to a Bankruptcy and Equity Exception and (y) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought) and, to the Purchaser Entities’ Knowledge, except as set forth in Section 4.16 of the Purchaser Disclosure Schedule, each other party thereto and (ii) in full force and effect, except in the case of clauses (i) and (ii) above, as is not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. Parent and each of its Subsidiaries has performed its obligations required to be performed by it prior to the date of this Agreement under each Purchaser Material Contract to which it is a party and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder by Parent and its Subsidiaries party thereto, except in each case as is not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. To the Purchaser Entities’ Knowledge, each other party to each Purchaser Material Contract has performed its obligations required to be performed by it under such Purchaser Material Contract, and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder by any such other party thereto except in each case as is not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. To the Purchaser Entities’ Knowledge, since January 1, 2015 none of Parent or any of its Subsidiaries has received written notice of any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Purchaser Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that are not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. No party to any Purchaser Material Contract has given Parent or any of its Subsidiaries written notice of its intention to terminate or cancel any Purchaser Material Contract.

Section 4.17 Intellectual Property; Software.

(a) Section 4.17(a) of the Purchaser Disclosure Schedule sets forth an accurate and complete list of all (A) patents and patent applications, (B) trademark or service mark applications and registrations, (C) domain name registrations, and (D) copyright registrations and applications, in each case, owned or filed by Parent or any of its Subsidiaries. Either Parent or a Subsidiary of Parent owns, free and clear of all Liens (other than Permitted

Liens), or has a valid and continuing license or a valid right to use, all Intellectual Property and Software used in connection with the business of Parent and its Subsidiaries as currently conducted.

(b) Except as is not and would not reasonably be expected to be material to the Parent and its Subsidiaries, taken as a whole, (i) the conduct of the business as currently conducted by Parent and its Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any Person’s Intellectual Property, (ii) as of the date of this Agreement, there is no such claim pending or, to the Purchaser Entities’ Knowledge, threatened against Parent or its Subsidiaries, (iii) to the Purchaser Entities’ Knowledge as of the date of this Agreement no Person has or is infringing, misappropriating or otherwise violating any Intellectual Property owned by Parent or any of its Subsidiaries, and (iv) no such claims are pending or threatened in writing against any Person by Parent or any of its Subsidiaries.

(c) Parent and its Subsidiaries have taken reasonably necessary steps to protect and preserve the confidentiality of all material trade secrets and other material confidential information owned by Parent or any of its Subsidiaries.

(d) Parent or its Subsidiaries maintain control of copies of the Software included in the Intellectual Property which Parent or its Subsidiaries license from third Persons or otherwise use and documentation (including user guides) reasonably necessary to use such Software, and Parent or its Subsidiaries maintain control over the use of source code and/or such other documentation (including user guides and specifications) for all material proprietary Software developed or created by Parent or its Subsidiaries and owned by Parent or any of its Subsidiaries (“Purchaser Proprietary Software”) and/or such documentation (including user guides and specifications) reasonably necessary to use, maintain and modify the Purchaser Proprietary Software. The Purchaser Proprietary Software, and, to the Purchaser Entities’ Knowledge, the material Software included in the Intellectual Property which Parent or its Subsidiaries license from third Persons or otherwise use functions substantially in compliance with applicable written, published documentation and specifications. Parent or its Subsidiaries own, lease or license all Software, hardware, databases, computer equipment and other information technology necessary for the operations of Parent’s and its Subsidiaries’ businesses as currently conducted.

Section 4.18 Real Properties; Personal Properties.

(a) Section 4.18(a) of the Purchaser Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all real property owned by Parent or any of its Subsidiaries that is used or held for use in the operation of Parent’s and its Subsidiaries’ businesses as currently conducted as of the date of this Agreement.

(b) Section 4.18(b) of the Purchaser Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all leases of real property under which Parent or any of its Subsidiaries is a tenant or a subtenant and that is used or held for use in the operation of Parent’s and its Subsidiaries’ businesses as currently conducted as of the date of this Agreement.

(c) As of the date of this Agreement, except for those matters that, individually or in the aggregate, are not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole: (i) Parent and each of its Subsidiaries has good marketable and valid title to, or good and valid leasehold or sublease interests or other comparable contract rights in or relating to all real property of Parent and its Subsidiaries free and clear of all Liens, except for Permitted Liens, Liens securing outstanding indebtedness and minor defects in title, recorded easements, restrictive covenants and similar encumbrances of record that, individually or in the aggregate, do not and would not reasonably be expected to detract from the value of such property, (ii) Parent and each of its Subsidiaries has complied with the terms of all leases of real property of Parent and its Subsidiaries and all such leases are in full force and effect, enforceable in accordance with their terms against Parent or any Subsidiary party thereto and, to the Purchaser Entities’ Knowledge, the counterparties thereto and (iii) neither Parent nor any of its Subsidiaries has received or provided any written notice of any event or occurrence that has resulted or would reasonably be expected to result (with or without the giving of notice, the lapse of time or both) in a default with respect to any such lease.

(d) Except for those matters that are not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, the restaurants owned or leased by Parent or any of its Subsidiaries or otherwise used by Parent or any of its Subsidiaries in connection with the operation of their businesses are (as to physical plant and structure) structurally sound, in good operating condition and repair (ordinary wear and tear excepted), and are adequate for the uses to which they are being put.

(e) Except as does not and would not reasonably be expected to materially interfere with the ability of Parent and its Subsidiaries to conduct their businesses as presently conducted, the machinery, equipment, furniture, fixtures, trade fixtures, improvements and other tangible personal property and assets owned, leased or used by Parent or any of its Subsidiaries (the “Purchaser Assets”) are in good operating condition and repair (ordinary wear and tear excepted) and, in the aggregate, sufficient and adequate to carry on their respective businesses as presently conducted, and Parent and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such Purchaser Assets that are material to Parent and its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens and Liens securing outstanding indebtedness.

(f) Each of Parent’s and its Subsidiaries’ personal property leases is in full force and effect and neither Parent nor any Subsidiary has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by Parent or any Subsidiary under any such personal property leases and, to the Purchaser Entities’ Knowledge, no other party is in default thereof.

Section 4.19 Environmental Matters. Except as do not and would not reasonably be expected to have a Purchaser Material Adverse Effect, individually or in the aggregate:

(a) Since June 1, 2014, Parent and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, including, but not limited to, obtaining, possessing and complying with all Environmental Permits;

(b) There is no pending or, to the Purchaser Entities’ Knowledge, threatened claim, investigation, legal or administrative Proceeding against Parent or any of its Subsidiaries under or pursuant to any Environmental Law. Neither Parent nor any of its Subsidiaries has received written notice from any Person, including but not limited to any Governmental Entity, alleging any current or past violation of any applicable Environmental Law or Environmental Permit or otherwise may be liable under any applicable Environmental Law or Environmental Permit, which violation or material Liability is unresolved. Neither Parent nor any Subsidiary is a party or subject to any administrative or judicial order or decree pursuant to any Environmental Law;

(c) Neither Parent nor any of its Subsidiaries has caused the release, spill or discharge of any Hazardous Substances, and with respect to real property that is currently, or, to the Purchaser Entities’ Knowledge, formerly owned, leased or operated by Parent or any of its Subsidiaries, there have been no releases, spills or discharges of Hazardous Substances on or underneath any of such real property that would be reasonably likely to result in a material Liability on the part of Parent or any of its Subsidiaries;

(d) Parent and each of its Subsidiaries have provided the Company with access to all material environmental assessments, audits, reports and similar material documentation related to environmental matters or potentially material liabilities under any Environmental Law or Environmental Permit, including any related correspondence with Governmental Entities, that are in the possession, custody or reasonable control of Parent or any of its Subsidiaries.

Section 4.20 Brokers and Finders’ Fees. Other than Stephens, Inc., there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who is entitled to any fee, commission or reimbursement of Expenses from Parent or any of its Subsidiaries in connection with the Transactions.

Section 4.21 Suppliers. Section 4.21 of the Purchaser Disclosure Schedule sets forth the ten (10) largest suppliers of Parent and its Subsidiaries for the twelve (12) month period ending on January 1, 2017 (excluding construction and capital expenses related to construction and equipment purchases for restaurants opened or under development during such period). To the Purchaser Entities’ Knowledge, since January 2, 2017, there has not been any material adverse change in the business relationship of Parent or any of its Subsidiaries with any such material supplier, and neither Parent nor any of its Subsidiaries has received any written communication or notice from any such material supplier to the effect that any such supplier (a) has changed, modified, amended or reduced, or intends to change, modify, amend or reduce, its business relationship with Parent or any of its Subsidiaries in a manner inconsistent with the Ordinary Course of Business, or (b) will fail to perform in any respect, or intends to fail to perform in any respect, its obligations under any of its Contracts with Parent or any of its Subsidiaries, except in each case of (a) and (b), as would not reasonably be expected to interfere materially with the ability of Parent or its Subsidiaries to conduct their businesses as presently conducted.

Section 4.22 Insurance. Section 4.22 of the Purchaser Disclosure Schedule sets forth a true, complete and correct list of all Policies maintained by Parent or any of its Subsidiaries. Taken as a whole and in all material respects, the Policies of Parent and its Subsidiaries (a) provide coverage for the operations conducted by Parent and its Subsidiaries as of the date of this Agreement of a scope and coverage consistent with customary practice in the industries in which Parent and its Subsidiaries operate and (b) as of the date of this Agreement are in full force and effect. Neither Parent nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, of any of the Policies. No written notice of cancellation or termination has been received by Parent or any of its Subsidiaries with respect to any of the Policies.

Section 4.23 Quality and Safety of Food and Beverage Products. Since June 1, 2014, (a) there have been no recalls of any food or beverage product of Parent or any of its Subsidiaries, whether ordered by a Governmental Entity or undertaken voluntarily by Parent or any of its Subsidiaries and (b) none of the food or beverage products of Parent or any of its Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, or pose an inappropriate threat to the health or safety of a consumer when consumed in the intended manner, except in each case of (a) and (b), as would not, reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

Section 4.24 No Other Representations and Warranties; Disclaimers.

(a) Except for the representations and warranties made by the Purchaser Entities in this Article IV, none of the Purchaser Entities or any other Person makes any express or implied representation or warranty with respect to the Purchaser Entities or any of their respective Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and each Purchaser Entity hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Purchaser Entities in this Article IV, none of the Purchaser Entities or any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Purchaser Entities, any of their respective Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of the Purchaser Entities, the negotiation of the Transaction Agreements or in the course of the consummation of the Transactions.

(b) Notwithstanding anything contained in this Agreement to the contrary, each of the Purchaser Entities acknowledges and agrees that neither the Company nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in Article II and the Sellers in Article III hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to the Purchaser Entities or any of their respective Affiliates or Representatives. Without limiting the generality of the foregoing, each of the Purchaser Entities acknowledges and agrees that no representations or warranties other than in Article II and Article III are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to any Purchaser Entity or any of its Affiliates or Representatives.

ARTICLE V

CONDUCT OF BUSINESS

Section 5.1 Conduct of the Business by the Company.

(a) From the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated in accordance with Section 9.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.1 of the Company Disclosure Schedule or (z) as otherwise contemplated, required or expressly permitted by this Agreement, unless Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct the Business in the Ordinary Course of Business in all material respects and, to the extent consistent therewith, use its commercially reasonable efforts to (i) preserve intact in all material respects the Business and its organization, (ii) preserve the assets, rights and properties owned or used by the Business in good repair and condition, (iii) retain the services of its current officers, employees and consultants, including all Business Employees and (iv) preserve the goodwill and relationship of the Company and each of its Subsidiaries, or the Business, with customers, key employees, suppliers, licensors, licensees, lessors and other Persons with which it has material business dealings; provided, however, that no action or failure to take action by the Company or any of its Subsidiaries with respect to any matter specifically requiring Purchaser’s consent under any provision of Section 5.1(b) shall constitute a breach under this Section 5.1(a), unless such action or failure to take action would constitute a breach of such provision of Section 5.1(b).

(b) Without limiting the generality of the foregoing (except as provided therein), from the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.1 of the Company Disclosure Schedule or (z) as otherwise contemplated, required or permitted by this Agreement, unless Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i) amend or propose or agree to amend, in any material respect, the Company Certificate or Company LLC Agreement;

(ii) (A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock and/or property) in respect of any of its equity or set any record date therefor, except for (1) dividends or distributions by any wholly-owned Subsidiary of the Company to the Company or to any other wholly-owned Subsidiary of the Company or (2) tax distributions by the Company to its owner to enable it (or its direct or indirect owners) to pay U.S. federal and applicable state and local income tax with respect to the Company’s income, (B) adjust, split, combine, subdivide or reclassify any of its equity or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, its outstanding membership interests, or (C) repurchase, redeem or otherwise acquire any outstanding membership interests of the Company or any of its Subsidiaries, or any other equity interests or any rights, warrants or options to acquire any such interests;

(iii) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition or pledge or other encumbrance of, any membership interests or other securities

(including any options, warrants or any similar security exercisable for, or convertible into, such securities) or make any changes (by combination, merger, consolidation, reorganization, liquidation or otherwise) in the capital structure of the Company or any of its Subsidiaries;

(iv) merge or consolidate with any other Person or acquire any equity interests in or material assets of any Person, business or division thereof, or make any investment in excess of $500,000 in, any other Person, business or any division thereof (whether through the acquisition of stock, assets or otherwise);

(v) sell, transfer, assign, abandon, lease, sublease, license, guarantee, subject to a Lien, except for a Permitted Lien, or otherwise dispose of or encumber, or authorize the sale, transfer, assignment, abandonment, lease, sublease, license, guarantee, Lien, or other disposition or encumbrance of any material properties, rights, assets, product lines or businesses of the Company or any of its Subsidiaries, or otherwise material to the Business (including capital stock or other equity interests of any Subsidiary) except (A) pursuant to Contracts in effect prior to the execution and delivery of this Agreement (true and complete copies of which have been provided to Purchaser prior to the date hereof) and renewals or permitted terminations thereof made in the Ordinary Course of Business, (B) any such transaction involving assets of the Company or any of its Subsidiaries not in excess of $2,000,000 or (C) sales, leases or licenses of inventory, equipment and other assets in the Ordinary Course of Business;

(vi) (A) make any loans, advances or capital contributions to any other Person; (B) create, incur, redeem, repurchase, defease, prepay, or otherwise acquire or modify the terms of, any indebtedness for borrowed money in excess of $1,000,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligation of any Person for borrowed money, except for, in the case of each of clause (A) and clause (B), (1) transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, (2) any draw-down of funds under an outstanding line of credit agreement (true and complete copies of which have been provided to Purchaser prior to the date hereof) in the Ordinary Course of Business, (3) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness on no less favorable terms than such existing indebtedness (provided no such indebtedness provides for a prepayment penalty) or (4) indebtedness for borrowed money incurred pursuant to agreements in effect prior to the execution and delivery of this Agreement; (C) make or commit to make any capital expenditure or miscellaneous expenditure related to maintenance and additions in excess of $250,000 individually other than such expenditures which are set forth in the Company’s capital budget for fiscal 2017, a true and complete copy of which was made available to Purchaser prior to the date of this Agreement (provided, however, that the Company may make any unscheduled capital expenditure for immediate repair of failed systems or machinery necessary to maintain or keep a Restaurant open or as a result of natural disasters that have adversely affected a Restaurant or are reasonably anticipated to adversely affect a Restaurant unless such actions are taken); or (D) cancel any material debts of any Person to the Company or any Subsidiary of the Company or waive any claims or rights of material value;

(vii) except as required pursuant to any Company Benefit Plan in effect on the date of this Agreement, (A) increase the compensation or other benefits payable or provided to the Company’s directors or officers, (B) except for the employee salary and bonus review process and related adjustments substantially as conducted each year and promotions in the Ordinary Course of Business, materially increase the compensation or benefits payable or provided to the Company employees other than the Company’s officers, (C) enter into any employment, change of control, severance or retention agreement with any employee of the Company (except for (1) an agreement with a non-officer employee who has been hired to replace a similarly situated non-officer employee who was party to such an agreement, (2) renewals or replacements of existing agreements with current non-officer employees upon expiration of the term of the applicable agreement on substantially the same terms as the previous agreement or (3) for severance agreements entered into with non-officer employees in the Ordinary Course of Business in connection with terminations of employment), (D) establish, adopt, enter into or amend any Collective Bargaining Agreement, Company Benefit Plan or any other plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their dependents or beneficiaries, except as required to comply with Section 409A of the Code or other applicable Law; provided, that a copy of any such amendment shall be provided to Purchaser at least five (5) Business Days prior to adoption thereof for Purchaser to review and approve (such approval not to be unreasonably withheld or delayed), (E) hire or offer employment to any individual who would be an officer of the Company or any of its Subsidiaries, or terminate the employment of any officer of the Company or any of its Subsidiaries, or (F) except in the Ordinary Course of Business, hire or offer employment to any individual (other than any individual who would be an officer of the Company or its Subsidiaries), or terminate the employment of any Business Employee (other than the Company’s or its Subsidiaries’ officers);

(viii) settle, release, waive or compromise (A) any pending or threatened material claim for an amount in excess of the amount of the specifically corresponding reserve established on the combined balance sheet of the Business as reflected in the Interim Balance Sheet plus any applicable third party insurance proceeds, or (B) any pending or threatened material claim that entails (x) the incurrence of any obligation (other than the payment of money) to be performed by the Company or its Subsidiaries following the Effective Time that would be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, or (y) obligations that would impose any material restrictions on the Business or operations of the Company or any of its Subsidiaries, except as already required by any Company Material Contract in effect prior to the execution and delivery of this Agreement (a true and complete copy of which was provided to Parent prior to the date hereof) in the Ordinary Course of Business;

(ix) (A) enter into a Contract that involves payments to or from the Company or any of its Subsidiaries in excess of $500,000 or that would otherwise constitute a Company Material Contract hereunder had it been effective as of the date of this Agreement, (B) modify, amend or terminate any such Contract or any Company Material Contract or Real Property Lease, in each case in a manner that would be material and adverse to the Business, (C) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract or Real Property Lease outside the Ordinary Course of Business, (D) enter into any Contract or Real Property Lease which contains a change of control or similar provision that would require a payment to the other party or parties thereto in connection with the Transactions (including in combination with any other event or circumstance), or (E) enter into, terminate or amend any Company Material Contract for the purchase of inventory other than a Contract that provides for the purchase of inventory for immediate use or consumption in the Ordinary Course of Business;

(x) enter into or amend in any material manner any Contract, agreement or commitment (A) with any former or present director, officer or employee of the Company or any of its Subsidiaries or any Business Employee, or (B) with any Affiliate or associate (as defined under the Exchange Act) of any of the foregoing Persons, in each case, except to the extent permitted under paragraph (vii) above;

(xi) sell, assign, convey, abandon, encumber, transfer, license or otherwise dispose of, or otherwise extend, amend or modify, any rights to any Intellectual Property material or necessary to carry on the Business (other than license to the Company’s Subsidiaries);

(xii) alter or amend in any material respect any existing accounting methods, principles or practices, except as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) GAAP or applicable Law;

(xiii) make or change any material Tax election, change (or make a request to any Taxing Authority to change) any material aspect of its method of accounting for Tax purposes, or amend any income or other material Tax Return;

(xiv) settle or compromise any material Tax claim or assessment, or enter into any closing agreement with any Taxing Authority;

(xv) propose, adopt or enter into a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except as contemplated by this Agreement;

(xvi) intentionally defer the payment of any accounts payable beyond the date such payable is due without penalty, except where any such amount payable is being disputed in good faith;

(xvii) permit any Business Employee or other Person to remove any material Company Assets or assets material to the Business from the corporate office, warehouses, Restaurants of the Company or any of its Subsidiaries’ facilities other than in connection with the performance of employment responsibilities in the Ordinary Course of Business;

(xviii) (a) issue any coupons or complimentary rights for dining other than in the Ordinary Course of Business or (b) sell any coupons or gift certificates at less than eighty percent (80%) of fair value;

(xix) materially increase or decrease the average restaurant, corporate or warehouse facility inventory of the Company or any of its Subsidiaries other than in the Ordinary Course of Business or otherwise due to seasonality;

(xx) fail to maintain in full force and effect material insurance policies covering the Business, the Company or its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice in all material respects;

(xxi) change its fiscal year;

(xxii) enter into any new line of business outside of its existing business;

(xxiii) implement or announce any material reductions in labor force, mass lay-offs or plant closings, early retirement programs, or new severance programs or policies concerning any Business Employees (excluding routine employee terminations or severance as determined in the sole discretion of the Company);

(xxiv) enter into any “non-compete,” exclusivity, non-solicitation or similar agreement that would restrict, in any material respect, the businesses or operations of the Company, the Surviving Company or any of their Subsidiaries or that would in any way restrict, in any material respect, the businesses or operations of Parent or its other Affiliates, or take any action that may impose new or additional regulatory requirements on Parent or any of its Affiliates;

(xxv) enter into, renew or modify any indemnification agreement with any indemnified Person, except for any agreement to provide indemnification in connection with any Contract to purchase inventory and other products for immediate consumption in the Ordinary Course of Business and that is not material to the Business; or

(xxvi) authorize or commit or agree to take any of the foregoing actions.

Section 5.2 Conduct of Purchaser Entities.

(a) From the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated in accordance with Section 9.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.2 of the Purchaser Disclosure Schedules or (z) as otherwise contemplated, required or expressly permitted by this Agreement, unless the Sellers or the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall and shall cause each of its Subsidiaries to, conduct its business in a prudent manner and to use its commercially reasonable efforts to (i) preserve intact in all material respects its business organization, (ii) preserve its assets, rights and properties in good repair and condition, (iii) retain the services of its current officers, employees and consultants, and (iv) preserve the goodwill and relationship of Parent, Purchaser and each of their Subsidiaries with customers, key employees, suppliers, licensors, licensees, lessors and other Persons with which it has material business dealings.

(b) Without limiting the generality of the foregoing (except as provided therein), from the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.2 of the Purchaser Disclosure Schedule or (z) as otherwise contemplated, required or permitted by this Agreement, unless the Sellers or the Company shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing, neither Parent, nor Purchaser shall, and Parent and Purchaser shall cause their Subsidiaries not to, directly or indirectly:

(i) amend or propose or agree to amend, in any material respect, any Governing Document, except as expressly contemplated by this Agreement and the Transactions contemplated hereunder;

(ii) (A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock and/or property) in respect of any of its capital stock or set any record date therefor, except for (1) dividends or distributions by any wholly-owned Subsidiary of Parent to Parent or to any other wholly-owned Subsidiary of Parent, or (2) tax distributions by the Purchaser (consistent with past practice of the Purchaser) to its owners to enable it (or its direct or indirect owners) to pay U.S. federal and applicable state and local income tax with respect to the Purchaser’s income, (B) adjust, split, combine, subdivide or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock, except with respect to the capital stock or securities of any Subsidiary, in connection with transactions among Parent and Purchaser and its wholly-owned Subsidiaries or among Parent’s wholly-owned Subsidiaries, (C) repurchase, redeem or otherwise acquire any shares of the capital stock of Parent or any of its Subsidiaries, or any other equity interests or any rights, warrants or options to acquire any such shares or interests, except (1) for repurchases of shares of Pre-Closing Parent Common Stock or Old LLC Units in connection with the exercise of Parent or Purchaser options (including in satisfaction of any amounts required to be deducted or withheld under applicable Law), in each case outstanding as of the date of this Agreement, (2) with respect to the capital stock or securities of any Subsidiary, in connection with transactions among Parent and Purchaser and one or more of its wholly-owned Subsidiaries or among Parent’s wholly-owned Subsidiaries, or (3) pursuant to any publicly announced share repurchase program;

(iii) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition or pledge or other encumbrance of, any shares of its capital stock or other securities (including any options, warrants or any similar security exercisable for, or convertible into, such capital stock or similar security) or make any changes (by combination, merger, consolidation, reorganization, liquidation or otherwise) in the capital structure of Parent, Purchaser or any of their Subsidiaries, except for (A) the issuance of shares of Pre-Closing Parent Common Stock or Old LLC Units pursuant to Contracts in effect prior to the execution and delivery of this Agreement (true and complete copies of which have been provided to the Company prior to the date hereof), (B) issuance of shares of Pre-Closing Parent Common Stock in connection with the exercise of Parent or Purchaser options outstanding as of the date of this Agreement, or (C) issuances by a wholly-owned Subsidiary of Parent of capital stock to such Subsidiary’s parent, Parent or another wholly-owned Subsidiary of Parent;

(iv) enter into any agreement with respect to the voting of its capital stock;

(v) merge or consolidate with any other Person or acquire any equity interests in or material assets of any Person, business or division thereof, or make any investment in excess of $2,000,000 in, any other Person, business or any division thereof (whether through the acquisition of stock, assets or otherwise);

(vi) sell, transfer, assign, abandon, lease, sublease, license, guarantee, subject to a Lien, except for a Permitted Lien, or otherwise dispose of or encumber, or authorize the sale, transfer, assignment, abandonment, lease, sublease, license, guarantee, Lien, or other disposition or encumbrance of any material properties, rights, assets, product lines or businesses of Parent or Purchaser or any of their Subsidiaries (including capital stock or other equity interests of any Subsidiary) except (A) pursuant to Contracts in effect prior to the execution and delivery of this Agreement (true and complete copies of which have been provided to the Company prior to the date hereof) and renewals or permitted terminations thereof made in the Ordinary Course of Business, (B) any such transaction involving assets of Parent or any of its Subsidiaries not in excess of $2,000,000 or (C) sales, leases or licenses of inventory, equipment and other assets in the Ordinary Course of Business;

(vii) (A) make any loans, advances or capital contributions to any other Person; (B) create, incur, redeem, repurchase, defease, prepay, or otherwise acquire or modify the terms of, any indebtedness for borrowed money in excess of $1,000,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligation of any Person for borrowed money, except for, in the case of each of clause (A) and clause (B), (1) transactions among Parent and its wholly-owned Subsidiaries or among Parent’s wholly-owned Subsidiaries, (2) any draw-down of funds under any loan agreement in effect prior to the execution and delivery of this Agreement in the Ordinary Course of Business, (3) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness on less favorable terms than such existing indebtedness (provided no such indebtedness provides for a prepayment penalty) or (4) indebtedness for borrowed money incurred pursuant to agreements in effect prior to the execution and delivery of this Agreement; (C) make or commit to make any capital expenditure or miscellaneous expenditure related to maintenance and additions in excess of $250,000 individually other than such expenditures which are set forth in Parent’s capital budget for fiscal 2017, a true and complete copy of which was made available to the Company prior to the date of this Agreement, or in Parent’s capital budget for fiscal 2018 when approved by Parent’s board of directors and made available to the Company (provided, however, that Parent or Purchaser may make any unscheduled capital expenditure for immediate repair of failed systems or machinery necessary to maintain or keep a restaurant open or as a result of natural disasters that have adversely affected a restaurant or are reasonably anticipated to adversely affect a restaurant unless such actions are taken); or (D) cancel any material debts of any Person to Parent or any Subsidiary of Parent or waive any claims or rights of material value;

(viii) other than the settlement, release, waiver or compromise of any pending or threatened claims, liabilities or obligations in connection with any shareholder litigation against Parent and/or its officers, directors, employees and Representatives relating to the Agreement or the Transactions (which matters, for the avoidance of doubt, are addressed exclusively in Section 6.13), settle, release, waive or compromise any pending or threatened material claim for an amount in excess of the amount of the specifically corresponding reserve established on the consolidated balance sheet of Parent as reflected in the most recent applicable Parent SEC Document plus any applicable third party insurance proceeds, or that entails (A) the incurrence of any obligation (other than the payment of money) to be performed by Parent or its Subsidiaries following the Effective Time that is, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, or (B) obligations that would impose any material restrictions on the business or operations of Parent, Purchaser or any of their Subsidiaries, except as already required by any Contract in effect prior to the execution and delivery of this Agreement (a true and complete copy of which was provided to the Company prior to the date hereof) in the Ordinary Course of Business;

(ix) sell, assign, convey, abandon, encumber, transfer, license or otherwise dispose of, or otherwise extend, amend or modify, any rights to any Intellectual Property material or necessary to carry on Parent’s and its Subsidiaries’ business (other than licenses to Parent’s Subsidiaries);

(x) alter or amend in any material respect any existing accounting methods, principles or practices, except as may be required by (or, in the reasonable good faith judgment of Parent, advisable under) GAAP or applicable Law;

(xi) propose, adopt or enter into a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Parent, Purchaser or any of its Subsidiaries, except as expressly contemplated by this Agreement and the Transactions contemplated hereunder;

(xii) intentionally defer the payment of any accounts payable beyond the date such payable is due without penalty, except where any such amount payable is being disputed in good faith;

(xiii) permit any employee or other Person to remove any material Purchaser Assets from the corporate office, warehouses, restaurants of Parent, Purchaser or any of their Subsidiaries’ facilities other than in connection with the performance of employment responsibilities in the Ordinary Course of Business;

(xiv) (a) issue any coupons or complimentary rights for dining other than in the Ordinary Course of Business or (b) sell any coupons or gift certificates at less than eighty percent (80%) of fair value;

(xv) materially increase or decrease the average restaurant, corporate or warehouse facility inventory of Parent, Purchaser or any of their Subsidiaries other than in the Ordinary Course of Business or otherwise due to seasonality;

(xvi) fail to maintain in full force and effect material insurance policies covering Parent and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice in all material respects;

(xvii) change its fiscal year;

(xviii) enter into any new line of business outside of its existing business;

(xix) implement or announce any material reductions in labor force, mass lay-offs or plant closings, early retirement programs, or new severance programs or policies concerning employees of Parent or any of its Subsidiaries (excluding routine employee terminations or severance as determined in the sole discretion of Parent or Purchaser);

(xx) enter into any “non-compete,” exclusivity, non-solicitation or similar agreement that would restrict in any material respect the businesses or operations of Parent, Purchaser, the Surviving Company or any of their Subsidiaries or that would in any way restrict in any material respect the businesses or operations of the Sellers or their other Affiliates;

(xxi) enter into, renew or modify any indemnification agreement with any indemnified Person, except for any agreement to provide indemnification in connection with any Contract to purchase inventory and other products for immediate consumption in the Ordinary Course of Business (that is not material to Parent and its Subsidiaries, taken as a whole);

(xxii) authorize or commit or agree to take any of the foregoing actions.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Preparation of the Proxy Statement; Parent Shareholders Meeting; Parent Board Recommendation.

(a) As soon as practicable following the date of this Agreement (and in any event not later than the later of 45 days following the date hereof or 10 days after the delivery of the Audited Financial Statements pursuant to

Section 8.2(f)), Parent shall prepare and file with the SEC the form of proxy statement that will be provided to the Parent Shareholders in connection with the solicitation of proxies for use at the Parent Shareholder Meeting (collectively, as amended or supplemented from time to time, the “Proxy Statement”). Parent shall provide the Company and its counsel a reasonable opportunity to review and comment on the Proxy Statement sufficiently prior to the filing thereof with the SEC, and Parent shall give reasonable and good faith consideration to any comments made by the Company and its counsel (it being understood that the Company and its counsel shall provide any comments thereon as soon as reasonably practicable). The Company shall furnish, or cause to be furnished, all information concerning itself (and its Affiliates, if applicable), the Business and related financial data, as Parent may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Parent shall use its reasonable best efforts to cause the Proxy Statement to be filed in definitive form with the SEC and to be mailed to the Parent Shareholders as promptly as practicable thereafter. The Company shall reasonably cooperate with any reasonable request by Parent in respect of such efforts, which may include causing the Company and its Affiliates’ employees and independent accountants to cooperate with Parent and its independent accountants in the preparation of any pro forma financial information required to be included in the Proxy Statement. No filing of, or amendment or supplement to the Proxy Statement will be made by Parent without providing the Company a reasonable opportunity to review and comment thereon, and giving reasonable and good faith consideration to any comments made by the Company and its counsel (it being understood that the Company and its counsel shall provide any comments thereon as soon as reasonably practicable). If at any time prior to the Effective Time any information relating to Parent, Purchaser or the Company, or any of their respective Affiliates, directors or officers, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly prepared and (subject to the preceding sentence) filed with the SEC and, to the extent required by applicable Law, disseminated to the Parent Shareholders. The parties shall (i) notify each other promptly of the receipt of any communications from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Transactions, and (ii) provide each other and their counsel a reasonable opportunity to review and comment on any response to any comments of the SEC or its staff, and such parties shall give reasonable and good faith consideration to any comments made by the other parties and their counsel, including to confirm that the parties are treating the SEC’s or its staff’s review and comments consistently (it being understood that the other parties and their counsel shall provide any comments thereon as soon as reasonably practicable).

(b) Parent shall, as soon as practicable following the date of this Agreement, (i) in accordance with applicable Law and the Governing Documents of Parent, (A) establish a record date for, duly call, and give notice of, a special meeting of the Parent Shareholders solely for the purpose of obtaining the Parent Shareholder Approvals (the “Parent Shareholders Meeting”) and (B) thereafter, convene and hold the Parent Shareholders Meeting and, (ii) subject to the ability of Parent to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.3(c), include in the Proxy Statement the Parent Board Recommendation. The Proxy Statement shall include a copy of the Fairness Opinion and (subject to the ability of Parent to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.3(c)) the Parent Board Recommendation.

(c) Subject to the ability of Parent to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.3(c), Parent shall take all action that is both reasonable and lawful to solicit from its shareholders proxies in favor of the proposal to adopt and approve this Agreement, the Merger, and the Transactions, and shall take all other reasonable actions necessary or advisable to secure the vote or consent of the Parent Shareholders that are required by the rules of the NYSE and the TBCA. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Shareholders Meeting, as necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Parent Shareholders within a reasonable amount of time in advance of the Parent Shareholders Meeting.

Section 6.2 Seller Exclusivity; No Solicitation. From and after the date hereof, the Sellers shall, and shall cause their Subsidiaries, Affiliates and Representatives to, (i) immediately cease and terminate any solicitation, encouragement (including by way of providing access to non-public information or the business, properties, assets or personnel of the Business, the Company, or any of its Subsidiaries, to any Person and its Representatives, its Affiliates and its prospective equity and debt financing sources), discussions or negotiations with any Persons that may be ongoing with respect to any inquiry or proposal in respect of any Competing Proposal, and (ii) until the earlier of the Effective Time or the termination of this Agreement in accordance with Article IX, not directly or indirectly (A) initiate, solicit, knowingly facilitate or knowingly encourage (publicly or otherwise) (including by way of providing access to non-public information or the business, properties, assets or personnel of the Business, the Company, or any of its Subsidiaries, to any Person and its Representatives and its Affiliates) any inquiries regarding, or the making, submission or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to a Competing Proposal, (B) engage or enter into, or otherwise participate in any discussions or negotiations with respect to, or provide any non-public information or data concerning, the Business, the Company, or its Subsidiaries, to any Person relating to, or that would reasonably be expected to lead to, any Competing Proposal or otherwise cooperate with or assist or participate in, or knowingly facilitate such inquiries, proposals, discussions or negotiations, or (C) otherwise facilitate any such inquiries, proposals, discussion or negotiations or any effort or attempt by any Person to make a Competing Proposal. A breach by any Subsidiary, Affiliate or Representative of the Sellers of this Section 6.2 shall constitute a breach by the Sellers of this Section 6.2.

Section 6.3 Parent Exclusivity; No Solicitation; Recommendation Withdrawal.

(a) Except as expressly permitted by this Section 6.3 (including Section 6.3(c)), from and after the date hereof, Parent and its Subsidiaries and their respective officers and directors shall, and Parent shall cause its Representatives to, (i) immediately cease and terminate any solicitation, encouragement (including by way of providing access to non-public information or the business, properties, assets or personnel of Parent or any of its Subsidiaries to any Person and its Representatives, its Affiliates and its prospective equity and debt financing sources), discussions or negotiations with any Persons that may be ongoing with respect to any inquiry or proposal in respect of any Alternative Proposal and, to the extent applicable, request such Person to return or destroy promptly all confidential information concerning Parent and its Subsidiaries, and (ii) until the earlier of the Effective Time or the termination of this Agreement in accordance with Article IX, not directly or indirectly (A) initiate, solicit, knowingly facilitate or knowingly encourage (publicly or otherwise) (including by way of providing access to non-public information or the business, properties, assets or personnel of Parent or any of its Subsidiaries to any Person and its Representatives and its Affiliates) any inquiries regarding, or the making, submission or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to an Alternative Proposal, (B) engage or enter into or otherwise participate in any discussions or negotiations with respect to, or provide any non-public information or data concerning, Parent or its Subsidiaries to any Person relating to, or that would reasonably be expected to lead to, any Alternative Proposal or otherwise cooperate with or assist or participate in, or knowingly facilitate such inquiries, proposals, discussions or negotiations, (C) grant to any Person, to the extent applicable, any waiver, amendment or release under any standstill or confidentiality agreement, rights agreement or any takeover statute (in each case, other than (if Parent’s board of directors first determines that the failure to take such action would be inconsistent with Parent’s directors’ fiduciary duties under Applicable Law) a limited waiver, amendment or release thereunder, to the extent applicable, for the sole purpose of allowing any Person or Group to make an Alternative Proposal or an offer that would reasonably be expected to lead to an Alternative Proposal) or (D) otherwise facilitate any such inquiries, proposals, discussion or negotiations or any effort or attempt by any Person to make an Alternative Proposal. A breach by any Subsidiary, Affiliate or Representative of Parent of this Section 6.3 shall constitute a breach by Parent of this Section 6.3.

(b) Notwithstanding anything in this Agreement to the contrary but subject to the last sentence of this Section 6.3(b), at any time following the date hereof and prior to the time the Parent Shareholder Approvals are obtained, if Parent or any of its Subsidiaries obtains an Alternative Proposal from any Person or Group that did not result from a material breach of this Section 6.3:

(i) Parent or its Subsidiaries and its Representatives may contact such Person or Group solely to clarify the terms and conditions thereof;

(ii) Parent or its Subsidiaries and its Representatives may provide non-public information and data concerning Parent and its Subsidiaries to such Person or Group, their Representatives and their prospective equity and debt financing sources; provided that Parent shall make available to the Company (through an electronic data site or otherwise), concurrently with providing such information to any such Person(s), any non-public information concerning Parent or its Subsidiaries that Parent made available to any such Person or Group, their Representatives and their prospective equity and debt financing sources if such information was not previously made available to the Company; and

(iii) Parent or its Subsidiaries and its Representatives may engage or participate in any discussions or negotiations with such Person regarding such Alternative Proposal;

provided that, prior to taking any actions described in clauses (ii) or (iii) above, (x) such Person first executes a confidentiality agreement with Parent with terms not less restrictive of such Person as the obligations of the Company set forth in Section 6.4 hereof, and Parent’s board of directors determines in good faith (after consultation with its financial advisor and outside counsel) that (A) the failure to take such action would be inconsistent with Parent directors’ fiduciary duties under Applicable Law and (B) such Alternative Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal, (y) Parent provides prompt notice to the Company of each such determination by Parent’s board of directors and of its intent to provide such information or engage in such negotiations or discussions, and (z) such Alternative Proposal did not result from a material breach of this Section 6.3.

From and after the date hereof and until the Effective Time, or if earlier, the termination of this Agreement in accordance with Article IX, Parent shall notify the Company promptly of any Alternative Proposal received by Parent, its Subsidiaries or any of their Representatives, and such notice shall include the identity of the Person or Group making such Alternative Proposal and the material terms of any such Alternative Proposal. From and after the date of this Agreement, Parent shall keep the Company and its Representatives reasonably informed of any material developments, discussions or negotiations regarding any Alternative Proposal on a current basis and shall update the Company on the status and terms of such Alternative Proposal.

(c) Except as set forth in this Section 6.3(c), Parent’s board of directors shall not (i) (A) change, withhold, withdraw, qualify or modify (or resolve or publicly propose to change, withhold, withdraw, qualify or modify), in a manner adverse to the Company, the Parent Board Recommendation, (B) fail to include the Parent Board Recommendation in the Proxy Statement, (C) adopt, approve, authorize, declare advisable or recommend to propose to adopt, approve, authorize or declare advisable (whether publicly or otherwise) any Alternative Proposal, or (D) take formal action, make any recommendation in connection with, or fail to recommend against, any Alternative Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14d-9 relating thereto within ten (10) Business Days after the commencement of such Alternative Proposal (any such action, a “Recommendation Withdrawal”); or (ii) approve or recommend, or resolve or publicly propose to approve or recommend, or cause or permit Parent or any of its Subsidiaries to enter into, any letter of intent, memorandum of understanding, acquisition agreement, merger agreement or similar definitive agreement relating to any Alternative Proposal (other than a confidentiality agreement pursuant to Section 6.3(b)) (an “Alternative Proposal Agreement”).

Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Parent Shareholder Approvals, but not after, so long as none of Parent, its Subsidiaries or their Representatives have not breached in any material respect this Section 6.3, the Parent’s board of directors may, if the Parent’s board of directors determines in good faith (after consultation with its financial advisor and outside counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (x) effect a Recommendation Withdrawal in response to an Alternative Proposal that Parent’s board of directors determines in good faith (after consultation with its financial advisor and outside counsel) is a Superior Proposal made after the date hereof (giving effect to all of the binding written adjustments, if any, offered by the Company pursuant to Section 6.3(e) or otherwise), (y) subject to prior or concurrent payment of the Termination Fee, terminate this Agreement under Section 9.1(c)(ii) if Parent’s board of directors determines in good faith (after consultation with its financial advisor and outside counsel) that the Alternative Proposal that is the subject of the Alternative Proposal Agreement is a Superior Proposal, or (z) effect a Recommendation Withdrawal in response to an Intervening Event. For purposes of this Agreement, “Intervening Event” means any event, fact, development or occurrence that affects the business, assets or operations of Parent that is unknown to, and is not reasonably foreseeable by, Parent’s board of directors as of the date of this Agreement, that becomes known to Parent’s board of directors after the date of this Agreement; provided, however, that in no event shall the receipt, existence or terms of an Alternative Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

(d) Nothing contained in this Section 6.3(d) shall be deemed to prohibit Parent or Parent’s board of directors from (i) complying with its disclosure obligations under United States federal or state law with regard to an Alternative Proposal, including taking and disclosing to the Parent Shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to the Parent Shareholders) or (ii) making any “stop-look-and-listen” communication to the Parent Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the Parent Shareholders); provided, that (x) this Section 6.3(d) shall not permit Parent’s board of directors to make a Recommendation Withdrawal or take any other actions contemplated by this Section 6.3(d), except, in each case, to the extent expressly permitted by, and subject to the terms and conditions of, Section 6.3, and (y) in any such disclosure or communication, Parent publicly states that there has been no change in the Parent Board Recommendation.

(e) Parent shall not be entitled to effect a Recommendation Withdrawal with respect to a Superior Proposal or an Intervening Event or to terminate this Agreement under Section 9.1(c)(ii) unless (i) Parent has provided a written notice to the Company at least five (5) Business Days in advance (the “Notice Period”), which notice in the case of (A) a Superior Proposal (a “Notice of Superior Proposal”) shall specify that Parent intends to take such action and include copies of all relevant documents relating to such Superior Proposal (including copies of the then-current form of acquisition or other agreement, together with copies of any commitment letters or similar material documents with respect to any financing for such Superior Proposal), or if either the Superior Proposal or financing terms were not made in writing, a description of the material terms and conditions of the Superior Proposal or financing, as applicable, that is the basis of such action (including the identity of the Person making such proposal), or (B) an Intervening Event (a “Notice of Intervening Event”) shall describe in reasonable detail such Intervening Event; (ii) if requested by the Company, Parent shall, and shall cause its financial advisor and outside counsel to, during the Notice Period, negotiate with the Company and their Representatives in good faith to make amendments to the terms and conditions of this Agreement; (iii) following the end of the Notice Period, Parent’s board of directors shall have determined in good faith after consultation with its financial advisor and outside counsel, taking into account any written and complete amendments to the terms and conditions of this Agreement proposed by the Company that, if accepted by Parent, would be binding upon Parent, Purchaser and Merger Sub in response to the Notice of Superior Proposal, the Notice of Intervening Event or otherwise, that (1) the Superior Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal or (2) such changes would not change the determination of Parent’s board of directors of the need for a Recommendation Withdrawal in response to such Intervening Event, as applicable. In the event of any material revisions to such Superior Proposal or material changes related to such Intervening Event, Parent shall be required to deliver a new written notice to the Company and to comply with the requirements of this Section 6.3(e) with respect to such new written notice, except that the deadline for such new written notice shall be reduced to two (2) Business Days.

Section 6.4 Access to Information; Business Records; Confidentiality.

(a) Upon reasonable advance notice and subject to applicable Law, each of Parent and FNH shall, and shall cause each of their respective Subsidiaries to, afford the Representatives of the other party reasonable access during normal business hours to its and its Subsidiaries’ properties, books, records, Contracts, Permits, legal counsel, financial advisors, accountants, consultants and personnel, and shall furnish, and shall cause to be furnished, as promptly as practicable to the other party, all other information concerning Parent or FNH and their respective Subsidiaries’ business, properties and personnel as the other party may reasonably request for purposes of diligence, integration planning and facilitating the transfer of the ownership of the Company; provided, however, the foregoing access in respect of FNH and its Subsidiaries shall be strictly limited to the books, records, personnel, properties, and such other permitted access as set forth above, of the Business; provided, further, that each party may restrict the foregoing access to those Persons who have entered into or are bound by a confidentiality agreement with it and to the extent required by applicable Law or Contract to which Parent or FNH, or their respective Subsidiaries is a party, as applicable (provided that such party uses reasonable efforts to obtain consent from the relevant counterparties and, failing that, redacts sensitive information). All such access shall be subject to reasonable restrictions imposed from time to time with respect to the provision of privileged communications or any applicable confidentiality agreement with any Person. In conducting any inspection of any properties of Parent or FNH and their respective Subsidiaries, the other party and its Representatives shall not unreasonably interfere with the business conducted at such property.

(b) As soon as practicable after the Closing Date and in no event later than ninety (90) days after Closing, as permitted by Law, the Sellers shall use its commercially reasonable efforts to deliver or cause to be delivered to Purchaser all Business Records then in the possession of the Sellers or any Retained Subsidiary.

(c) The Sellers shall not, and shall cause their Representatives and Retained Subsidiaries not to, directly or indirectly, for a period of the longer of (a) three (3) years after the Closing Date and (b) until such information no longer constitutes a trade secret under applicable Law, without the prior written consent of Purchaser, disclose to any third party (other than each other and their respective Representatives) any confidential information concerning the Business, or the business of Parent and its Subsidiaries; provided that the foregoing restriction shall not (x) apply to any information that (i) is or becomes generally available to, or known by, the public (other than as a result of disclosure in violation of this Section 6.4(c)), (ii) is or becomes generally available to the Sellers from a source other than Parent, Purchaser or their Affiliates or Representatives, provided that such source is not known by the Sellers to be bound by a duty of confidentiality with Parent, Purchaser or their Affiliates, or (iii) the Sellers can establish was independently developed by the Sellers or any of their Affiliates (other than by or in connection with the Business prior to the Closing), without use of any confidential information concerning the Business, or the business of Parent and its Subsidiaries, or (y) prohibit any disclosure (i) required by Law or the rules and regulations of any applicable national securities exchange so long as, to the extent legally permissible, the Sellers provide Purchaser with reasonable prior notice of such disclosure and a reasonable opportunity to review and discuss with the Sellers such disclosure or (ii) necessary to be made in connection with the enforcement of any right or remedy relating to any of the Transaction Agreements or the Transactions.

(d) Purchaser shall not, and shall cause its Representatives and Affiliates not to, directly or indirectly, for a period of the longer of (a) three (3) years after the Closing Date and (b) until such information no longer constitutes a trade secret under applicable Law, without the prior written consent of the Sellers, disclose to any third party (other than each other and their respective Representatives) any confidential information with respect to the business of the Sellers or their Affiliates (other than the Business and the Company); provided that the foregoing restriction shall not (x) apply to any information that (i) is or becomes generally available to, or known by, the public (other than as a result of disclosure in violation of this Section 6.4(d) or any other confidentiality obligations owed to the Sellers), (ii) is or becomes generally available to Purchaser from a source other than the Sellers or its Affiliates or Representatives, provided that such source is not known by Purchaser to be bound by a duty of confidentiality with the Sellers or its Affiliates, or (iii) Purchaser can establish was independently developed by Purchaser or any of its Affiliates, without use of any confidential information with respect to the business of the Sellers or their Affiliates (other than the Business and the Company), or (y) prohibit any disclosure (i) required by Law or the rules and regulations of any applicable national securities exchange so long as, to the extent legally permissible, Purchaser provides the Sellers with reasonable prior notice of such disclosure and a reasonable opportunity to review such disclosure or (ii) necessary to be made in connection with the enforcement of any right or remedy relating to any of the Transaction Agreements or the Transactions.

(e) Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that either party may disclose confidential information to any financial institution providing credit to such party or any of its Affiliates or to any Governmental Entity or any rating agency with jurisdiction over such party or any of its Affiliates.

Section 6.5 Consents, Approvals and Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the parties shall, and shall cause their respective Subsidiaries to, (i) use reasonable best efforts to cause the conditions set forth in Article VIII to be satisfied as promptly as practicable, (ii) use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Transactions and, subject to the conditions set forth in Article VIII hereof, to consummate the Transactions, as promptly as practicable, and (iii) use reasonable best efforts to obtain as promptly as practicable any Consent of, or any exemption or waiver by, any Governmental Entity and any other third-party Consent which is required to be obtained by the parties or their respective Subsidiaries in connection with the Transactions, and to comply with the terms and conditions of any such Consent, provided, however, that the foregoing proviso shall not limit any remedies available to any party for a breach of the obligations under clause (iii) of this Section 6.5(a). The parties shall cooperate with the reasonable requests of each other in seeking to obtain as promptly as practicable any such Consent. Notwithstanding anything to the contrary herein, neither the Sellers nor the Company shall be required to pay, prior to the Effective Time, any consent or similar fee, “profit sharing” or similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) to obtain the Consent of any Person under any Contract.

(b) Neither the Sellers or the Company, nor any Purchaser Entity shall, and each of them shall cause its Affiliates not to, after the date hereof until the Effective Time directly or indirectly acquire, purchase, lease or license (or agree to acquire, purchase, lease or license), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any Consent, or approval of any Governmental Entity necessary to consummate the Transactions or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Transactions; (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) prevent or material impede or delay the consummation of the Transactions.

(c) In furtherance of the foregoing, the parties shall as promptly as practicable following the date of this Agreement make all Filings and notifications with all Governmental Entities that may be or may become reasonably necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including: (i) not later than twenty-one (21) days following the date of this Agreement, the Sellers or their Affiliates, as applicable, and Parent making the appropriate Filings, respectively, of a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Merger and the other transactions, if applicable, and requesting early termination of the initial waiting period under the HSR Act; (ii) the Sellers, their Affiliates, the Company and Parent and their respective

Subsidiaries each making any other filing that may be required under any other Antitrust Laws or by any Antitrust Authority; and (iii) the Sellers, the Company and Parent and their respective Subsidiaries making any other filing that may be required under any applicable Law or by any Governmental Entity with jurisdiction over enforcement of any such Law. Each of the Sellers, the Company and Parent agrees to use reasonable best efforts to supply as promptly as practicable any additional information and documentary material that may be reasonably requested by a Governmental Entity pursuant to the HSR Act or other applicable Law.

(d) The Sellers, the Company and the Purchaser Entities shall (i) furnish each other and, upon request, any Governmental Entity, any information or documentation concerning themselves, their Affiliates, directors, officers, securityholders and debt financing sources, information or documentation concerning the Transactions and such other matters as may be reasonably requested and (ii) make available their respective personnel and advisers to each other and, upon request, any Governmental Entity, in connection with (A) the preparation of any statement, filing, notice or application made by or on their behalf to any Governmental Entity in connection with the Transactions or (B) any review or approval process.

(e) Subject to applicable Law relating to the sharing of information, each of the Sellers and the Company, on the one hand, and the Purchaser Entities, on the other hand, shall promptly notify the other of any communication it or any of its Affiliates receives from any Governmental Entity relating to the matters that are the subject of this Agreement and, prior to submitting any substantive written communication, correspondence or Filing by such party or any of its Representatives, on the one hand, to any Governmental Entity or members of its staff, on the other hand, the submitting party shall permit the other party and its counsel a reasonable opportunity to review in advance, and consider in good faith the views of the other party provided in a timely manner, in connection with any such communication. Subject to Section 6.3, the Sellers, the Company and the Purchaser Entities shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing (including in seeking early termination of any applicable waiting periods under the HSR Act). To the extent practicable under the circumstances, none of the parties to this Agreement shall agree to participate in any substantive meeting with any Governmental Entity in respect of any Filings, investigation (including any settlement of the investigation), litigation, or other inquiry unless it consults with the other party in advance and, where permitted, allows the other party to participate. Neither party shall be required to comply with any of the foregoing provisions of this Section 6.5(e) to the extent that such compliance would be prohibited by applicable Law. The parties further covenant and agree not to voluntarily extend any waiting period associated with any Consent of any Governmental Entity or enter into any agreement with any Governmental Entity not to consummate the Merger and the other transactions, except with the prior written consent of the other party hereto.

(f) Each of the Sellers, the Company and the Purchaser Entities may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.5 as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Sellers, the Company or the Purchaser Entities, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 6.5, materials provided to the other party or its outside counsel may be redacted (1) to remove references concerning valuation, (2) as necessary to comply with contractual arrangements, (3) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns and (4) to remove references concerning pricing and other competitively sensitive terms from an antitrust perspective in the Contracts of the Sellers, the Company, Parent and their respective Subsidiaries.

Section 6.6 Company Employee Matters.

(a) FNH and the Company shall take all steps necessary to cause the employment of the Business Employees to be transferred to the Company or one of its Subsidiaries effective immediately prior to the Closing, without any action required by any such Business Employee. To the extent an offer of employment is required to be made to a Business Employee (each, an “Offered Employee”) under applicable Law or as a result of any Business Employee having an existing employment agreement with FNH or any of its Subsidiaries (other than the Company or its Subsidiaries) pursuant to the immediately preceding sentence for the transfer of employment of such Business Employee to be effective upon the Closing, not less than five (5) days prior to the Closing, the Company shall make an offer of employment to each such Business Employee or cause the Company or its Subsidiaries to assume the employment agreements set forth on Section 6.6(a) of the Company Disclosure Schedule for such transfer of employment to be effective immediately prior to the Closing (each (i) Offered Employee (A) who accepts the Company’s offer of employment and commences employment with the Company or another Subsidiary of the Company immediately prior to the Closing or (B) whose employment agreement is set forth on Section 6.6(a) of the Company Disclosure Schedule and is assumed by the Company or another Subsidiary of the Company effective immediately prior to the Closing and (ii) other Business Employee whose employment is transferred to the Company immediately prior to the Closing, a “Transferred Employee”).

(b) Subject and in addition to the requirements of any applicable Law relating to employees’ acquired rights, the Company’s offer of employment to each Offered Employee shall be for, and the Company shall cause its Subsidiaries to provide to each of the Transferred Employees immediately prior to the Closing, the same (i) position, title, duties and other terms and conditions of employment in effect for such Transferred Employee immediately prior to their transfer to the Company or its Subsidiaries and (ii) base salary or base wage rate in effect for such Transferred Employee immediately prior to their transfer to the Company or its Subsidiaries. Notwithstanding the foregoing, except as set forth on Section 6.6(b) of the Company Disclosure Schedule, all Transferred Employees shall be employees “at-will” of the Company or its Subsidiaries, as applicable, and none of the Company, nor any of its Subsidiaries, shall enter into any employment related agreement between the date hereof and the Closing that will be binding on the Company or Parent, or any of their respective Subsidiaries, following the Closing, without Purchaser’s express written consent.

(c) FNH shall, at its own expense, give all notices and other information required to be given by FNH to the Transferred Employees and any applicable Governmental Entity and comply with any obligation to consult with or provide benefits to any Business Employees under the WARN Act, the National Labor Relations Act, the Code, COBRA and other applicable Laws in connection with the execution of this Agreement or any other Transaction Agreement or the consummation of the employment transfers and their impact on any Business Employee.

(d) Nothing in this Section 6.6, express or implied, shall: (i) confer upon any Business Employee, any right to continue in the employ or service of Purchaser, FNH, the Company or any Affiliate thereof, or any right to any particular term or condition of employment or service, or shall interfere with or restrict in any way the rights of Purchaser, the Company, FNH or any Affiliate thereof to discharge or terminate the services of any Business Employee, at any time for any or no reason whatsoever, with or without cause; (ii) be deemed to (1) establish, amend, modify or terminate any Company Benefit Plan or employee benefit plan maintained by Purchaser, the Company, FNH or any Affiliate thereof or any other benefit or compensation plan, program, agreement, policy, contract or arrangement, or (2) alter or limit the ability of Purchaser, FNH, the Company or any Affiliate thereof, or following the Closing, the Purchaser, Company or any of their Affiliates, to amend, modify, or terminate any particular Company Benefit Plan or employee benefit plan maintained by Purchaser, the Company or any Affiliate thereof or any other benefit or compensation plan, program, agreement, policy, contract or arrangement after the Closing; or (iii) be intended to or confer upon any person, including any current or former employee, officer, director, consultant or service provider of the Purchaser, the Company, FNH or any Affiliate thereof (or any of their beneficiaries) any right, benefit or remedy of any nature whatsoever, including any third-party beneficiary rights, under or by reason of this Section 6.6.

Section 6.7 Purchaser Entities Employee Matters.

(a) For a period of six (6) months following the Effective Time, the Purchaser Entities shall cause the Company or its Subsidiaries to maintain for all Transferred Employees, subject to their continued employment during such period, base salaries and wage rates, as applicable, that are substantially the same as received by such Transferred Employee as of the date hereof. Following the Effective Time, the Purchaser Entities shall take reasonable efforts to cause the Company or its Subsidiaries to establish and make available to the Transferred Employees, subject to their continued employment, health and welfare benefits that are commercially reasonable and competitive for the employee marketplace in which the Restaurants compete.

(b) The Purchaser Entities shall use commercially reasonable efforts, subject to the consent of the applicable insurer, to cause the Company or its Subsidiaries to (i) credit each Transferred Employee with his or her years of service with the Company, its Subsidiaries and any predecessor entities solely for purposes of eligibility and vesting (and not for the purpose of any benefit accrual) to the same extent as such Transferred Employee was entitled to credit immediately prior to the Effective Time for such service under any substantially similar Company Benefit Plan, (ii) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Purchaser Entities or any of its Subsidiaries that a Transferred Employee is eligible to participate in following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such Transferred Employee immediately prior to the Effective Time under the analogous Company Benefit Plan in which such Transferred Employee participated, and (iii) provide each Transferred Employee with credit for any co-payments and deductibles paid during the portion of the applicable plan year prior to the Effective Time (to the same extent such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out of pocket requirements.

(c) Nothing in Section 6.6 and Section 6.7, express or implied, shall: (i) confer upon any Business Employee, any right to continue in the employ or service of Purchaser, FNH, the Company or any Affiliate thereof, or any right to any particular term or condition of employment or service, or shall interfere with or restrict in any way the rights of Purchaser, the Company, FNH or any Affiliate thereof to discharge or terminate the services of any Business Employee, at any time for any or no reason whatsoever, with or without cause; (ii) be deemed to (1) establish, amend, modify or terminate any Company Benefit Plan or employee benefit plan maintained by Purchaser, the Company, FNH or any Affiliate thereof or any other benefit or compensation plan, program, agreement, policy, contract or arrangement, or (2) alter or limit the ability of Purchaser, FNH, the Company or any Affiliate thereof, or following the Closing, the Purchaser, Company or any of their Affiliates, to amend, modify, or terminate any particular Company Benefit Plan or employee benefit plan maintained by Purchaser, the Company or any Affiliate thereof or any other benefit or compensation plan, program, agreement, policy, contract or arrangement after the Closing; or (iii) be intended to or confer upon any person, including any current or former employee, officer, director, consultant, service provider of the Purchaser, the Company, FNH or any Affiliate thereof (or any of their beneficiaries) any right, benefit or remedy of any nature whatsoever, including any third-party beneficiary rights, under or by reason of Section 6.6 and Section 6.7.

Section 6.8 Expenses. Except as otherwise provided in Section 9.3, whether or not the Transactions are consummated, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Transaction Agreements and the Transactions.

Section 6.9 Public Announcements. The initial press releases concerning this Agreement and the Transactions shall be approved in advance by the Parent and the Company. Following such initial press release and prior to the Effective Time, the Purchaser Entities and the Company, and their respective Representatives, shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, however, that the restrictions set forth in this Section 6.9 shall not apply to any release or public statement (a) made or proposed to be made by Parent in accordance with Section 6.3(d) or (b) in connection with any dispute between the parties regarding the Transaction Agreements or the Transactions.

Section 6.10 Notification. The Purchaser Entities shall promptly notify the Company, and the Company shall promptly notify the Purchaser Entities, of (a) any material notice or other communication received by such party from any Governmental Entity in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (b) any matter that would reasonably be expected to lead to the failure to satisfy any of the conditions to Closing in Article VIII or any material breach of any representation, warranty, covenant or agreement contained in this Agreement and (c) any action, suits, claims, investigations or Proceedings commenced or, to such party’s Knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries, in each case which relates to the Transactions. This Section 6.10 shall not constitute a covenant or agreement for purposes of Article VIII.

Section 6.11 Intercompany Balances. FNH shall cause all intercompany balances between and among the Company and its Subsidiaries, on the one hand, and FNH or any of the Retained Subsidiaries, on the other hand, to be eliminated, by discharge or otherwise, and, except for those transactions contemplated by this Agreement and the other Transaction Agreements, all intercompany transactions and accounts to be terminated and cancelled, in each case, effective as of the Closing, with no further liability or obligation on the part of FNH, the Retained Subsidiaries, any Purchaser Entity, the Company or its Subsidiaries.

Section 6.12 Restructuring; Asset Contributions. Prior to the Closing, FNH and the Company shall have caused to be completed the assignments, contributions and other restructuring transactions described on Section 6.12 of the Company Disclosure Schedule.

Section 6.13 Parent Shareholder Litigation. Parent shall provide the Company with the opportunity (but the Company shall not be obligated) to participate, at the Company’s sole expense, in the defense and/or settlement of any shareholder litigation against Parent and/or its directors and/or executive officers relating to this Agreement or the Transactions, whether commenced prior to or after the execution and delivery of this Agreement, and Parent shall not settle or offer to settle any such litigation without the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed.

Section 6.14 Charter; Share Reclassification; Stock Exchange. Prior to the Closing, the parties shall, and shall use their reasonable best efforts to cause, where applicable, (i) the Parent Charter to be filed and accepted with the Secretary of State of the State of Tennessee, (ii) the outstanding shares of Pre-Closing Parent Common Stock to be reclassified as Parent Class A Common Stock, pursuant to the Parent Charter, (iii) Parent’s listing application with the NYSE to be amended such that the shares of Parent Class A Common Stock are approved for listing on the NYSE, and (iv) the satisfaction of any additional requirements of the NYSE with respect to the Transactions and the issuance of the Parent Class  B Common Stock and the Purchaser Units pursuant to the terms of this Agreement.

Section 6.15  Section 16(b). The board of directors of Parent shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the Transactions and any acquisitions of Parent Common Stock and Purchaser Units in connection with the Transactions by the Sellers to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.16 Pre-Closing Transactions. The Sellers shall provide to Purchaser copies of all transaction documents, resolutions, and any other documents or instruments reasonably related to the Pre-Closing Transactions in draft form at least three (3) Business Days prior to their scheduled execution and/or effectiveness and shall provide Purchaser and its counsel the reasonable opportunity to review and comment upon such documents. The Sellers shall, and shall cause their respective Subsidiaries to, effect the Pre-Closing Transactions as set forth in Section 1.1, and shall cause the Pre-Closing Transactions to be completed immediately prior to the Closing.

Section 6.17 Post-Closing Parent Board. The Sellers and Parent shall cause the composition of the board of directors of Parent to consist of the following individuals immediately following the Closing: Frank R. Martire, Raymond R. Quirk, Timothy T. Janszen, Ronald B. Maggard, Sr., Douglas K. Ammerman, Lonnie J. Stout II and William P. Foley II.

Section 6.18 Certain Ancillary Agreements. Each of the parties hereto shall negotiate and finalize in good faith and in a form mutually acceptable to the parties hereto each of the Transition Services Agreement and Restated Purchaser LLC Agreement prior to the Closing.

ARTICLE VII

TAX MATTERS

The following provisions shall govern the allocation of responsibility as between Purchaser and the Sellers for certain tax matters following the Closing Date:

Section 7.1 Tax Returns. Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all Pre-Closing Tax Periods which are required to be filed after the Closing Date. All such Tax Returns shall be prepared in accordance with past practice. Purchaser shall submit such Tax Returns to the Sellers for their review and approval no later than twenty (20) days prior to the due date for filing thereof (except where such 20-day period is not practical, in which case as soon as practical). Purchaser shall make such revisions to such Tax Returns as are reasonably requested by the Sellers. The Sellers shall reimburse Purchaser for the amount of any Pre-Closing Taxes shown as due on any Tax Return filed pursuant to this Section 7.1 within fifteen (15) days after payment by Purchaser or the Company and its Subsidiaries to the extent such Taxes (A) are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Date Balance Sheet and (B) have not been taken into account in the Final Adjustment Amount.

Section 7.2 Straddle Periods. In the case of any Straddle Period, the amount of Taxes attributable to a Pre-Closing Tax Period shall be deemed to be: (i) in the case of any Taxes that are imposed on a periodic (such as certain franchise Taxes, or ad valorem, real or personal property Taxes), the amount of such Taxes for the entire Tax period multiplied by a fraction, the numerator of which is the number of calendar days in the Tax period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Tax period and (ii) in the case of any Tax not described in (i) above (such as Taxes based upon or related to income or receipts) the amount of such Taxes that would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Straddle Period shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

Section 7.3 Cooperation on Tax Matters.

(a) Purchaser, the Company and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers agree (i) to retain all books and records with respect to Tax matters pertinent to the Business, the Company or its

Subsidiaries relating to any Pre-Closing Tax Period until the expiration of the statute of limitations (and, to the extent notified by Purchaser or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

(b) Purchaser and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Transactions).

Section 7.4 Refunds and Tax Benefits. Any Tax refunds that are received by Purchaser or the Company, and any amounts credited against Tax to which Purchaser or the Company become entitled, that relate to Pre-Closing Tax Periods shall be for the account of the Sellers, and Purchaser shall pay over to the Sellers any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto, net of any reasonable costs or Expenses incurred by Purchaser or the Company in securing such refund or credit in each case to the extent the amount of such refund or credit was not taken into account in determining the Closing Date Net Working Capital Amount. In addition, to the extent that a claim for refund or a Proceeding results in a payment or credit against Tax by a Taxing Authority to Purchaser or Surviving Company of any amount, Purchaser shall pay such amount to the Sellers within fifteen (15) days after receipt or entitlement thereto.

ARTICLE VIII

CONDITIONS

Section 8.1 Conditions to Each Party’s Obligation to Close. The respective obligations of the Company and the Sellers, on the one hand, and the Purchaser Entities, on the other hand, to effect the Transactions are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of the following conditions:

(a) Parent Shareholder Approvals. The Parent Shareholder Approvals shall have been obtained.

(b) Statutes and Injunctions. No (i) temporary restraining order or preliminary or permanent injunction or other Order by any federal or state court or other tribunal of competent jurisdiction preventing consummation of any of the Transactions or (ii) applicable Law prohibiting consummation of any of the Transactions (clauses (i) and (ii) collectively, a “Restraint”) shall be in effect.

(c) HSR Act. The early termination or expiration of the waiting period required under the HSR Act shall have occurred.

(d) Charter; Share Reclassification; Stock Exchange. The Parent Charter shall have been filed and accepted with the Secretary of State of the State of Tennessee and the outstanding shares of Pre-Closing Parent Common Stock shall have been reclassified as Parent Class A Common Stock, pursuant to the Parent Charter, and Parent’s listing application with the NYSE shall have been amended such that the shares of Parent Class A Common Stock shall have been approved for listing on the NYSE; and Parent shall have satisfied any additional requirements of the NYSE with respect to the Transactions and the issuance of the Parent Class B Common Stock and the Purchaser Units pursuant to the terms of this Agreement.

(e) Pre-Closing Transactions. The Pre-Closing Transactions shall have been consummated prior to the Closing Date.

(f) Lender Consent. ABRH shall have obtained the consent of the Lenders for the consummation of the Company Debt Assumption and the Transactions.

Section 8.2 Conditions to the Purchaser Entities’ Obligation to Close. The respective obligations of each Purchaser Entity to effect the Transactions are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of the following conditions:

(a) Accuracy of Company and Seller Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement (other than representations and warranties of the Company set forth in Sections 2.1, 2.2, 2.3 and 2.20) shall be true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifier therein), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except to the extent that breaches thereof, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect; (ii) each of the representations and warranties of the Company set forth in Sections 2.1, 2.3 and 2.20 and the representations and warranties of the Sellers set forth in Article III shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or in the case of representations and warranties that address matters only as of a particular date, as of such date); and (iii) each of the representations and warranties of the Company set forth in Section 2.2 shall be true and correct in all respects (other than de minimis deviations therefrom), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date).

(b) Compliance with Company and Seller Covenants. Each of the Company and the Sellers shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c) BKAS Matters. The BKAS Termination Agreement, entered into as of the date hereof, shall have remained in effect, without amendment or modification, through and as of the Effective Time.

(d) FNF Waivers. Parent and FNF shall have entered into a waiver agreement in substantially the form attached hereto as Exhibit D (the “FNF Waiver Agreement”), pursuant to which FNF shall (i) waive all covenants and other provisions of the Tax Matters Agreement that would prohibit or in any way purport to restrict the consummation of the Transaction in accordance with the terms of this Agreement, including any requirement to obtain any private letter ruling from the IRS or an Unqualified Tax Opinion (as defined in the Tax Matters Agreement) with respect to the Transactions, and (ii) waive, on behalf of itself and the applicable indemnified parties in the Separation and Distribution Agreement or the Tax Matters Agreement, the right of FNF and any such applicable indemnified party to seek indemnification from or make claims against Parent under the Separation and Distribution Agreement or the Tax Matters Agreement arising out of any Liability incurred or loss suffered by FNF or any such applicable indemnified party relating to, arising out of or resulting from the Transactions.

(e) Audited Financial Statements. Purchaser shall have received from the Company the audited combined balance sheet of the Business as of December 25, 2016 and December 27, 2015, and the related audited combined statement of earnings, comprehensive income, changes in equity, and cash flows for the fiscal years ended December 25, 2016 and December 27, 2015, and the notes thereto (the “Audited Financial Statements”). The financial position and the results of operations and cash flows of the Business, the Company and its Subsidiaries as reflected in the Audited Financial Statements as of, and for the fiscal period ended, December 25, 2016, shall not deviate in any material and adverse respect from the financial position and the results of operations and cash flows of the Business, the Company and its Subsidiaries as of such date, and for the fiscal period then ended, as set forth in the unaudited Financial Statements as of, and for the fiscal period ended on, such date set forth in Section 2.6 of the Company Disclosure Schedule.

(f) Company Closing Certificate. The Company shall have furnished Purchaser with a certificate dated as of the date of the Closing Date signed on its behalf by the President of the Company to the effect that the conditions set forth in clauses (a), (b), and (f) above have been satisfied.

(g) No Company Material Adverse Effect. Since the date of the Agreement, there shall not have occurred a Company Material Adverse Effect.

(h) Closing Deliveries. The Company or Seller, as applicable, shall have delivered, or caused to be delivered, the documents and instruments required by Section  1.8(a).

Section 8.3 Conditions to the Company’s Obligation to Close. The respective obligations of the Company to effect the Transactions are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of the following conditions:

(a) Accuracy of the Purchaser Entity Representations and Warranties. (i) The representations and warranties of each of the Purchaser Entities (other than the representations and warranties of the Purchaser Entities set forth in Sections 4.1, 4.2, 4.3 and 4.20) shall be true and correct in all respects (without giving effect to any materiality or Purchaser Material Adverse Effect qualifier therein), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except to the extent that breaches thereof, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Purchaser Material Adverse Effect; (ii) the representations and warranties of each of the Purchaser Entities set forth in Sections 4.1, 4.3 and 4.20 shall be true and correct in all respects, as of the date of this Agreement and of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date); and (iii) each of the representations and warranties of the Purchaser Entities set forth in Section 4.2 shall be true and correct in all respects (other than de minimis deviations therefrom), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date).

(b) The Purchaser Entity Covenants. Each of the Purchaser Entities shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c) The Purchaser Entity Closing Certificates. Parent shall have furnished the Company with a certificate dated as of the date of the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in clauses (a) and (b) above have been satisfied.

(d) No Purchaser Material Adverse Effect. Since the date of the Agreement, there shall not have occurred a Purchaser Material Adverse Effect.

(e) Closing Deliveries. The Purchaser Entities shall have delivered, or caused to be delivered, the documents and instruments required by Section 1.8(b).

Section 8.4 Frustration of Closing Conditions. None of the Purchaser Entities nor the Company nor any Seller may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was principally caused by such party’s breach of any material provisions of this Agreement, such party’s failure to act in good faith or such party’s failure to perform fully its obligations under Section 6.5.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or (except as provided below) after obtaining the Parent

Shareholder Approvals (with any termination by Purchaser also being an effective termination by Parent and Merger Sub):

(a) by mutual written consent of Purchaser and the Company;

(b) by either Purchaser or the Company, if:

(i) the Effective Time shall not have occurred on or prior to 5:00 p.m. New York City time on February 28, 2018 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder, and any such material breach or violation or failure has been the principal cause of or directly resulted in the failure of the Effective Time to occur on or before the Outside Date;

(ii) any final, non-appealable Restraint shall be in effect; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder, and any such material breach or violation or failure has been the principal cause of, or directly resulted in, such Restraint; or

(iii) the Parent Shareholder Approvals shall not have been obtained upon a vote taken thereon at the Parent Shareholders Meeting duly convened therefor (as such Parent Shareholders Meeting may be adjourned from time to time in accordance with the terms hereof);

(c) by Purchaser, if:

(i) (A) the Company or the Sellers shall have breached any of their respective representations or warranties contained in this Agreement or shall have failed to perform all of their respective obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied; and (B) such breach or failure to perform is incurable or, if curable, is not cured by the earlier to occur of (x) the Outside Date and (y) the date that is thirty (30) days following the Company’s receipt of Purchaser’s written notice of such breach, which notice shall specify in reasonable detail the nature of such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c)(i) shall not be available to Purchaser if the Purchaser Entities shall have breached any of their respective representations or warranties contained in this Agreement or shall have failed to perform all of their respective obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Section 8.3(a) or 8.3(b) would not be satisfied; or

(ii) prior to obtaining the Parent Shareholder Approvals, Parent (A) immediately prior to or concurrently with the termination of this Agreement, and subject to complying with the terms of this Agreement, including Section 6.3(c), enters into one or more Alternative Proposal Agreements with respect to a Superior Proposal and (B) immediately prior to or concurrent with such termination pays to the Company or its designees any fees required to be paid pursuant to Section 9.3;

(d) by the Company, if

(i) (A) any of the Purchaser Entities shall have breached any of their representations or warranties contained in this Agreement or shall have failed to perform all of their obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Section 8.3(a) or 8.3(b) would not be satisfied; and (B) such breach or failure to perform is incurable or, if curable, is not cured by the earlier to occur of (x) the Outside Date and (y) the date that is thirty (30) days following Purchaser’s receipt of the Company’s written notice of such breach, which notice shall specify in reasonable detail the nature of such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d)(i)

shall not be available to the Company if it shall have breached any of its representations or warranties contained in this Agreement or shall have failed to perform all of its obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied; or

(ii) prior to the Effective Time, Parent’s board of directors or any committee thereof makes a Recommendation Withdrawal.

Section 9.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 9.1, the obligations of the parties shall terminate and there shall be no Liability on the part of any party with respect thereto, except for the confidentiality provisions of Section 6.4 and the provisions of Section 6.8, this Section 9.2, Section 9.3 and Article XI, each of which shall survive the termination of this Agreement and remain in full force and effect; provided, however, that none of the Purchaser Entities, Sellers or the Company shall be released from any liabilities or damages arising out of any breach of any representation or warranty, covenant or agreement under this Agreement or fraud, willful misconduct or intentional misrepresentation, prior to such termination.

Section 9.3 Termination Fee.

(a) If Purchaser terminates this Agreement pursuant to Section 9.1(c)(ii) or the Company terminates this Agreement pursuant to Section 9.1(d)(ii), Parent shall pay to the Company (or its designee) a termination fee of $4,000,000.00 (the “Termination Fee”).

(b) If (i) the Company terminates this Agreement pursuant to Section 9.1(d)(i) or Purchaser or the Company terminates this Agreement pursuant to Section 9.1(b)(iii); (ii) prior to the date of such termination (but after the date hereof) an Alternative Proposal is publicly announced or is otherwise communicated to Parent’s board of directors; and (iii) within twelve (12) months after the date of such termination, Parent or any of its Subsidiaries enter into a definitive agreement with respect to or otherwise consummates any Alternative Proposal, then Parent shall pay to the Company (or its designee) the Termination Fee no later than two (2) Business Days after the execution of such definitive agreement or consummation of such Alternative Proposal, as the case may be; provided, that solely for purposes of this Section 9.3(b), the term Alternative Proposal shall have the meaning ascribed thereto in Section 11.12, except that all references to twenty percent (20%) shall be changed to fifty percent (50%).

(c) If the Company terminates this Agreement pursuant to Section 9.1(d)(i) or Purchaser terminates this Agreement pursuant to Section 9.1(c)(i), then the non-terminating party shall pay to the terminating party (or its designee) as reimbursement for any Expenses incurred by or on behalf of the terminating party and any of their respective Affiliates, in an aggregate amount not to exceed $500,000 (“Expense Reimbursement”), no later than two (2) Business Days after the date of such termination.

(d) The parties agree and understand that in no event shall Parent be required to pay a Termination Fee pursuant to this Section 9.3 on more than one occasion. Notwithstanding anything to the contrary in this Agreement, except as set forth in Section 9.2, (i) if the Company (or its designee) receives the Termination Fee and/or Expense Reimbursement from Parent pursuant to this Section 9.3, such payment shall be the sole and exclusive remedy of the Company against Parent and its Subsidiaries and their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives, and none of Parent, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates or Representatives shall have any further Liability or obligation relating to or arising out of the Transaction Agreements or the Transactions, (ii) if the Company (or its designee) receives any Expense Reimbursement, and thereafter the Company (or its designee) is entitled to receive the Termination Fee under this Section 9.3, the amount of such Termination Fee shall be reduced by the aggregate amount of such Expense Reimbursement, and (iii) if Purchaser (or its designee) receives any Expense

Reimbursement from the Sellers pursuant to this Section 9.3, such payment shall be the sole and exclusive remedy of Purchaser against the Sellers and their respective Subsidiaries and their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives, and none of the Sellers, any of their respective Subsidiaries or their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives shall have any further Liability or obligation relating to or arising out of the Transaction Agreements or the Transactions. The parties acknowledge that the agreements contained in this Section 9.3 are an integral part of the Transactions, and that, without agreements, the parties would not enter into the Transaction Agreements, and that any amounts payable pursuant to this Section 9.3 do not constitute a penalty.

Section 9.4 Procedure for Termination. Termination of this Agreement prior to the Effective Time shall not require the approval of the Parent Shareholders. A terminating party shall provide written notice of termination to the other parties specifying the Section or Sections pursuant to which such party is terminating the Agreement. If more than one provision in Section 9.1 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in Section 9.1 for any termination.

Section 9.5 Waiver. At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) to the extent permitted by applicable Law waive compliance with any of the agreements of any other party or any conditions to its own obligations; provided, that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

ARTICLE X

INDEMNIFICATION

Section 10.1 Survival. (i) Any obligation of a party to indemnify any other party (A) under Section 10.2(a)(i) or Section 10.2(b)(i), respectively, in respect of any breach of any representation or warranty of the Company set forth in Article II, any representation or warranty of the Sellers set forth in Article III or any representation or warranty of the Purchaser Entities set forth in Article IV or (B) under Section 10.2(a)(ii) or Section 10.2(b)(ii), respectively, in respect of any breach of any covenant or agreement required by its terms to be performed or complied with prior to the Closing, shall survive the Closing until the date that is twelve (12) months following the Closing Date; and (ii) any obligation of the Sellers to indemnify the Purchaser Indemnitees pursuant to Section 10.2(a)(iii) or Section 10.2(a)(iv) shall survive the Closing until the date that is thirty (30) days following the expiration of the applicable statute of limitations. All of the covenants contained in this Agreement that by their nature are required to be performed after the Closing shall survive the Closing until fully performed or fulfilled, unless and to the extent only that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Notwithstanding the preceding two sentences, any breach or inaccuracy of any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement, and the obligation of a party to indemnify any other party in respect thereof, shall survive the time at which it would otherwise terminate pursuant to the preceding two sentences, if written notice in accordance with the requirements set forth in Section 10.3 of the breach or inaccuracy thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The parties acknowledge and agree that with respect to any claim that any party may have against any other party that is permitted pursuant to the terms of this Agreement, the survival periods set forth and agreed to in this Section  10.1 shall govern when any such claim may be brought.

Section 10.2 Indemnification.

(a) Subject to the provisions of this Article X, from and after the Closing, the Sellers shall, on a several basis (and not on a joint and several basis) to the extent of each such Seller’s Pro Rata Share, indemnify Parent,

Purchaser and their respective Affiliates, directors, officers, employees, successors, permitted assigns, agents and representatives (collectively, the “Purchaser Indemnitees”) against and agree to hold each of them harmless from any and all Losses incurred or suffered by any Purchaser Indemnitee arising out of or relating to:

(i) any breach of or inaccuracy in any representation or warranty of the Company set forth in Article II or of the Sellers set forth in Article III;

(ii) any breach of any covenant or agreement made or to be performed by the Sellers, the Company or any of its Subsidiaries pursuant to this Agreement;

(iii) any and all Taxes (or the nonpayment thereof) of the Company or its Subsidiaries, or otherwise related to the Business, for all Pre-Closing Tax Periods (including, as allocated, with respect to a Straddle Period, in accordance with Section 7.2) (“Pre-Closing Taxes”); and

(iv) any amount for which Parent is responsible under the Tax Matters Agreement or the Separation and Distribution Agreement arising as a result of or in connection with the transactions contemplated by this Agreement;

provided that (A) the Sellers shall not be liable for any claim for indemnification (x) pursuant to Section 10.2(a)(i) or (ii) unless and until the aggregate amount of Losses incurred by Purchaser Indemnitees which may be recovered from the Sellers under such subsections in the aggregate exceeds the Deductible, after which only the amount of such Losses incurred which are in excess of the Deductible shall be recoverable hereunder and (y) pursuant to Section 10.2 for any and all Taxes (or the nonpayment thereof) of the Company or its Subsidiaries, or otherwise related to the Business, for any taxable period, or portion thereof, beginning after the Closing Date, and (B) in no event shall the Sellers’ aggregate Liability arising out of or relating to any claim for indemnification pursuant to Sections 10.2(a)(i) and (ii) exceed $19,900,000 (the “Seller Cap”).

(b) Subject to the provisions of this Article X, from and after the Closing, Purchaser shall indemnify the Sellers and their Affiliates (other than Parent, or its Subsidiaries, including the Company), directors, officers, employees, successors, permitted assigns, agents and Representatives (collectively, the “Seller Indemnitees”) against and agrees to hold each of them harmless from any and all Losses incurred or suffered by any Seller Indemnitee arising out of or relating to:

(i) any breach of or inaccuracy in any representation or warranty of the Purchaser Entities set forth in Article IV; and

(ii) any breach of any covenant or agreement made or to be performed by Parent, Purchaser or any of their Subsidiaries pursuant to this Agreement;

provided that (A) Purchaser shall not be liable for any claim for indemnification pursuant to Section 10.2(b) unless and until the aggregate amount of Losses incurred by Seller Indemnitees which may be recovered from Purchaser exceeds the Deductible, after which only the amount of such Losses incurred which are in excess of the Deductible shall be recoverable hereunder, and (B) in no event shall Purchaser’s aggregate Liability arising out of or relating to Section 10.2(b) exceed $19,900,000 (the “Purchaser Cap”).

(c) For purposes of determining whether a breach has occurred and for computing the dollar amount of any claim for indemnification resulting from a breach of any representation or warranty herein, all materiality, material adverse effect and similar qualifications shall be disregarded.

Section 10.3 Procedures. Claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a) Any Purchaser Indemnitee or Seller Indemnitee claiming indemnification under this Agreement (an “Indemnified Party”) with respect to any claim asserted against the Indemnified Party by a third party (“Third

Party Claim”) in respect of any matter that is subject to indemnification hereunder shall promptly notify in writing (such notice, a “Claim Notice”) the Sellers or Purchaser, as applicable, (the “Indemnifying Party” or “Indemnifying Parties”) of the Third Party Claim within thirty (30) days after receipt by such Indemnified Party of written notice of the Third Party Claim, which Claim Notice shall describe in reasonable detail the nature of the Third Party Claim, including the basis of the Indemnified Party’s request for indemnification under this Agreement and the amount of the Losses arising or in good faith estimated to arise therefrom (if available); provided, that, subject to Section 10.1, failure to timely provide such Claim Notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced by such delay or omission.

(b) The Indemnifying Party shall have the right to participate in the defense of such Third Party Claim at any time and, subject to the limitations contained in this Section 10.3(b), assume and control the defense thereof. If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party elects to assume and control the defense of the Third Party Claim at any time and the Indemnifying Party acknowledges in writing that such Third Party Claim is an indemnifiable Loss under this Article X, then the Indemnifying Party shall have the right to defend such Third Party Claim with counsel selected by the Indemnifying Party in all appropriate Proceedings, to a final conclusion or settlement at the discretion of the Indemnifying Party in accordance with this Section 10.3(b). The Indemnifying Party shall have full control of such defense and Proceedings, including any compromise or settlement thereof; provided, however, that (i) the Indemnifying Party shall not be entitled to assume or control such defense and Proceedings if such Third Party Claim seeks equitable or other non-monetary relief (including any sanction or restriction upon the conduct or operation of any business of the Indemnified Party) or if the Third Party Claim alleges conduct that would constitute criminal activity, the Third Party Claim relates to Taxes, or if the resolution of such Third Party Claim in a manner adverse to the Indemnified Party could result in Losses to the Indemnified Party in excess of the amount claimed or expected to be received from the Indemnifying Party, and (ii) the Indemnifying Party shall not enter into any settlement agreement without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, such consent shall not be required if (i) the settlement agreement contains a complete and unconditional general release by the third party asserting the claim to all Indemnified Parties affected by the claim and (ii) the settlement agreement does not contain any admission by, or sanction or restriction upon the conduct or operation of any business by, the Indemnified Party or its Affiliates, including any injunction or other equitable relief against the Indemnified Party or its Affiliates. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.3(b), and the Indemnified Party shall bear its own costs and expenses with respect to such participation unless (i) the employment of separate legal counsel has been specifically authorized in writing by the Indemnifying Party, (ii) there exists a material conflict of interest, or (iii) the Indemnifying Party fails to pursue the defense of such Third Party Claim actively and diligently, in the case of clause (ii) or (iii), whereupon the Indemnified Party shall be entitled to retain the defense of such Third Party Claim.

(c) If the Indemnifying Party does not notify the Indemnified Party that the Indemnifying Party has elected to defend the Indemnified Party pursuant to Section 10.3(b) within ten (10) Business Days after receipt of any Claim Notice or is not otherwise entitled to defend such Third Party Claim, then subject to Section 10.3(b) the Indemnified Party shall defend, and be reimbursed for its reasonable cost and expense (but only if the Indemnified Party is actually entitled to indemnification hereunder) in regard to the Third Party Claim with counsel selected by the Indemnified Party, in all appropriate Proceedings, which Proceedings shall be prosecuted diligently by the Indemnified Party. In such circumstances, the Indemnified Party shall defend any such Third Party Claim in good faith and have full control of such defense and Proceedings; provided, however, that the Indemnified Party may not enter into any compromise or settlement of such Third Party Claim if indemnification is to be sought hereunder, without the Indemnifying Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 10.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(d) If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to reasonably cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including providing access to documents, records and information. In addition, the Indemnified Party will make its personnel available at no cost to the Indemnifying Party for conferences, discovery, Proceedings, hearings, trials or appeals as may be reasonably required by the Indemnifying Party. If the Indemnifying Party has assumed the defense of a Third Party Claim, the Indemnified Party also agrees to reasonably cooperate with the Indemnifying Party and its counsel in the making of any related counterclaim against the Person asserting the Third Party Claim or any cross complaint against any Person and executing powers of attorney to the extent necessary unless doing so would materially impair the conduct of the business conducted by the Indemnified Party.

(e) A claim for indemnification for any matter not involving a Third Party Claim shall be asserted by notice to the Indemnifying Party, which notice shall describe in reasonable detail the nature of the claim, the basis of the Indemnified Party’s request for indemnification under this Agreement and the amount of the Losses arising or in good faith estimated to arise therefrom (to the extent reasonably estimable). Subject to Section 10.1, failure to timely provide such notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced by such delay or omission.

Section 10.4 Calculation of Losses. Notwithstanding anything to the contrary herein:

(a) no Purchaser Indemnitee or Seller Indemnitee shall be entitled to indemnification to the extent a Liability or reserve relating to the matter giving rise to such Losses has been included in the final determination of the Final Adjustment Amount;

(b) each Indemnified Party shall, and shall cause their respective Affiliates to, take reasonably prudent steps consistent with customary business practices to mitigate any Losses arising out of or relating to this Agreement or the transactions contemplated hereby after becoming actually aware of the incurrence of such Losses;

(c) the amount of any Loss for which an Indemnified Party claims indemnification under this Agreement: (i) shall be reduced by any insurance proceeds actually received from third party insurers with respect to such Loss; (ii) shall be reduced by any reduction in Taxes actually paid (or any increase in any Tax refund actually received) by the Indemnified Party as a result of the incurrence or payment of such Loss in the taxable year of the incurrence or payment of such Loss, or in any prior taxable year; and (iii) shall be reduced by indemnification or reimbursement payments actually received from third parties with respect to such Loss, net, in the case of each of clauses (i) and (ii) above, of any reasonable costs associated with the recovery of such amounts. In the event any Indemnified Party actually recovers any insurance proceeds, indemnity payments or any third-party recoveries in respect of any Losses, in each case at any time subsequent to any indemnification payment pursuant to this Article X, such Indemnified Party shall thereafter promptly reimburse the Indemnifying Party for any indemnity payment made up to the amount actually received by the Indemnified Party (net of any costs, fees or expenses incurred by the Indemnified Party in collecting such amount); and

(d) except with respect to those actually awarded and paid on account of a Third Party Claim, and identified as such in connection with such award, no party shall be liable for punitive, exemplary, speculative or remote damages, or any damages based on any multiple of earnings or revenue or loss of profits, whether based on contract, tort, strict liability, other Law or otherwise and whether or not arising from any other party’s sole, joint or concurrent negligence, strict liability or other fault.

Section 10.5 Payment of Losses. In the event any Purchaser Indemnitee or Seller Indemnitee is entitled to indemnification hereunder, the applicable Indemnifying Party or Indemnifying Parties shall pay or cause to be paid to the Purchaser Indemnitee or Seller Indemnitee, as applicable, an amount in Purchaser Units and corresponding shares of Parent Class B Common Stock equal to the indemnifiable Losses, subject to the limitations set forth in Section 10.2; provided, that, in the case of the Sellers, each Seller shall pay only its Pro

Rata Share. The date of final determination of Losses shall be the date on which such Losses are agreed by the applicable Indemnifying Party, or the date of a final, nonappealable order of a court of competent jurisdiction or other arbitrator or arbitral body. The number of Purchaser Units and shares of Parent Class B Common Stock to be paid in connection with the indemnification hereunder shall be equal to the amount of the applicable Losses divided by the Parent Class A Per Share Price (rounded down to the nearest whole share). For purposes of this Agreement, the term “Parent Class A Per Share Price” shall mean the average of the volume weighted averages of the trading prices of Parent Class A Common Stock on the New York Stock Exchange (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties) on each of the ten (10) consecutive trading days ending on (and including) the trading day that is two (2) trading days prior to the date of the final determination of the Losses. If any Seller does not comply with its obligations pursuant to the foregoing within such five (5) Business Day period, Purchaser shall be entitled to, without further action of any party, irrevocably cause the transfer of an amount of Purchaser Units held of record by such Seller to Parent that is equal to such Seller’s Pro Rata Share of the amount of such Losses incurred pursuant to Section 10.2(a), divided by the Parent Class A Per Share Price (rounded down to the nearest whole share), and Purchaser shall thereafter reflect such transfer on its books and records in accordance with the Restated Purchaser LLC Agreement. Upon delivery of a Claim Notice or other notice of indemnification pursuant to Section 10.3 by a Purchaser Indemnitee, Purchaser shall be entitled to place a stop transfer order with respect to, and until final determination of such indemnification claim shall not permit the transfer of, an amount of Purchaser Units (calculated in accordance with the preceding sentence) held of record by the applicable Seller or Sellers that would be sufficient to satisfy the indemnification obligation of such Seller or Sellers as set forth in such Claim Notice or other notice of indemnification, assuming a final determination of indemnification in favor of the Purchaser Indemnitee in the amount of Losses set forth in such Claim Notice or other notice of indemnification. If any Purchaser Units are transferred to Parent pursuant to this paragraph, in accordance with the Restated Purchaser LLC Agreement, Parent shall cancel an equal number of shares of Parent Class B Common Stock, with such cancellations allocated among the applicable Seller in equal number to the number of Purchaser Units transferred to Parent from such Seller.

Section 10.6 Treatment of Indemnification Payments. Any payment made pursuant to the indemnification obligations arising under this Article X shall be treated as an adjustment to the Merger Consideration to the extent allowable under applicable Law, including for Tax purposes.

Section 10.7 Exclusive Remedy. Notwithstanding anything to the contrary in this Agreement, except (i) with respect to the matters covered by Section 1.11 and Section 9.3, (ii) in the case where a party seeks to obtain specific performance pursuant to Section 11.10(c) or (iii) for claims of fraud, willful misconduct or intentional misrepresentation, the parties hereby agree that following the Closing, the sole and exclusive remedy of a party for any breach or inaccuracy of any representation, warranty, covenant or agreement contained in this Agreement shall be the applicable indemnification rights set forth in this Article X.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Non-Survival of Representations, Warranties, Covenants and Agreements. Except as expressly set forth in Article X, none of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained in this Article XI and otherwise contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article XI.

Section 11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to any Purchaser Entity, to:

J. Alexander’s Holdings, Inc.

3401 West End Avenue, Suite 260

P.O. Box 24300

Nashville, Tennessee 37202

Attention: Chief Executive Officer

Facsimile: (615) 269-1939

with a copy to (which shall not constitute notice):

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Attention: F. Mitchell Walker, Jr.

Facsimile No.: (615) 742-2775

If to the Company or the Sellers, to:

c/o Fidelity National Financial Ventures, LLC

1701 Village Center Circle

Las Vegas, NV 89134

Attention: General Counsel

Facsimile No.: (702) 243-3251

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello and Sachin Kohli

Facsimile No.: (212) 310-8007

Section 11.3 Interpretation; Construction.

(a) When a reference is made in this Agreement to a Section, clause, Exhibit, Annex or Schedule, such reference shall be to a Section or clause of or Exhibit, Annex or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, shall be deemed to refer to the date set forth on the first page of this Agreement. Whenever the content of this Agreement permits, the masculine gender shall include the feminine and neuter genders, and a reference to singular or plural shall be interchangeable with the other.

(b) References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears. Whenever the words “include,” or “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(d) Any references to an agreement or organizational document herein shall mean such agreement or organizational document, as may be amended, modified and/or supplemented (and/or as any provision thereunder may be waived) from time to time in accordance with its terms.

(e) No summary of this Agreement or any Exhibit attached hereto or Schedule delivered herewith prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement or any such Exhibit or Schedule.

Section 11.4 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, including by facsimile, .PDF, or other similar electronic transmission, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party has received counterparts thereof signed and delivered (by facsimile, electronic transmission or otherwise) by all of the other parties.

Section 11.5 Entire Agreement; No Third-Party Beneficiaries.

(a) This Agreement, the Company Disclosure Schedule, the Purchaser Disclosure Schedule, the Exhibits, Annexes and other Schedules attached hereto, the other Transaction Agreements collectively constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof and thereof. Each party hereto agrees that, except for the representations and warranties contained in such Transaction Agreements, none of the Purchaser Entities, the Company or the Sellers makes any other representations or warranties, and each hereby disclaims any other representations or warranties, express or implied, or as to the accuracy or completeness of any other information made by, or made available by, itself or any of its Representatives, with respect to, or in connection with, the negotiation, execution or delivery of the Transaction Agreements or the Transactions, notwithstanding the delivery or disclosure to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing.

(b) This Agreement shall be binding upon and inure solely to the benefit of each party.

(c) The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 11.9 without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the Knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions are not affected in any manner materially adverse to any party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 11.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent, Purchaser and Merger Sub are expressly permitted to assign their rights under this Agreement to any Affiliate (including by way of a transfer of shares of capital stock of Purchaser or Merger Sub), and any such Person shall be entitled to assume Parent’s and/or Merger Sub’s obligations under this Agreement; provided, that no such assignment and assumption shall release Parent, Purchaser and/or Merger Sub from any of its obligations under this Agreement to the extent not performed. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 11.8 Modification or Amendment. Subject to the provisions of applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

Section 11.9 Extension; Waiver. The conditions to each of the parties’ obligations to consummate the Transactions are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws. At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 11.10 Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a) This Agreement (and all claims, controversies and causes of action relating thereto or arising therefrom or in connection therewith, whether in contract, tort or otherwise) shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and enforced in accordance with the Laws of the State of Tennessee without regard to the conflicts of laws rules thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

(c) The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (i) for any actual or threatened breach of the provisions of this Agreement, or (ii) in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms. It is accordingly agreed that, except where this Agreement is validly terminated in accordance with Section 9.1, the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement and any other agreement or instrument executed in connection herewith. Each of the parties hereby agrees (i) that it shall not oppose the granting of such relief by reason of there being an adequate remedy at law, (ii) that it hereby irrevocably waives any requirement for the security or posting of any bond in connection with such relief, (iii) that such relief may be granted without the requirement that the party seeking such relief offer proof of actual damages and (iv) that the prevailing party in any such action or Proceeding shall be entitled to reimbursement of all costs and expenses associated with seeking such relief, including all attorneys’ fees. The parties hereby further acknowledge and agree that such relief shall include the right of the Company to cause the Purchaser Entities to consummate the Transactions, in each case, if each of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied or waived (other than conditions which by their nature cannot be satisfied until Closing, but subject to the satisfaction or waiver of those conditions at Closing). The parties further agree that (x) by seeking the remedies provided for in this Section 11.10(c), a party shall not in any respect waive its right to seek any other form of relief, at law or in equity, that may be available to a party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 11.10(c) are not available or otherwise are not granted and (y) nothing contained in this Section 11.10(c) shall require any party to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 11.10(c) before exercising any termination right under Section 9.1 (and pursuing damages after such termination), nor shall the commencement of any action pursuant to this Section 11.10(c) or anything contained in this Section 11.10(c) restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 9.1 or pursue any other remedies under this Agreement that may be available then or thereafter; provided, however, that except as otherwise expressly provided in clause (iv) of this Section 11.10(c), in no event shall any party be entitled to monetary damages in the event of an Order of specific performance to close the Transactions, provided that such closing occurs.

(d) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or Proceeding relating to the Transactions, on behalf of itself or its property, in accordance with Section 11.2 or in such other manner as may be permitted by Law, of copies of such process to such party, and nothing in this Section 11.10(d) shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or Proceeding to the exclusive general jurisdiction of the courts of the State of Tennessee or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee in the event any dispute arises out of this Agreement or the Transactions, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or Proceedings arising in connection with this Agreement or the Transactions shall be brought, tried and determined only in the Business Court, or if the Business Court is no longer in existence, the Chancery Court, for the 20th Judicial District, at Nashville, or, if unavailable, the federal court in the State of Tennessee, in each case sitting in Davidson County in the State of Tennessee, (v) waives any objection that it may now or hereafter have to the venue of any such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of the Purchaser Entities and the Company agrees that a final judgment in any action or Proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 11.11 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) (collectively, “Transfer Taxes”) incurred in connection with the Transactions shall be borne and paid one-half (1/2) by the Purchaser Entities and one-half (1/2) by the Sellers, on a several basis, when due, and the party required by applicable Law shall file all necessary Tax Returns and other documentation with respect to such Transfer Taxes.

Section 11.12 Definitions. As used in this Agreement, the following terms and those set forth in the Index of Defined Terms, when used in this Agreement, and the Exhibits, Schedules, and other documents delivered in connection herewith, shall have the meanings specified in this Section 11.12:

“ABRH” means ABRH, LLC.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, and “control” has the meaning specified in Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Proposal” means any bona fide inquiry, proposal or offer from any Person or Group other than the Sellers or any of their Affiliates for, in one transaction or a series of related transactions, (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of Parent or Purchaser, (B) the acquisition in any manner, directly or indirectly, of twenty percent (20%) or more of the equity securities (or securities convertible into twenty percent (20%) or more of the equity securities) or assets (including capital stock of any Subsidiaries of Parent) of Parent or any of its Subsidiaries representing twenty percent (20%) or more of the consolidated assets of Parent (based on the fair market value thereof, as determined in good faith by Parent’s board of directors) or of the consolidated revenues, net income or operating cash flow of Parent and its Subsidiaries, (C) any tender offer or exchange offer that results in or, if consummated, would result in any Person or Group, directly or indirectly, beneficially owning twenty percent (20%) or more of the equity securities (or securities convertible into twenty percent (20%) or more of the equity securities) of Parent or Purchaser, or (D) any combination of the foregoing, in the case of each of clauses (A) through (D), other than the Transactions.

“Alternative Proposal Agreement” has the meaning set forth in Section 6.3(c).

“Articles of Merger” has the meaning set forth in Section 1.4.

“Audited Financial Statements” has the meaning set forth in Section 8.2(f).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 2.3(a).

“BKAS” means Black Knight Advisory Services, LLC.

“BKAS Termination Agreement” means the agreement terminating that certain Management Consulting Agreement, by and between BKAS and Purchaser, dated as of September 28, 2015, in exchange for a termination fee to be paid by Purchaser to BKAS.

“Business” means the business of operating the 99 Restaurants chain of restaurants in the United States, including those listed on Section 11.12(a) of the Company Disclosure Schedule (each, a “Restaurant,” and collectively, the “Restaurants”).

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or commercial banks in the City of New York are authorized or required by Law to be closed.

“Business Employee” means (i) all Restaurant employees employed by FNH or its Subsidiaries immediately prior to the Closing; (ii) each employee (other than a Restaurant employee) of FNH or its Subsidiaries whose employment duties immediately prior to the Closing are primarily dedicated to the performance of services (including administrative or back-office support services) for the Business and only to the extent that such employees are set forth on Section 11.12(b) of the Company Disclosure Schedule as of the date of this Agreement (with such list to account for any terminations after the date of this Agreement and before the Closing Date in accordance with Section 5.1(b)(vii)); and (iii) any employees hired by FNH or any of its Subsidiaries after the date of this Agreement and before the Closing Date in accordance with Section 5.1(b)(vii).

“Business Records” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, advertising and promotional materials, marketing information, recipes, menus, studies, pricing information, customer and supplier data, ledgers, journals, technical documentation (design specifications, building and construction plans, architectural and engineering plans, surveys, engineering or property condition reports, zoning reports or letters, environmental reports, title insurance policies, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, release notes, working papers, etc.), and other similar materials in each case related primarily to the Business, but limited, in the case of any of the foregoing that are not exclusively related to the Business, solely to the portion thereof related to the Business.

“Claim Notice” has the meaning set forth in Section 10.3(a).

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Closing Date Balance Sheet” has the meaning set forth in Section 1.11(a)(i).

“Closing Date Net Working Capital Amount” has the meaning set forth in Section 1.11(a)(i).

“Closing Statement” has the meaning set forth in Section 1.11(a)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” has the meaning set forth in Section 2.9(a).

“Company” has the meaning set forth in the Preamble.

“Company Assets” has the meaning set forth in Section 2.18(e).

“Company Benefit Plan” has the meaning set forth in Section 2.15(a).

“Company Certificate” has the meaning set forth in Section 2.1(a).

“Company Debt Assumption” has the meaning set forth in Section 1.1.

“Company Disclosure Schedule” has the meaning set forth in Article II.

“Company LLC Agreement” has the meaning set forth in Section 2.1(a).

“Company Material Adverse Effect” means, (1) with respect to any Seller, any event, change, effect, development or occurrence that, individually or in the aggregate, prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by such Seller of any of the Transactions on a timely basis or the performance by such Seller of its covenants and obligations hereunder and, (2) with respect to the Business, the Company or any of its Subsidiaries, any event, change, effect, development or occurrence that, individually or in the aggregate, (a) has or would be reasonably expected to have a material adverse effect on the Business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by the Company of any of the Transactions on a timely basis or the performance by the Company of its covenants and obligations under any of the Transaction Agreements; provided, however, that (subject to the next proviso) no event, change, effect, development or occurrence, shall be deemed (individually or in the aggregate) to constitute, nor shall any of the foregoing be taken into account in determining whether there has been, a Company Material Adverse Effect as described in clause (2)(a) or (b) of this definition, to the extent that such event, change, effect, development or occurrence results from, arises out of, or relates to: (i) any general United States or global economic conditions, (ii) any conditions generally affecting the restaurant industry or the upscale casual dining segment of the restaurant industry, (iii) any regulatory, legislative or political conditions or securities, credit, financial, debt or other capital markets conditions, or the economy in each case in the United States or any foreign jurisdiction, (iv) any failure, in and of itself, by the Business to meet any internal or published projections, forecasts, estimates or predictions of the Company or FNH, or their Subsidiaries, in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the foregoing shall not preclude any Purchaser Entity from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (v) the public announcement of the Transaction Agreements or the Transactions or the identity of, or any facts or circumstances relating to, Parent or any of its Subsidiaries, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, suppliers, officers or employees, (vi) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any rule, regulation, ordinance, Order, protocol or any other Law of or by any Governmental Entity, (vii) any change in applicable Law, regulation or GAAP (or authoritative interpretations thereof), (viii) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (ix) any taking of any action at the written request of any Purchaser Entity, (x) any reduction in the credit rating of the Company or any of its Subsidiaries to the extent attributable to the expected consummation of the Transactions (it being understood and agreed that the foregoing shall not preclude any Purchaser Entity from asserting that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect) or (xi) any hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions; provided, however, that with respect to clauses (i), (ii), (iii), (vi), (vii), (viii) or (xi), any such event, change, effect, development or occurrence shall be taken into account if it is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, when compared to other, similarly-situated Persons operating in the geographies and industry in which the Company and its Subsidiaries operate.

“Company Material Contract” has the meaning set forth in Section 2.16(a).

“Company Membership Interest” means the outstanding membership interest of the Company.

“Company Proprietary Software” has the meaning set forth in Section 2.17(d).

“Competing Proposal” shall mean, other than the Transactions, any proposal or offer from any Person or Group other than Parent, Purchaser or any of their Subsidiaries for or relating to, in one transaction or a series of related transactions, (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Business, the Company or any of its Subsidiaries; (B) any sale, assignment, license or other transfer of assets involving the Business, the Company or any of its Subsidiaries; (C) the acquisition in any manner, directly or indirectly, of twenty percent (20%) or more of the equity securities (or securities convertible into twenty percent (20%) or more of the equity securities) or assets (including capital stock of any Subsidiaries of the Company) of the Company or any of its Subsidiaries representing twenty percent (20%) or more of the consolidated assets of the Business (based on the fair market value thereof) or of the consolidated revenues, net income or operating cash flow of the Business; (D) the purchase or acquisition, in any manner, directly or indirectly, by any Person or Group of twenty percent (20%) or more of the issued and outstanding equity securities of the Company or any of its Subsidiaries, or of any other Subsidiary of FNH that owns or controls any material asset of the Business or that employs any material Business Employee; or (E) any combination of the foregoing, in the case of each of clauses (A) through (D), other than the Transactions.

“Consents” has the meaning set forth in Section 2.5.

“Contract” has the meaning set forth in Section 2.4.

“Contribution” has the meaning set forth in Section 1.1.

“Deductible” means $1,990,000.

“DLLCA” has the meaning set forth in Section 1.2.

“Effective Time” has the meaning set forth in Section 1.4.

“Environmental Laws” shall mean all applicable foreign, federal, state and local laws, regulations, rules, ordinances and other legal requirements (including common law) relating to pollution or protection of the environment and natural resources, including, without limitation, laws relating to exposure to releases or threatened releases of Hazardous Substances into the environment.

“Environmental Permits” has the meaning set forth in Section 2.19(a).

“ERISA” has the meaning set forth in Section 2.15(a).

“ERISA Affiliate” means any Person which is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with, or member of an “unaffiliated service group” with the Company as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” has the meaning set forth in Section 6.8.

“Expense Reimbursement” has the meaning set forth in Section 9.3(c).

“Fairness Opinion” means one or more opinions from Stephens, Inc. to the effect that, as of the date of this Agreement and based upon and subject to the limitations, qualifications and assumptions set forth therein, the consideration to be given by Parent and Purchaser in the Transaction is fair, from a financial point of view, to Parent and the Parent Shareholders.

“Filings” has the meaning set forth in Section 2.5.

“Final Adjustment Amount” has the meaning set forth in Section 1.11(a)(iv).

“Financial Statements” has the meaning set forth in Section 2.6(a).

“FNF” means Fidelity National Financial, Inc.

“FNF Waiver Agreement” has the meaning set forth in Section 8.2(e).

“FNFV” has the meaning set forth in the Preamble.

“FNH” has the meaning set forth in the Preamble.

“Funds Flow Statement” has the meaning set forth in Section 1.8(a)(xi).

“GAAP” means generally accepted accounting principles in the United States.

“Governing Documents” means the agreements and instruments by which any Person (other than an individual) establishes its legal existence or governs its internal affairs. For example, (a) the Governing Documents of a corporation include its certificate or articles of incorporation and bylaws, (b) the Governing Documents of a limited partnership include its certificate or articles of limited partnership and its limited partnership agreement, and (c) the Governing Documents of a limited liability company include its certificate or articles of formation and, if applicable, its limited liability company operating agreement.

“Governmental Entity” means any transnational, domestic or foreign federal, national, state or local, governmental, regulatory, administrative, judicial or quasi-governmental authority, department, court, agency or official, including any political subdivision thereof, and any arbitrator or arbitral body.

“Group” means “group” within the meaning of Section 13(d) of the Exchange Act.

“Hazardous Substances” means any chemicals, materials, substances or wastes defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” “toxic pollutants,” or words of similar meaning and regulatory effect under any applicable Environmental Law including, without limitation, petroleum and asbestos.

“HSR Act” has the meaning set forth in Section 2.5.

“Indemnified Party” has the meaning set forth in Section 10.3(a).

“Indemnifying Party” or “Indemnifying Parties” has the meaning set forth in Section 10.3(a).

“Independent Accountant” has the meaning set forth in Section 1.11(a)(iii).

“Intellectual Property” means all intellectual property rights throughout the world, including rights in or arising from: (a) patents, patent applications, and the invention and discoveries therein; (b) processes, formulae, know-how and other technology, (c) trade secrets or proprietary confidential information; (d) copyrights and works of authorship (including copyrights in Software, data, databases, applications, code, systems, networks, website content, documentation and related items), and all registrations, renewals and applications for the foregoing; (e) trademarks, service marks, trade names, brand names, logos, emblems, signs, insignia, trade dress and other source indicators, and the goodwill of the business appurtenant thereto, and all applications, registrations and renewals in connection with the foregoing; and (f) Internet domain names.

“Interim Balance Sheet” has the meaning set forth in Section 2.6(a).

“Interim Financial Statements” has the meaning set forth in Section 2.6(a).

“Intervening Event” has the meaning set forth in Section 6.3(c).

“IRS” has the meaning set forth in Section 2.15(a).

“Knowledge” means, with respect to the Company or Purchaser, the actual knowledge of the Persons set forth in Section 11.12(c) of the Company Disclosure Schedule or Section 11.12(d) of the Purchaser Disclosure Schedule, respectively.

“Laws” means, any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation (domestic or foreign), Order or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.

“Lenders” has the meaning ascribed to such term in the Seller Credit Agreement.

“Liability” means any direct or indirect liability, cost, expense, debt or obligation of any kind, character, or description, and whether known or unknown, choate or inchoate, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and regardless of whether or when asserted or by whom.

“Liens” has the meaning set forth in Section 2.2(e).

“Liquor Licenses” has the meaning set forth in Section 2.12(b).

“Losses” means all actual damages, losses, claims, Liabilities, demands, charges, suits, penalties, fines, interest, payments, costs and expenses (including reasonable attorneys’ and other professionals’ fees and disbursements).

“Merger” has the meaning set forth in Section 1.2.

“Merger Consideration” has the meaning set forth in Section 1.10(b).

“Merger Sub” has the meaning set forth in the Preamble.

“Net Working Capital Amount” means the current assets of the Company and its Subsidiaries minus the current liabilities of the Company and its Subsidiaries, in each case determined in accordance with GAAP. A sample calculation of Net Working Capital Amount is set forth on Annex A.

“New LLC Units” means the Units (as defined in the Restated Purchaser LLC Agreement).

“Notice of Intervening Event” has the meaning set forth in Section 6.3(e).

“Notice of Superior Proposal” has the meaning set forth in Section 6.3(e).

“Notice Period” has the meaning set forth in Section 6.3(e).

“NYSE” means The New York Stock Exchange.

“Offered Employee” has the meaning set forth in Section 6.6(a).

“Old LLC Units” means the Units (as defined in that certain Second Amended and Restated Limited Liability Company Agreement, dated as of September 28, 2015, by and among Purchaser and the Persons identified therein as the members of Purchaser).

“Order” means any order, writ, injunction, ruling, decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).

“Ordinary Course of Business” means (i) with respect to the Sellers, the Company or the Business, the usual and ordinary course of normal day-to-day operations of the Business, consistent (in scope, manner, amount and otherwise) with the Sellers’, the Company’s and their Subsidiaries’ past practices through the date of this Agreement, and (ii) with respect to the Purchaser Entities, the usual and ordinary course of normal day-to-day operations of the business of Parent and its Subsidiaries (in scope, manner, amount and otherwise) with Parent’s and its Subsidiaries past practices through the date of this Agreement.

“Outside Date” has the meaning set forth in Section 9.1(b)(i).

“Owned Real Property” has the meaning set forth in Section 2.18(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Board Recommendation” has the meaning set forth in Section 4.3(b).

“Parent Charter” means the Second Amended and Restated Charter of Parent, which shall provide for and include, among other things, the increase in the number of authorized shares of common stock, the reclassification of the outstanding shares of Pre-Closing Parent Common Stock as Parent Class A Common Stock, the authorization of shares of Parent Class B Common Stock, provisions relating to the cancellation of shares of Parent Class B Common Stock in connection with the exchange, from time to time, of New LLC Units as set forth therein and in the Restated LLC Agreement, and an amendment to Section 13 of the current Parent charter.

“Parent Class A Common Stock” has the meaning set forth in Section 4.2(a).

“Parent Class B Common Stock” has the meaning set forth in Section 4.2(a).

“Parent Common Stock” means, collectively, the Parent Class A Common Stock and the Parent Class B Common Stock.

“Parent Preferred Stock” has the meaning set forth in Section 4.2(a).

“Parent SEC Documents” has the meaning set forth in Section 4.6(a).

“Parent SEC Financial Statements” has the meaning set forth in Section 4.6(b).

“Parent Shareholder Approvals” means (i) to approve the Merger, (a) the affirmative vote of the holders of a majority of the outstanding shares of Pre-Closing Parent Common Stock entitled to vote thereon in accordance with applicable Law, and (b) the affirmative vote of a majority of the votes cast by a quorum of the holders of the outstanding shares of Pre-Closing Parent Common Stock that constitute “qualified shares” within the meaning of Section 48-18-704 of the TBCA; (ii) to approve the Parent Charter, (a) to increase Parent’s authorized capital stock and create a new class of Parent Class B Common Stock, affirmative vote of the holders of a majority of the outstanding shares of Pre-Closing Parent Common Stock entitled to vote thereon in accordance with applicable Law, and (b) to amend Section 13 (“Control Share Acquisitions”), the affirmative vote of holders of 66 2/3 percent of the outstanding shares of Pre-Closing Parent Common Stock entitled to vote thereon in accordance with applicable Law; and (iii) in connection with the issuance of the Purchaser Units and the Parent Class B Common Stock to the Sellers as consideration for the Transactions as contemplated hereunder, the affirmative vote of the Parent Shareholders representing a majority of the votes cast with respect to such approval at the Parent Shareholders Meeting.

“Parent Shareholders” means the holders of outstanding shares of Pre-Closing Parent Common Stock.

“Parent Shareholders Meeting” has the meaning set forth in Section 6.1(b).

“PBGC” has the meaning set forth in Section 2.15(c).

“Permits” has the meaning set forth in Section 2.12(a).

“Permitted Lien” means (i) any Liens for Taxes (A) not yet due and payable or (B) which are being contested in good faith by appropriate Proceedings and for which adequate reserves have been taken on the most recent Interim Financial Statements, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) gaps in the chain of title evident from the records of the applicable Governmental Entity maintaining such records, easements, rights-of-way, covenants, restrictions and other encumbrances of record as of the date of this Agreement that, in the aggregate, are not material in amount and that do not, in any case, materially detract from the value or the use of the property subject thereto, (v) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the Ordinary Course of Business that, individually or in the aggregate, are not material in amount and that do not, in any case, materially detract from the value or the use of the property subject thereto, (vi) statutory landlords’ liens and liens granted to landlords under any lease, (vii) nonexclusive licenses to Intellectual Property granted in the Ordinary Course of Business, (viii) any purchase money security interests, equipment leases or similar financing arrangements arising in the Ordinary Course of Business, (ix) any Liens which are disclosed on the Interim Balance Sheet and (x) any Liens for amounts not in excess of $100,000 individually or in the aggregate.

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Property Leases” has the meaning set forth in Section 2.18(f).

“Policies” has the meaning set forth in Section 2.22.

“Pre-Closing Parent Common Stock” means shares of the issued and outstanding Common Stock, par value $0.001, of Parent, issued and outstanding prior to the Closing.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to a Straddle Period, the portion of such Tax period ending on and including the Closing Date.

“Pre-Closing Transactions” has the meaning set forth in Section 1.1.

“Pro Rata Share” of a Seller means an amount equal to the product of (a) the amount of Losses, if any, to which a Purchaser Indemnitee is entitled under Section 10.2(a), multiplied by (b) such Seller’s allocation percentage set forth on the Funds Flow Statement.

“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the Knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“Proxy Statement” has the meaning set forth in Section 6.1(a).

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Assets” has the meaning set forth in Section 4.18(e).

“Purchaser Benefit Plan” means any employee benefit plan, program, policy or contract (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, and each other pension, profit-sharing or other retirement, bonus, deferred compensation, incentive compensation, stock bonus, stock appreciation, stock purchase, stock ownership, restricted stock, restricted stock unit, stock option or other equity-based (whether real or phantom), employment, vacation, holiday, sick leave, welfare benefit, paid time off, leave of absence, tax gross up, disability, death benefit, cafeteria, hospitalization, material fringe benefit, medical, dental, vision, life or other insurance, termination, retention, change in control or severance plan, program, policy or contract) with respect to which any Purchaser Entity or any of its Subsidiaries has any obligation or Liability, contingent or otherwise.

“Purchaser Cap” has the meaning set forth in Section 10.2(b).

“Purchaser Disclosure Schedule” has the meaning set forth in Article IV.

“Purchaser Entity” means any of Parent, Purchaser, and Merger Sub, as applicable.

“Purchaser Entities” means each of Parent, Purchaser, and Merger Sub, as applicable.

“Purchaser Indemnitee” has the meaning set forth in Section 10.2(a).

“Purchaser Material Adverse Effect” means any event, change, effect, development or occurrence, circumstance or effect, that, individually or in the aggregate, (a) has or would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole or (b) prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by the Purchaser Entities of any of the Transactions on a timely basis or the performance by the Purchaser Entities of its covenants and obligations hereunder; provided, however, that (subject to the next proviso) no event, change, effect, development or occurrence, shall be deemed (individually or in the aggregate) to constitute, nor shall any of the foregoing be taken into account in determining whether there has been, a Purchaser Material Adverse Effect as described in clause (a) or (b) of this definition, to the extent that such event, change, effect, development or occurrence results from, arises out of, or relates to: (i) any general United States or global economic conditions, (ii) any conditions generally affecting the restaurant industry or the upscale casual dining segment of the restaurant industry, (iii) any decline in the market price or trading volume of Pre-Closing Parent Common Stock (it being understood that the foregoing shall not preclude the Company or the Sellers from asserting that the facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Purchaser Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Purchaser Material Adverse Effect), (iv) any regulatory, legislative or political conditions or securities, credit, financial, debt or other capital markets conditions, or the economy in each case in the United States or any foreign jurisdiction, (v) any failure, in and of itself, by Parent or its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the foregoing shall not preclude the Company or the Sellers from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Purchaser Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Purchaser Material Adverse Effect), (vi) the public announcement of this Agreement, the Transactions or the identity of, or any facts or circumstances relating to, the Company or the Sellers or their respective Subsidiaries or Affiliates, including the impact of any of the foregoing on the relationships, contractual or otherwise, of Parent or any of its Subsidiaries with customers, suppliers, officers or employees, (vii) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any rule, regulation, ordinance, Order, protocol or any other Law of or by any Governmental Entity, (viii) any change in applicable Law, regulation or GAAP (or authoritative interpretations thereof), (ix) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (x) any taking of any action at the written request of the Company or the Sellers, (xi) any reduction in the credit rating of Parent or any of its Subsidiaries to the extent attributable to the expected consummation of the Merger (it being understood and agreed that the foregoing shall not preclude the Company or the Sellers from asserting that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Purchaser Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Purchaser Material Adverse Effect) or (xii) any hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions; provided, however, that with respect to clauses (i), (ii), (iv), (vii) or (xii), any such event, change, effect, development or occurrence shall be taken into account if it is disproportionately adverse to Parent and its Subsidiaries, taken as a whole, when compared to other, similarly-situated Persons operating in the geographies and industry in which Parent and its Subsidiaries operate.

“Purchaser Material Contract” has the meaning set forth in Section 4.16(a).

“Purchaser Proprietary Software” has the meaning set forth in Section 4.17(d).

“Purchaser Unit Price” means $11.00.

“Purchaser Units” has the meaning set forth in Section 1.10(b).

“Real Property Leases” has the meaning set forth in Section 2.18(b).

“Recommendation Withdrawal” has the meaning set forth in Section 6.3(c).

“Reference Net Working Capital Amount” means negative $9,265,000.

“Registration Rights Agreement” has the meaning set forth in Section 1.8(a)(v).

“Reorganization” has the meaning set forth in Section 1.1.

“Representatives” means, with respect to the Purchaser Entities, the Company or the Sellers, as applicable, a Person’s respective directors, officers, employees, Affiliates, investment bankers, attorneys, accountants and other advisors or other representatives.

“Restated Purchaser LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Purchaser, which shall provide, among other things, for the rights of Sellers to exchange, from time to time, all or a portion of their New LLC Units (together with shares of Parent Class B Common Stock) as set forth therein.

“Restraint” has the meaning set forth in Section 8.1(b).

“Retained Subsidiaries” means all of the direct and indirect Subsidiaries of FNH other than the Company and its direct and indirect Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the Preamble.

“Seller Cap” has the meaning set forth in Section 10.2.

“Seller Credit Agreement” means that certain Credit Agreement, dated as of August 19, 2014, by and among Seller, ABRH, LLC, a Delaware limited liability company, as Borrower, the lenders that are parties thereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders, as amended.

“Seller Indemnitees” has the meaning set forth in Section 10.2(b).

“Separation and Distribution Agreement” means that certain Separation and Distribution Agreement by and between FNF and J. Alexander’s Holdings, Inc. dated as of September 16, 2015.

“Software” has the meaning set forth in Section 2.17(d).

“SOX” has the meaning set forth in Section 4.6(a).

“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its Subsidiaries or (ii) that would be required to be consolidated in such party’s financial statements under generally accepted accounting principles as adopted (whether or not yet effective) in the United States.

“Subscription Agreement” has the meaning set forth in Section 1.8(a)(ii).

“Superior Proposal” means a bona fide written Alternative Proposal (with the percentages set forth in the definition of such term changed from twenty percent (20%) to fifty percent (50%)) that did not result from a breach of Section 6.3 and that Parent’s Board of Directors has determined in its good faith judgment, after consultation with outside legal counsel and its financial advisor, is (i) reasonably likely to be, and reasonably capable of being, consummated in accordance with its terms, and, (ii) if consummated, would be more favorable to Parent’s shareholders from a financial point of view than the Transactions, taken as a whole (including changes to the terms and conditions of this Agreement proposed in response to such Alternative Proposal or otherwise by the Company that, if accepted by Parent and Purchaser, would be binding upon the Company), taking into account and without limitation, (a) all financial considerations, (b) the identity of the Person making the Alternative Proposal, (c) the anticipated timing, conditions and prospects for completion of such Alternative Proposal, (d) the other terms and conditions of such Alternative Proposal and the implications thereof on Parent, including all relevant legal, regulatory and financial aspects of such Alternative Proposal, and the Person making the proposal, and (e) any other aspects of such Alternative Proposal deemed relevant by Parent’s board of directors.

“Surviving Company” has the meaning set forth in Section 1.2.

“Tax” means (i) all income, gross receipts, capital, franchise, sales, use, ad valorem, property, payroll, withholding, escheat or unclaimed property, excise, severance, transfer, employment, estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties (including penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions, additions to tax or additional amounts imposed by any and all federal, state, local, foreign or other Taxing Authority) and (ii) any Liability in respect of any item described in clause (i) payable by reason of contract, assumption, successor or transferee liability, operation of Law, Treasury Regulations Section 1.1502-6(a) (or any similar provision of Law) or otherwise.

“Tax Matters Agreement” means that certain Tax Matters Agreement by and between FNF and J. Alexander’s Holdings, Inc. dated September 16, 2015.

“Tax Return” means any statement, report, return, information return or claim for refund relating to Taxes (including any elections, declarations, schedules or attachments thereto, and any amendments thereof), including, if applicable, any combined, consolidated or unitary return for any group of entities that includes the Company or any of its Subsidiaries.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

“TBCA” has the meaning set forth in Section 1.2.

“Termination Fee” has the meaning set forth in Section 9.3(a).

“Third Party Claim” has the meaning set forth in Section 10.3(a).

“Transaction Agreements” means, with respect to any Person, each of this Agreement and the other agreements, instruments and documents contemplated to be entered into in connection with, pursuant to or in respect of this Agreement and the transactions thereunder, to which such Person is a party.

“Transactions” has the meaning set forth in the Recitals.

“Transfer Taxes” has the meaning set forth in Section 11.11.

“Transferred Employee” has the meaning set forth in Section 6.6(a).

“Transition Services Agreement” means a Transition Services Agreement, which shall provide, among other things, for the services to be provided after the Closing to the Purchaser and the Company by the Sellers and their Affiliates and any mutually agreeable fees and/or reimbursement therefor.

“Treasury Regulations” means the income tax regulations promulgated under the Code.

“WARN” has the meaning set forth in Section 2.9(b).

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IN WITNESS WHEREOF, Parent, Purchaser, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

J. ALEXANDER’S HOLDINGS, INC.

By:	/s/	Lonnie J. Stout II
		Name:	Lonnie J. Stout II
		Title:	President and Chief Executive Officer

J. ALEXANDER’S HOLDINGS, LLC

By:	/s/	Lonnie J. Stout II
		Name:	Lonnie J. Stout II
		Title:	Chief Executive Officer, President and Manager

NITRO MERGER SUB, INC.

By:	/s/	Lonnie J. Stout II
		Name:	Lonnie J. Stout II
		Title:	President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

FIDELITY NATIONAL FINANCIAL VENTURES, LLC

By:	/s/	Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Managing Director and Corporate Secretary

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

FIDELITY NEWPORT HOLDINGS, LLC

By:	/s/	Gregory A. Hayes
		Name:	Gregory A. Hayes
		Title:	Chief Financial Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

99 RESTAURANTS, LLC

By:	/s/	Gregory A. Hayes
		Name:	Gregory A. Hayes
		Title:	Chief Financial Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]